Exhibit 99.2

United States Bankruptcy Court
Southern District of Texas
ENTERED
IN THE UNITED STATES BANKRUPTCY COURT	May 19, 2026
FOR THE SOUTHERN DISTRICT OF TEXAS	Nathan Ochsner, Clerk
HOUSTON DIVISION

X
:
In re:	:	Chapter 11
:
FAT BRANDS INC., et al.,	:	Case No. 26-90126 (ARP)
:
Debtors.[1]	:	(Jointly Administered)
:
X

FINAL ORDER (I) AUTHORIZING THE DEBTORS

TO USE CASH COLLATERAL AND OBTAIN SECURED

POSTPETITION FINANCING; (II) GRANTING LIENS AND

SUPERPRIORITY ADMINISTRATIVE CLAIMS; (III) PROVIDING

ADEQUATE PROTECTION; AND (IV) GRANTING RELATED RELIEF

[Relates to Docket No. 454, 473, 564]

[1]	A complete list of the Debtors in the Chapter 11 Cases and the last four digits of each Debtor’s taxpayer identification number (if applicable) may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://omniagentsolutions.com/FATBrands-TwinHospitality. The Debtors’ mailing address for purposes of the Chapter 11 Cases is 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212.

Upon the emergency motion, dated March 18, 2026 (the “Motion”),2 of the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) for entry of an order pursuant to Sections 105, 361, 362, 363, and 364 of title 11 of the United States Code (as amended, the “Bankruptcy Code”), Rules 2002, 4001, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (as amended, the “Bankruptcy Rules”), and Rules 2002-1, 4001-1(b), 4002-1, and 9013-1 of the Bankruptcy Local Rules for the United States Bankruptcy Court for the Southern District of Texas (as amended, the “Bankruptcy Local Rules”), and the Procedures for Complex Cases in the Southern District of Texas, (A) authorizing (I) the Debtors to use cash collateral, (II) the Debtors to obtain secured superpriority postpetition financing and granting liens and superpriority administrative expense claims, and (III) the Debtors to provide adequate protection to the Prepetition Secured Parties (defined below) under Sections 361, 362 and/or 363 of the Bankruptcy Code, and (B) scheduling interim and final hearings, the Debtors sought, among other things, the following relief:

(i)	the Court’s authorization, pursuant to Sections 363 and 364 of the Bankruptcy Code, for FAT Brands Royalty I, LLC, FAT Brands Fazoli’s Native I, LLC, and FAT Brands GFG Royalty I, LLC (each, a “FBG DIP Borrower”, and together, the “FBG DIP Borrowers”) to (A) enter into a secured superpriority debtor-in-possession financing facility (the “FBG DIP Facility”) and (B) for FAT Brands Inc. (the “FBG Manager”) and each existing and future, direct or indirect, domestic, wholly-owned subsidiary of any of the FBG DIP Borrowers that are Debtors in these Chapter 11 Cases (collectively, the “FBG DIP Guarantors” and, together with the FBG DIP Borrowers, the “FBG DIP Loan Parties”) to enter into guarantees (the “FBG DIP Guarantees”), pursuant to which the FBG DIP Guarantors shall unconditionally, on a joint and several basis, guarantee the FBG DIP Facility, consisting of a non-amortizing multiple draw secured term loan credit facility pursuant to the Debtor-in-Possession Credit Agreement in substantially the form attached hereto as Exhibit A (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to the First Amendment to Debtor-in-Possession Credit Agreement, dated as of April 6, 2026, attached to the Second Interim Order as Exhibit D thereto (the “First Amendment”), the “DIP Credit Agreement” and, together with the Interim Order (I) Authorizing the Debtors to Use Cash Collateral and Obtain Secured Postpetition Financing; (II) Granting Liens and Superpriority Administrative Claims; (III) Providing Adequate Protection; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief [Docket No. 473] (the “Interim Order”), the Second Interim Order (I) Authorizing the Debtors to Use Cash Collateral and Obtain Secured Postpetition Financing; (II) Granting Liens and Superpriority Administrative Claims; (III) Providing Adequate Protection; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief [Docket No. 564] (the “Second Interim Order”) and this order (the “Final Order”), as applicable, the Approved Budget (as defined below), the FBG DIP Guarantees, and all other agreements, documents and instruments delivered or executed in connection therewith, in each case as amended, restated, supplemented or otherwise modified from time to time, collectively, the “FBG DIP Documents”) administered by UMB Bank, N.A., as administrative agent and collateral agent (in such capacities, the “FBG DIP Agent”), and provided by the FBG Prepetition Noteholders (as defined below) (to the extent they hold Class A-2 notes or Class B notes (excluding Class B notes under the FZ Prepetition Indenture)) that participate (in such capacity, together with any successors and assigns permitted under the DIP Credit Agreement, the “FBG DIP Lenders” and, together with the FBG DIP Agent, the “FBG DIP Secured Parties”), which shall be available, subject to the terms and conditions set forth in this Final Order and the other FBG DIP Documents, in an aggregate principal amount of up to (i) $46,140,000 in new money (the “FBG New Money DIP Loans”) and (ii) $138,420,000 in applicable FBG Prepetition Secured Obligations (as defined below) (in the Class A-2 notes and not the B notes or any other tranche) held by the FBG DIP Lenders to be converted into FBG DIP Loans (the “FBG Rolled-Up DIP Loans”) representing a 3:1 roll-up of which $28,800,000 of FBG New Money DIP Loans was made available following entry of the Interim Order with the creation of $86,400,000 of FBG Rolled-Up DIP Loans, up to $1,200,000 was made available following entry of the Second Interim Order with the creation of up to $3,600,000 of FBG Rolled-Up DIP Loans, and up to $16,140,000 was made available following the occurrence of the Bid Deadline (as defined in the Bidding Procedures Order) if there is available cash of less than $5,000,000 in the aggregate across all DIP Loan Parties taking into account forecasted disbursements through the Maturity Date (as defined in the DIP Credit Agreement) (a “Liquidity Need”) with the creation of up to $48,420,000 of FBG Rolled-Up DIP Loans (collectively, the “FBG DIP Loans”);

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Motion or the DIP Credit Agreement (as defined below), as applicable.

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(ii)	the Court’s authorization, pursuant to Sections 363 and 364 of the Bankruptcy Code, for Twin Hospitality I, LLC (the “Twin DIP Borrower” and, together with the FBG DIP Borrowers, the “DIP Borrowers”)[3] to (A) enter into a secured superpriority debtor-in-possession financing facility (the “Twin DIP Facility” and, together with the FBG DIP Facility, the “DIP Facility”), and (B) for Twin Hospitality Group Inc. (the “Twin Manager” and, together with the FBG Manager, the “Managers”), the FBG Manager, and each existing and future, direct or indirect, domestic, wholly-owned subsidiary of the Twin DIP Borrower that is a Debtor in these Chapter 11 Cases (collectively, the “Twin DIP Guarantors” and, together with the Twin DIP Borrower, the “Twin DIP Loan Parties” and, together with the FBG DIP Loan Parties, the “DIP Loan Parties”) to enter into guarantees (the “Twin DIP Guarantees”), pursuant to which the Twin DIP Guarantors shall unconditionally, on a joint and several basis, guarantee the Twin DIP Facility, consisting of a non-amortizing multiple draw secured term loan credit facility pursuant to the DIP Credit Agreement (together with the Interim Order, the Second Interim Order and this Final Order, as applicable, the Approved Budget, the Twin DIP Guarantees, and all other agreements, documents and instruments delivered or executed in connection therewith, in each case as amended, restated, supplemented or otherwise modified from time to time, collectively, the “Twin DIP Documents” and, together with the FBG DIP Documents, the “DIP Documents”) administered by UMB Bank, N.A. as administrative agent and collateral agent (in such capacities, the “Twin DIP Agent” and, together with the FBG DIP Agent, the “DIP Agent”), and provided by the Twin Prepetition Noteholders (as defined below) (to the extent they hold Class A-2-I notes, Class A-2-II notes, or Class B notes) that participate (in such capacity, together with any successors and assigns permitted under the DIP Credit Agreement, the “Twin DIP Lenders” and, together with the Twin DIP Agent, the “Twin DIP Secured Parties”), which shall be available, subject to the terms and conditions set forth in this Final Order and the other Twin DIP Documents, in an aggregate principal amount of up to (i) $30,760,000 in new money (the “Twin New Money DIP Loans” and, together with the FBG New Money DIP Loans, the “New Money DIP Loans”) and (ii) (x) applicable Twin Prepetition Secured Obligations (as defined below) in Class A-2-I notes held by the applicable Twin DIP Lenders to be converted into Twin DIP Loans (the “Twin Senior Rolled-Up DIP Loans”) subject to the Twin Roll-Up Reservation (as defined below) and (y) applicable Twin Prepetition Secured Obligations (as defined below) in Class A-2-II notes held by the applicable Twin DIP Lenders to be converted into Twin DIP Loans (the “Twin Junior Rolled-Up DIP Loans” and, together with Twin Senior Rolled-Up DIP Loans, the “Twin Rolled-Up DIP Loans”), in each case representing a 3:1 roll-up and together totaling $92,280,000 of Twin Rolled-Up DIP Loans, of which $19,200,000 of Twin New Money DIP Loans was made available following entry of the Interim Order with the creation of $57,600,000 of Twin Rolled-Up DIP Loans in the aggregate, up to $800,000 was made available following entry of the Second Interim Order with the creation of up to $2,400,000 of Twin Rolled-Up DIP Loans in the aggregate, and up to $10,760,000 was made available following the occurrence of the Bid Deadline (as defined in the Bidding Procedures Order) if there is a Liquidity Need with the creation of up to $32,280,000 of Twin Rolled-Up DIP Loans in the aggregate (collectively, the “Twin DIP Loans” and, together with the FBG DIP Loans, the “DIP Loans”);[4]

[3]	The DIP Borrowers, collectively with their respective direct and indirect subsidiaries, shall be referred to herein as the “Securitization Entities.”

[4]	For the avoidance of doubt, the Debtors other than the DIP Borrowers and the DIP Guarantors are not DIP Loan Parties, including FB Resid Holdings I, LLC and SEEDS OF COMPASSION FUND, INC.

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(iii)	the Court’s authorization for the DIP Loan Parties to execute the DIP Credit Agreement and the other DIP Documents to which they are a party and to perform such other and further acts as may be necessary or appropriate in connection therewith;

(iv)	the Court’s authorization for the FBG DIP Borrowers to incur the FBG DIP Loans and for the Twin DIP Borrower to incur the Twin DIP Loans, and for the Debtors to use the DIP Loans in accordance with the proposed budget prepared by the Debtors and approved by the DIP Lenders attached as Exhibit B to the Second Interim Order (as updated from time to time pursuant to, and in accordance with, the terms of the DIP Documents, the “Approved Budget”) and in accordance with the stipulated allocation of expenses between the Managers, on the one hand, and the DIP Borrowers (and their Debtor subsidiaries), on the other hand, attached hereto as Exhibit B (the “Stipulated Allocation”), subject to Permitted Variances (as defined below) and as otherwise provided herein and the other DIP Documents;

(v)	the Court’s authorization to grant in favor of the FBG DIP Agent, for the benefit of the FBG DIP Secured Parties, in respect of the FBG DIP Obligations (as defined below), the FBG DIP Superpriority Claim and the FBG DIP Liens in all FBG DIP Collateral (each as defined below), on the terms, conditions and priorities set forth in the FBG DIP Documents, this Final Order, and the relative order and priorities set forth on Annex 1 attached hereto;

(vi)	the Court’s authorization to grant in favor of the Twin DIP Agent, for the benefit of the Twin DIP Secured Parties, in respect of the Twin DIP Obligations (as defined below), the Twin DIP Superpriority Claim and the Twin DIP Liens in all Twin DIP Collateral (each as defined below), on the terms, conditions and priorities set forth in the Twin DIP Documents, this Final Order, and the relative order and priorities set forth on Annex 1 attached hereto;

(vii)	the Court’s authorization for the Debtors to use “cash collateral” as such term is defined in Section 363 of the Bankruptcy Code (the “Cash Collateral”), subject to the limitations set forth herein;[5]

(viii)	the Court’s authorization to grant, as of the Petition Date (as defined below), adequate protection for the benefit of the Prepetition Secured Parties and, subject to certain conditions precedent, certain other prepetition creditors, in each case, as set forth below, including, the Adequate Protection Claims (as defined below) and Adequate Protection Liens (as defined below), in each case to the extent of and as compensation for the Diminution in Value (as defined below), if any, of the Prepetition Secured Parties or other prepetition creditors set forth herein and the payment of fees and expenses to the Prepetition Secured Parties, in each case as set forth more fully below; and

(ix)	the modification by the Court of the automatic stay imposed by Section 362 of the Bankruptcy Code and any other applicable stay (including Bankruptcy Rule 6004) solely to the extent necessary to implement and effectuate the terms and provisions of the DIP Facility, this Final Order and the other DIP Documents and to provide for the immediate effectiveness of this Final Order.

[5]	With respect to the use of Cash Collateral, the Interim Order replaced and superseded the (i) Interim Order (I) Authorizing Debtors to Use Cash Collateral; (II) Granting Adequate Protection for the Use of Cash Collateral; (III) Scheduling a Final Hearing; and (IV) Granting Related Relief [Docket No. 103]; (ii) Second Interim Order (I) Authorizing Debtors to Use Cash Collateral; (II) Granting Adequate Protection for the Use of Cash Collateral; (III) Scheduling a Final Hearing; and (IV) Granting Related Relief [Docket No. 285]; (iii) Third Interim Order (I) Authorizing Debtors to Use Cash Collateral; (II) Granting Adequate Protection for the Use of Cash Collateral; (III) Scheduling a Final Hearing; and (IV) Granting Related Relief [Docket No. 326]; (iv) Fourth Interim Order (I) Authorizing Debtors to Use Cash Collateral; (II) Granting Adequate Protection for the Use of Cash Collateral; (III) Scheduling a Final Hearing; and (IV) Granting Related Relief [Docket No. 387]; and (v) Fifth Interim Order (I) Authorizing Debtors to Use Cash Collateral; (II) Granting Adequate Protection for the Use of Cash Collateral; (III) Scheduling a Final Hearing; and (IV) Granting Related Relief [Docket No. 432] (collectively, the “Interim Cash Collateral Orders”) in their entirety.

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The Court having considered the Motion, the terms of the DIP Facility and the DIP Documents, the Declaration of John C. DiDonato in Support of Debtors’ Chapter 11 Petitions and First Day Relief [Docket No. 15] (the “First Day Declaration”), the Declaration of John C. DiDonato in Support of Debtors’ Motion to Obtain Debtor-in-Possession Financing, the Declaration of Jeff Raithel in Support of Debtors’ Motion to Obtain Debtor-in-Possession Financing, and the evidence submitted at the interim hearing held before the Court on March 19, 2026 to consider entry of the Interim Order (the “Interim Hearing”), the evidence submitted at the final hearing held before the Court on May 19, 2026 to consider entry of this Final Order (the “Final Hearing”); and in accordance with Bankruptcy Rules 2002, 4001(b), (c), and (d), and the Bankruptcy Local Rules, appropriate due and proper notice of the Motion, the Interim Hearing, and the Final Hearing having been given; and it appearing that approval of the relief requested in the Motion is fair and reasonable and in the best interests of the Debtors, their creditors and their estates, and essential for the continued operation of the Debtors’ businesses; and all objections, if any, to the entry of this Final Order having been withdrawn, resolved or overruled by the Court; and after due deliberation and consideration, and for good and sufficient cause appearing therefor:

THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

A. Petition Date. On January 26, 2026 (the “Petition Date”), the Debtors filed voluntary petitions under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”). The Debtors have continued in the management and operation of their businesses and properties as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Cases.

B. Jurisdiction and Venue. The Court has jurisdiction over the Chapter 11 Cases, the Motion, and the parties and property affected hereby pursuant to 28 U.S.C. § 1334. This is a core proceeding under 28 U.S.C. § 157(b). Venue for the Chapter 11 Cases and proceedings on the Motion is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409. The statutory and other predicates for the relief sought herein are sections 105, 361, 362, 363, 364, 507, and 552 of the Bankruptcy Code, Bankruptcy Rules 2002, 4001, 6004, and 9014, and the Bankruptcy Local Rules.

C. Committee Formation. On February 6, 2026, the Office of the United States Trustee for the Southern District of Texas appointed an official committee of unsecured creditors in the Chapter 11 Cases (the “Committee”) [Docket No. 186].

D. Notice. The Final Hearing is being held pursuant to the authorization of Bankruptcy Rule 4001. Notice of the Final Hearing has been provided by the Debtors, by telecopy, email, overnight courier and/or hand delivery, to (a) the Office of the United States Trustee for the Southern District of Texas (the “U.S. Trustee”); (b) White & Case LLP, as counsel to the ad hoc group of Prepetition Noteholders (the “WBS Ad Hoc Group”) and the DIP Lenders; (c) the Office of the United States Attorney General for the Southern District of Texas; (d) the Internal Revenue Service; (e) the Securities and Exchange Commission; (f) counsel to the Prepetition Trustees (as defined below); (g) counsel to the Resid Trustee (as defined in the First Day Declaration); (h) Orrick, Herrington & Sutcliffe LLP, as counsel to the Ad Hoc Group of Twin Peaks Franchisees; (i) those entities or individuals included on the Debtors’ list of thirty (30) largest unsecured creditors on a consolidated basis; (j) the state attorneys general for states in which the Debtors conduct business; (k) counsel to the Resid Noteholders (as defined in the First Day Declaration);(l) counsel to the Committee; (m) counsel to Wilmington Savings Fund Society, as the pending successor trustee for the Resid Notes (as defined in the First Day Declaration); (n) any such other party entitled to notice pursuant to Bankruptcy Local Rule 9013-1(d); and (o) any party that has requested notice pursuant to Bankruptcy Rule 2002 (the “Notice Parties”). Under the circumstances, such notice of the Final Hearing and the relief requested in the Motion complies with Section 102(1) of the Bankruptcy Code, Bankruptcy Rules 2002 and 4001(b) and (c) and the Bankruptcy Local Rules, and no other or further notice need be provided for entry of this Final Order.

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E. Debtors’ Stipulations as to Prepetition Secured Obligations. Subject only to the rights of parties in interest that are set forth in Paragraph 7 below, the Debtors, on their behalf and on behalf of their estates, admit, stipulate, acknowledge, and agree as follows:

(i) FBG Prepetition Secured Obligations. Pursuant to that certain (i) Base Indenture, dated as of March 6, 2020, as amended and restated as of April 26, 2021, and as supplemented by the Series 2021-1 Supplement and Series 2022-1 Supplement thereto, dated as of April 26, 2021 and July 6, 2022, respectively (as further amended, restated, supplemented or otherwise modified from time to time, the “Royalty Prepetition Indenture”), by and among FAT Brands Royalty I, LLC, as issuer, and UMB Bank, N.A. (“UMB”), as trustee (the “Royalty Prepetition Trustee”) and as securities intermediary, (ii) Base Indenture, dated as of December 15, 2021, as amended by Omnibus Amendment No. 1, dated as of March 28, 2025, and as supplemented by the Series 2021-1 Supplement thereto, dated as of December 15, 2021 (as further amended, restated, supplemented or otherwise modified from time to time, the “FZ Prepetition Indenture”), by and among FAT Brands Fazoli’s Native I, LLC, as issuer, UMB, as trustee (the “FZ Prepetition Trustee”) and as securities intermediary, and (iii) Base Indenture, dated as of July 22, 2021, as supplemented by the Series 2021-1 Supplement and 2022-1 Supplement thereto, dated as of July 22, 2021 and December 15, 2022, respectively (as further amended, restated, supplemented or otherwise modified from time to time, the “GFG Prepetition Indenture,” and together with the Royalty Prepetition Indenture and the FZ Prepetition Indenture, the “FBG Prepetition Indentures”)6 by and among FAT Brands GFG Royalty I, LLC, as issuer, and UMB,as trustee (the “GFG Prepetition Trustee” and, together with the Royalty Prepetition Trustee and the FZ Prepetition Trustee, the “FBG Prepetition Trustees,” and each individually a “FBG Prepetition Trustee”) as securities intermediary: (A) on April 26, 2021, FAT Brands Royalty I, LLC issued (i) $97,104,000 in aggregate principal amount of Series 2021-1 Class A-2 senior secured notes with an interest rate of 4.75% and a maturity date of April 25, 2051, (ii) $32,368,000 in principal amount of Series 2021-1 Class B-2 senior subordinated notes with an interest rate of 8.00% and a maturity date of April 25, 2051, and (iii) $15,000,000 in principal amount of Series 2021-1 Class M-2 subordinated notes with an interest rate of 9.00% and a maturity date of April 25, 2051, and, on July 6, 2022, issued (i) $42,696,000 in aggregate principal amount of Series 2022-1 Class A-2 senior secured notes with an interest rate of 4.75% and a maturity date of April 25, 2051, (ii) $14,232,000 in principal amount of Class B-2 senior subordinated notes with an interest rate of 8.00% and a maturity date of April 25, 2051, and (ii) $19,617,000 in principal amount of Class M-2 subordinated notes with an interest rate of 9.00%; (B) on December 15, 2021, Fat Brands Fazoli’s Native I, LLC issued (i) $128,760,000 in aggregate principal amount of Class A-2 senior secured notes with an interest rate of 6.00% and a maturity date of July 25, 2051, (ii) $25,000,000 in principal amount of Class B-2 senior subordinated secured notes with an interest rate of 7.00% and a maturity date of July 25, 2051, and (iii) $40,000,000 in principal amount of Class M-2 subordinated notes with an interest rate of 9.00% and a maturity date of July 25, 2051; and (C) on July 22, 2021, Fat Brands GFG Royalty I, LLC issued (i) $209,000,000 in aggregate principal amount of Series 2021-1 Class A-2 senior secured notes with an interest rate of 6.00% and a maturity date of July 25, 2051, (ii) $84,000,000 in principal amount of Series 2021- 1 Class B-2 senior subordinated notes with an interest rate of 7.00% and a maturity date of July 25, 2051, and (iii) $57,000,000 in principal amount of Series 2021-1 Class M-2 subordinated notes with an interest rate of 9.50% and a maturity date of July 25, 2051, and on December 15, 2022, issued (i) $67,756,000 in aggregate principal amount of Series 2022-1 Class A-2 senior secured notes with an interest rate of 6.00% and a maturity date of July 25, 2051, (ii) $20,261,000 in principal amount of Class B-2 senior subordinated notes with an interest rate of 7.00% and a maturity date of July 25, 2051, and (iii) $25,450,000 in principal amount of Class M-2 subordinated notes with an interest rate of 9.50% and a maturity date of July 25, 2051 (collectively, the “FBG Prepetition Notes,” the holders thereof, the “FBG Prepetition Noteholders,” and together with the FBG Prepetition Trustees, the “FBG Prepetition Secured Parties”).

[6]	The FBG Prepetition Indentures collectively with all other agreements, guarantees, pledges, collateral and security documents, management agreements, control agreements, instruments, certificates, notes and other documents executed, recorded and/or delivered in connection therewith, including without limitation the “Indenture Documents” (as defined in the applicable Base Indenture) shall be referred to herein as the “FBG Prepetition Documents.”

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(ii) Pursuant to the FBG Prepetition Documents, the applicable FBG Prepetition Noteholders were granted first priority liens (the “FBG Prepetition Liens”) on, and security interests in, the Collateral (as defined in and subject to the terms and limitations of the applicable FBG Prepetition Indentures, the “FBG Prepetition Collateral”).

(iii) Pursuant to the FBG Prepetition Documents, each of the Guarantors (as defined in the applicable FBG Prepetition Documents, and together with the FBG DIP Borrowers, the “FBG Prepetition Obligors”) has provided to the applicable FBG Prepetition Trustee an unconditional joint and several guaranty pursuant to, as applicable, (i) that certain Guarantee and Collateral Agreement, dated as of April 26, 2021, by and among the those certain Guarantors (as defined therein) in favor of the Royalty Prepetition Trustee (the “Royalty Guarantee and Collateral Agreement”), (ii) that certain Guarantee and Collateral Agreement, dated as of December 15, 2021, by and among those certain Guarantors (as defined therein) in favor of the FZ Prepetition Trustee (the “FZ Guarantee and Collateral Agreement”), and (iii) that certain Guarantee and Collateral Agreement, dated as of July 22, 2021, by and among those certain guarantors (as defined therein) in favor of the GFG Prepetition Trustee (the “GFG Guarantee and Collateral Agreement,” and together with the Royalty Guarantee and Collateral Agreement and the FZ Guarantee and Collateral Agreement, the “FBG Prepetition Guarantee and Collateral Agreements”), which guaranty is secured by the Collateral (as defined in the applicable FBG Prepetition Guarantee and Collateral Agreement).

(iv) As of the Petition Date, the FBG Prepetition Obligors were indebted and liable to the applicable FBG Prepetition Secured Parties under the applicable FBG Prepetition Documents, without objection, defense, counterclaim or offset of any kind, in respect of notes issued and other financial accommodations made by the FBG Prepetition Secured Parties in the aggregate principal amount of not less than $524,121,438 with respect to the FBG Prepetition Notes plus accrued and unpaid interest thereon, and fees, expenses, premiums, and all other obligations under the FBG Prepetition Documents, including any reasonable and documented attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the FBG Prepetition Documents (collectively with postpetition interest to the extent allowed under the Bankruptcy Code, the “FBG Prepetition Secured Obligations”).

(v) Twin Prepetition Secured Obligations. Pursuant to that certain Base Indenture, dated as of November 21, 2024, as supplemented by the Series 2024-1 Supplement thereto, dated as of November 21, 2024 (as further amended, restated, supplemented or otherwise modified from time to time, the “Twin Prepetition Indenture”),7 by and among Twin Hospitality I, LLC, as issuer, and UMB, as trustee (the “Twin Prepetition Trustee” and, together, with each of the FBG Prepetition Trustees, the “Prepetition Trustees”) and as securities intermediary: on November 21, 2024, Twin Hospitality I, LLC issued $12,124,000 in aggregate principal amount of Series 2024-1 Class A-2-I super senior secured notes and $269,257,000 in aggregate principal amount of Series 2024-1 Class A-2-II senior secured notes, each with an interest rate of 9.00% and a maturity date of October 26, 2054 (collectively, the “Twin Prepetition Notes,” the holders thereof, the “Twin Prepetition Noteholders,” and together with the Twin Prepetition Trustee, the “Twin Prepetition Secured Parties”).8

(vi) Pursuant to the Twin Prepetition Documents, the applicable Twin Prepetition Noteholders were granted first priority liens (the “Twin Prepetition Liens” and, together with the FBG Prepetition Liens, the “Prepetition Liens”) on, and security interests in, the Collateral (as defined in the Twin Prepetition Indenture, the “Twin Prepetition Collateral” and, together with the FBG Prepetition Collateral, the “Prepetition Collateral”).

(vii) Pursuant to the Twin Prepetition Documents, each of the Guarantors (as defined in the Twin Prepetition Documents, and together with the Twin DIP Borrower, the “Twin Prepetition Obligors” and, together with the FBG Prepetition Obligors, the “Prepetition Obligors”) has provided to the Twin Prepetition Trustee an unconditional joint and several guaranty pursuant to, as applicable, that certain Guarantee and Collateral Agreement, dated as of November 21, 2024, by and among those certain Guarantors (as defined therein) in favor of the Twin Prepetition Trustee (the “Twin Guarantee and Collateral Agreement”), which guaranty is secured by the Twin Prepetition Collateral.

7	The Twin Prepetition Indenture collectively with all other agreements, guarantees, pledges, collateral and security documents, management agreements, control agreements, instruments, certificates, notes and other documents executed, recorded and/or delivered in connection therewith, including without limitation the “Indenture Documents” (as defined in the Twin Prepetition Indenture) shall be referred to herein as the “Twin Prepetition Documents.” The Twin Prepetition Documents together with the FBG Prepetition Documents shall be referred to herein as the “Prepetition Documents.”

[8]	The Twin Prepetition Notes, together with the FBG Prepetition Notes, shall be referred to herein as the “Prepetition Notes.” The Twin Prepetition Noteholders, together with the FBG Prepetition Noteholders, shall be referred to herein as the “Prepetition Noteholders.” The Twin Prepetition Secured Parties, together with the FBG Prepetition Secured Parties, shall be referred to herein as the “Prepetition Secured Parties.”

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(viii) As of the Petition Date, the Twin Prepetition Obligors were indebted and liable to the applicable Twin Prepetition Secured Parties under the applicable Twin Prepetition Documents, without objection, defense, counterclaim or offset of any kind, in respect of notes issued and other financial accommodations made by the Twin Prepetition Secured Parties in the aggregate principal amount of not less than $412,265,821.25 with respect to the Twin Prepetition Notes plus accrued and unpaid interest thereon, and fees, expenses, premiums, and all other obligations under the Twin Prepetition Documents, including any reasonable and documented attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the Twin Prepetition Documents (collectively with postpetition interest to the extent allowed under the Bankruptcy Code, the “Twin Prepetition Secured Obligations” and, together with the FBG Prepetition Secured Obligations, the “Prepetition Secured Obligations”).

(ix) Enforceability of Prepetition Secured Obligations. The Prepetition Documents and the Prepetition Secured Obligations are (a) legal, valid, binding, and enforceable against each applicable Debtor that is a party to the applicable Prepetition Documents (other than in respect of the stay of enforcement arising from Section 362 of the Bankruptcy Code) and (b) not subject to any contest, attack, objection, recoupment, defense, counterclaim, offset, subordination, re-characterization, avoidance or other “claim” (as defined in Section 101(5) of the Bankruptcy Code), cause of action or other challenge of any kind or nature under the Bankruptcy Code, under applicable non-bankruptcy law or otherwise.

(x) Enforceability of Prepetition Liens. The Prepetition Liens granted by the Debtors party to, and under, the Prepetition Documents to or for the benefit of the applicable Prepetition Secured Parties as security for the applicable Prepetition Secured Obligations encumber the Prepetition Collateral, as the same existed on the Petition Date. The Prepetition Liens have been properly recorded and perfected under applicable non-bankruptcy law, and are legal, valid, enforceable, non-avoidable, and not subject to contest, avoidance, attack, offset, re-characterization, subordination (subject to any intercreditor agreement) or other challenge of any kind or nature under the Bankruptcy Code (other than in respect of the stay of enforcement arising from Section 362 of the Bankruptcy Code), under applicable non-bankruptcy law or otherwise. As of the Petition Date, and without giving effect to the Interim Order, the Second Interim Order, or this Final Order, the Debtors are not aware, after making due inquiry, of any liens or security interests in the Prepetition Collateral having priority over the Prepetition Liens, except the Permitted Prior Liens (as defined below). The Prepetition Liens were granted to or for the benefit of the applicable Prepetition Secured Parties for fair consideration and reasonably equivalent value, and were granted contemporaneously with the issuance of notes and other financial accommodations secured thereby.

(xi) Cash Collateral. All of the cash of the Debtors that are Prepetition Obligors, including any cash in deposit accounts held by such Prepetition Obligors, wherever located, constitutes Cash Collateral of the applicable Prepetition Secured Parties, unless such cash is subject to a Collateral Exclusion under (and as defined in) the applicable Prepetition Documents.

(xii) Prepetition Defaults. Prior to the Petition Date, the Debtors used certain cash on hand to fund their operations rather than depositing such collections into certain accounts as required under the Prepetition Documents. Such failure, in addition to additional acts and omissions of the Debtors, resulted in events of default and manager termination events under the Prepetition Documents (the “Prepetition Defaults”). On October 23, 2025, the Prepetition Trustees posted a notice stating that they had not received amounts required to be transferred from the Concentration Accounts to the Collection Accounts (each as defined in the applicable Prepetition Documents) on September 5, 2025 and October 10, 2025. The Managers subsequently filed quarterly reports with the U.S. Securities and Exchange Commission disclosing their receipt of the Prepetition Trustees’ notice. The WBS Ad Hoc Group directed the acceleration of all amounts due and owing under the FBG Prepetition Notes and Twin Prepetition Notes on November 17, 2025. As a result, all principal, interest, and other amounts outstanding under the FBG Prepetition Notes and Twin Prepetition Notes became immediately due and payable prior to the Petition Date.

(xiii) Prepetition Limited Guarantees. Pursuant to that certain (i) Limited Guaranty, dated as of July 22, 2021, by and among the FBG Manager and the FBG Prepetition Trustee for the FAT Brands GFG Royalty I, LLC silo, (ii) Limited Guaranty, dated as of December 15, 2021, by and among the FBG Manager and the FBG Prepetition Trustee for the FAT Brands Fazoli’s Native I, LLC silo, and (iii) Limited Guaranty, dated as of November 21, 2024, by and among the Twin Manager and the Twin Prepetition Trustee for the Twin Hospitality I, LLC silo (collectively, the “Limited Guarantees”), the FBG Manager or Twin Manager, as applicable, agreed (i) to be personally and unconditionally liable for any liability, loss, damage, cost, or expense of whatever kind or nature suffered or incurred by the FBG Prepetition Trustee (for the FAT Brands Fazoli’s Native I, LLC and FAT Brands GFG Royalty I, LLC silos only) or the Twin Prepetition Notes Trustee, as applicable, to the extent resulting from or arising out of the occurrence of certain “Trigger Events” (as defined in each Limited Guaranty), and to indemnify and hold harmless the applicable Prepetition Trustee for the same, and (ii) that, as to the parties under the applicable Limited Guaranty, any indebtedness owed by the applicable FBG DIP Loan Parties or the Twin DIP Loan Parties to the applicable guarantor shall be subordinate as to lien, time of payment, and in all other respects to the indefeasible payment in full of all Obligations (as defined in the applicable Prepetition Documents) (other than contingent indemnification obligations under the Prepetition Documents) and that the guarantors under the Limited Guarantees shall not be entitled to enforce or receive payment thereof until all such Obligations have been paid full. As a result of the Prepetition Defaults, one or more Trigger Events have occurred under each Limited Guaranty and, accordingly, the FBG Manager and the Twin Manager, as applicable, are personally and unconditionally liable for the foregoing liabilities, losses, damages, costs, and expenses and required to indemnify the applicable Prepetition Trustee for the same. For the avoidance of doubt, the Limited Guarantees do not apply to the FAT Brands Royalty I, LLC silo.

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(xiv) Prepetition Management Fees. Pursuant to that certain (i) Management Agreement, dated March 6, 2020, by and among the FAT Brands Royalty I, LLC, the FBG Manager, and the Royalty Prepetition Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Royalty Management Agreement”), (ii) Management Agreement, dated December 15, 2021, by and among the FAT Brands Fazoli’s Native I, LLC, the FBG Manager, and the FZ Prepetition Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “FZ Management Agreement”), (iii) Management Agreement, dated July 22, 2021, by and among the FAT Brands GFG Royalty I, LLC, the FBG Manager, and the GFG Prepetition Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “GFG Management Agreement” and together with the Royalty Management Agreement and FZ Management Agreement, the “FBG Management Agreements”), and (iv) Management Agreement, dated November 21, 2024, by and among the Twin Hospitality I, LLC, the Twin Manager, and the Twin Prepetition Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Twin Management Agreement” and, together with the FBG Management Agreements, the “Management Agreements”), the Managers agreed to provide certain management services, subject to various restrictions and covenants, to the FBG DIP Borrowers and the Twin DIP Borrower, as applicable. As of the Petition Date, no Monthly Management Fees (as defined in the Management Agreements), Supplemental Management Fees (as defined in the Management Agreements and, together with the Monthly Management Fees, the “Management Fees”), expenses, or any other amounts or charges were due and owing by the FBG DIP Borrowers, the Twin DIP Borrower, or any other DIP Loan Party to any Manager under the Management Agreements, as applicable.

(xv) No Control. None of the DIP Secured Parties or the Prepetition Secured Parties are control persons or insiders of the Debtors or any of their affiliates by virtue of any of the actions taken with respect to, in connection with, related to, or arising from the DIP Facility, the DIP Documents and/or the Prepetition Documents.

(xvi) No Claims, Causes of Action. As of the date hereof, there exist no claims or causes of action against any of the Prepetition Trustees, any other Prepetition Secured Party, or any DIP Secured Party, in each case, solely in their capacity as such, with respect to, in connection with, related to, or arising from the Prepetition Documents and/or the DIP Documents that may be asserted by the Debtors or any other person or entity as of the Petition Date.

(xvii) Release. The Debtors forever and irrevocably release, discharge, and acquit each of the (a) Prepetition Secured Parties, (b) former, current, or future Affiliates of the Prepetition Secured Parties, and (c) former, current, or future officers, employees, directors, agents, representatives, owners, members, partners, financial and other advisors and consultants, legal advisors, shareholders, managers, consultants, accountants, attorneys, and predecessors and successors in interest of each of the Prepetition Secured Parties and each of their respective Affiliates, in each case acting in such capacity (collectively, the “Releasees”) of and from any and all “claims” (as defined in section 101(5) of the Bankruptcy Code), demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending or threatened including, without limitation, all legal and equitable theories of recovery, arising under common law, statute or regulation or by contract, of every nature and description, that the Debtors may have, as of the date hereof, arising out of, in connection with, or relating to the DIP Facility, the DIP Documents, the Prepetition Documents and/or the transactions contemplated hereunder or thereunder including, without limitation, (x) any so-called “lender liability” or equitable subordination claims or defenses, (y) any and all claims and causes of action arising under the Bankruptcy Code, and (z) any and all claims and causes of action with respect to the validity, priority, extent, enforceability, perfection or avoidability of the liens or claims of any of the Prepetition Secured Parties; provided that, for purposes of the foregoing releases, Prepetition Secured Parties shall not include any Debtor. The Debtors further waive and release any defense, right of counterclaim, right of setoff or deduction to the payment of the Prepetition Secured Obligations which the Debtors now have or may claim to have against the Releasees (solely in their capacities as such) arising out of, connected with, or relating to any and all acts, omissions or events occurring prior to the entry of this Final Order by the Court relating to the Prepetition Documents and/or the transactions contemplated thereunder. Notwithstanding anything herein to the contrary, the foregoing releases shall not release any party for gross negligence, actual fraud or willful misconduct as determined in a final order by a court of competent jurisdiction.

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F. [Reserved].

G. No Credit Available on More Favorable Terms. The Debtors have been and continue to be unable to obtain financing on more favorable terms from sources other than the DIP Secured Parties under the DIP Documents and this Final Order. The Debtors are unable to obtain (a) unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense, (b) credit for money borrowed with priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, or (c) credit for money borrowed secured by a lien on property of the estate that is not otherwise subject to a lien. The Debtors are also unable to obtain credit for borrowed money without granting the DIP Liens and the DIP Superpriority Claims to (or for the benefit of) the DIP Secured Parties.

H. Use of Cash Collateral and Proceeds of the DIP Facility, DIP Collateral and Prepetition Collateral. As a condition to providing the DIP Facility and the consent (or deemed consent) of the Prepetition Secured Parties to the use of Cash Collateral, all Cash Collateral and all proceeds of the DIP Loans shall be used and/or applied in accordance with the terms and conditions of this Final Order, the Approved Budget (subject to the Permitted Variances) and the other DIP Documents, for working capital and other general corporate purposes of the Debtors and the types of expenditures in the Approved Budget and for no other purpose.

I. Adequate Protection for the Prepetition Secured Parties. As adequate protection against the aggregate diminution in value, if any, of the Prepetition Secured Parties’ respective liens and security interests in the applicable Prepetition Collateral (including Cash Collateral) from and after the Petition Date resulting from (i) the use, sale or lease by the Debtors of such collateral, (ii) the imposition of the automatic stay, and (iii) the subordination of their Prepetition Liens and Prepetition Secured Obligations to the Carve-Out (defined below) upon the terms set forth herein (collectively, and to the fullest extent permitted under the Bankruptcy Code or other applicable law, “Diminution in Value”), the Prepetition Secured Parties are entitled to adequate protection, pursuant to sections 361 and 363(e) of the Bankruptcy Code, as set forth in this Final Order and the other DIP Documents; provided that nothing in this Final Order or the other DIP Documents shall (x) be construed as a consent or acknowledgement by any Prepetition Secured Party that it would be adequately protected in the event debtor-in-possession financing is provided by a third party (i.e., other than the DIP Lenders) or a consent to the terms of any other such financing, including the consent to any lien (other than a lien granted pursuant hereto) encumbering the Prepetition Collateral (whether senior or junior) or to the use of Cash Collateral (except under the terms hereof or the DIP Documents), or (y) prejudice, limit or otherwise impair the rights of the Prepetition Trustees (for the benefit of the Prepetition Secured Parties) to seek new, different or additional adequate protection under any circumstances, in each case, without prejudice to any objection of the Debtors, the Committee, or any other party in interest to the grant of any additional or alternative adequate protection and provided that any such additional or alternative adequate protection shall at all times be subordinate and junior to the Carve-Out.

J. Section 552. In light of the use of the Prepetition Collateral (including Cash Collateral), the subordination of the Prepetition Liens and the Adequate Protection Liens (as defined below) of the Prepetition Secured Parties to the Carve-Out, and the granting of the DIP Liens on the DIP Collateral, the Prepetition Secured Parties are entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code and the “equities of the case” exception shall not apply.

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K. Extension of Financing. The DIP Secured Parties have indicated a willingness to provide financing to the Debtors in accordance with the terms of the DIP Credit Agreement and the other DIP Documents (including the Approved Budget) and subject to (i) the entry of this Final Order and (ii) findings by this Court that such financing is essential to the Debtors’ estates, that the DIP Secured Parties are good faith financiers, and that the reversal or modification on appeal of the authorization hereunder for the Debtors to incur the debt under the DIP Facility, or the grant hereunder of the priority of the DIP Liens and the Adequate Protection Liens, does not affect the validity of such debt, or any priority of any such lien so granted, to the extent provided in section 364(e) of the Bankruptcy Code.

L. Business Judgment and Good Faith Pursuant to Section 364(e).

(a) The extension of credit under the DIP Facility, and the fees, expenses and other charges paid and to be paid thereunder are fair, reasonable, and the best available under the circumstances, and the Debtors’ agreement to the terms and conditions of the DIP Documents and to the payment of such fees reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties. Such terms and conditions are supported by reasonably equivalent value and consideration;

(b) the DIP Facility was negotiated in good faith and at arm’s length among the Debtors, the DIP Agent and the other DIP Secured Parties; and

(c) the use of the proceeds to be extended under the DIP Facility will be so extended in good faith and for valid business purposes and uses, as a consequence of which the DIP Secured Parties are entitled to the protection and benefits of section 364(e) of the Bankruptcy Code.

M. Relief Essential; Best Interest. The relief requested in the Motion (and provided in this Final Order) is necessary, essential and appropriate for the continued operation of the Debtors’ businesses and the management and preservation of the Debtors’ assets and property. It is in the best interest of the Debtors’ estates that the Debtors be allowed to enter into the DIP Facility, incur the DIP Obligations and that the Debtors use the Cash Collateral as contemplated herein.

NOW, THEREFORE, on the Motion of the Debtors and the record before this Court with respect to the Motion, including the record made during the Interim Hearing and the Final Hearing, and with the consent of the Debtors, the DIP Secured Parties, and the Prepetition Secured Parties, and good and sufficient cause appearing therefor,

IT IS ORDERED that:

1. Motion Granted. The Motion is granted on a final basis in accordance with the terms and conditions set forth in this Final Order and the DIP Documents. Any objections to the Motion with respect to entry of this Final Order, to the extent not withdrawn, waived or otherwise resolved, and all reservation of rights included therein, are hereby denied and overruled.

2. DIP Facility.

(a) Entry into DIP Facility. Pursuant to the Interim Order, the Debtors were expressly and immediately authorized and empowered to enter into the DIP Facility and to incur and to perform the DIP Obligations in accordance with and subject to the Interim Order and the other DIP Documents, to execute and/or deliver all DIP Documents and all other related instruments, certificates, agreements and documents, and to take all actions which may be reasonably required or otherwise necessary for the performance by the Debtors under the DIP Facility, including the creation and perfection of the DIP Liens described and provided for herein. Pursuant to the Second Interim Order, the Debtors were expressly and immediately authorized and empowered to enter into the First Amendment and to perform their obligations thereunder.

(b) DIP Obligations. Subject to the terms of this Final Order, the Debtors are hereby authorized and empowered to do and perform all acts and pay the principal, interest, fees (including the Backstop Fee (as defined in the DIP Credit Agreement)) and expenses, indemnities and other amounts described herein and in the other DIP Documents as such shall accrue and become due hereunder or thereunder, including, without limitation, the reasonable fees and expenses of the attorneys and financial and other advisors and consultants of the DIP Agent and the DIP Lenders as, and to the extent, provided for herein and in the other DIP Documents (collectively, all loans, advances, extensions of credit, financial accommodations, fees (including the Backstop Fee), expenses, and other liabilities and obligations (including indemnities and similar obligations) in respect of the DIP Loans, the DIP Facility and the DIP Documents, the “DIP Obligations”);9 provided that payment of any invoices of the DIP Agent’s and the DIP Lenders’ professionals’ fees and expenses incurred after entry of the Interim Order shall be subject to the provisions of Paragraph 18(c) of this Final Order. The FBG DIP Documents and all FBG DIP Obligations shall represent, constitute and evidence, as the case may be, valid and binding obligations of the FBG DIP Loan Parties, enforceable against the FBG DIP Loan Parties, their estates and any successors thereto in accordance with their terms. The Twin DIP Documents and all Twin DIP Obligations shall represent, constitute and evidence, as the case may be, valid and binding obligations of the Twin DIP Loan Parties, enforceable against the Twin DIP Loan Parties, their estates and any successors thereto in accordance with their terms. No obligation, payment, transfer or grant of security under the DIP Documents as approved under the Interim Order, the Second Interim Order, or this Final Order shall be stayed, restrained, voided, voidable or recoverable under the Bankruptcy Code or under any applicable non-bankruptcy law, or subject to any defense, reduction, setoff, recoupment or counterclaim. The term of the DIP Facility commenced on the date of entry of the Interim Order and shall end on the Termination Date (as defined below), subject to the terms and conditions set forth herein and in the other DIP Documents.

[9]	The DIP Obligations under the FBG DIP Facility shall be referred to herein as the “FBG DIP Obligations” and the DIP Obligations under the Twin DIP Facility shall be referred to herein as the “Twin DIP Obligations.”

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(c) Authorization to Borrow and Creation of Rolled-Up Loans. To continue to operate their business and preserve and maximize the value of their estates, subject to the terms and conditions of this Final Order and the other DIP Documents (including the Approved Budget (subject to Permitted Variances)), (i) the FBG DIP Borrowers are hereby authorized to borrow (and the FBG DIP Guarantors are authorized to guarantee) the FBG DIP Loans and (ii) the Twin DIP Borrower is hereby authorized to borrow (and the Twin DIP Guarantors are authorized to guarantee) the Twin DIP Loans until the Termination Date (as defined below). For every dollar of FBG New Money DIP Loans that is borrowed, an additional three dollars of FBG Rolled-Up DIP Loans are hereby deemed to have been borrowed and used to repay, satisfy and cancel a commensurate amount of FBG Prepetition Notes. For every dollar of Twin New Money DIP Loans that is borrowed, an additional three dollars of Twin Senior Rolled-Up DIP Loans or Twin Junior Rolled-Up DIP Loans, as applicable, are hereby deemed to have been borrowed and used to repay, satisfy and cancel a commensurate amount of Twin Prepetition Notes. Following the Challenge Period Termination Date (as defined below), subject to any Successful Challenge (defined below) as set forth herein, (A) each issuer of Prepetition Notes that become FBG Rolled-Up DIP Loans, Twin Senior Rolled-Up Loans or Twin Junior Rolled-Up Loans (all such Prepetition Notes, collectively, “Rolled-Up Prepetition Notes”) shall provide to the applicable Prepetition Trustee a cancellation order and such other information and direction, in each case, reasonably requested by such Prepetition Trustee to enable the cancellation of such Rolled-Up Prepetition Notes through the applicable procedures of the Depository Trust Company (“DTC”) or otherwise and (B) each holder of Rolled-Up Prepetition Notes shall submit such Rolled-Up Prepetition Notes for cancellation in accordance with the applicable procedures of DTC; provided if, prior to the Challenge Period Termination Date, there shall be a distribution to any holders of Prepetition Notes or if any holders of Prepetition Notes shall desire or be required to vote, consent, direct or otherwise take action with respect to the Prepetition Notes, the issuers and holders of such Prepetition Notes shall take such actions as are reasonably necessary to allow for such distribution, vote, consent, direction or other action to be made or taken in accordance with procedures and protocols of DTC or otherwise as reasonably requested by the applicable Prepetition Trustee. The borrowing of the Rolled-Up DIP Loans shall be deemed to occur upon the funding of each New Money DIP Loan notwithstanding that the formal cancellation of the related Prepetition Notes may not have been completed on such date. The Borrowers and the DIP Lenders shall coordinate to deliver written notice to the DIP Agent in accordance with the DIP Credit Agreement regarding the corresponding Roll-Up Loan Amounts deemed incurred by the DIP Lenders on each borrowing date, including the amount of Roll-Up Loan Amounts allocable to each DIP Lender. Each DIP Lender’s FBG Rolled-Up DIP Loans shall have DIP Superpriority Claims and DIP Liens solely against the Debtors that were obligors under the respective FBG Prepetition Notes that are rolled up. Each DIP Lender’s Twin Roll-Up DIP Loans shall have DIP Superpriority Claims and DIP Liens solely against the Debtors that were obligors under the Twin Prepetition Notes that are rolled up. For the avoidance of doubt, there shall be no FBG Rolled-Up DIP Loans or Twin Rolled-Up DIP Loans incurred or deemed incurred by the Managers.

(d) FBG Segregated Account. All borrowings of the FBG DIP Facility shall be deposited into a segregated account of the FBG DIP Borrowers (the “FBG Segregated Account”), which will be subject to the FBG DIP Liens on a first priority basis and subject to a Segregated Account Control Agreement in favor of the FBG DIP Agent. The terms of the Segregated Account Control Agreement for the FBG Segregated Account shall permit the FBG DIP Loan Parties to retain full control over the FBG Segregated Account subject to the DIP Documents, and any restrictions in favor of the FBG DIP Agent under such Segregated Account Control Agreement shall not take effect unless an Event of Default (as defined in the DIP Credit Agreement) has occurred or is occurring (subject to any applicable grace periods), subject to the Carve Out Amount being funded into the Escrow Account first. On each Borrowing Date, the FBG DIP Lenders will advance funds to the FBG DIP Agent and the FBG DIP Agent will in turn transfer such funds in accordance with the FBG DIP Borrowers’ notice of borrowing into the FBG Segregated Account. Funds in the FBG Segregated Account may be drawn by the FBG DIP Borrowers consistent with the Approved Budget (taking into account any Permitted Variances). Once withdrawn from the FBG Segregated Account, the funds shall continue to be FBG DIP Collateral (as defined below) until such funds are first used by the FBG DIP Loan Parties. For the avoidance of doubt, the FBG Segregated Account and all funds deposited therein shall be subject only to (i) the Carve-Out, (ii) the FBG DIP Liens, and (iii) the FBG Adequate Protection Liens, and shall not be subject to any other liens, claims, or interests (including, without limitation, any claims, liens, or interests arising under or related to the Management Agreements).

(e) Twin Segregated Account. All borrowings of the Twin DIP Facility shall be deposited into a segregated account of the Twin DIP Borrower (the “Twin Segregated Account” and, together with the FBG Segregated Account, the “Segregated Accounts”), which will be subject to the Twin DIP Liens on a first priority basis and subject to a Segregated Account Control Agreement in favor of the Twin DIP Agent. The terms of the Segregated Account Control Agreement for the Twin Segregated Account shall permit the Twin DIP Loan Parties to retain full control over the Twin Segregated Account subject to the DIP Documents, and any restrictions in favor of the Twin DIP Agent under such Segregated Account Control Agreement shall not take effect unless an Event of Default has occurred or is occurring (subject to any applicable grace period), subject to the Carve Out Amount being funded into Escrow Account first. On each Borrowing Date, the Twin DIP Lenders will advance funds to the Twin DIP Agent and the Twin DIP Agent will in turn transfer such funds in accordance with the Twin Borrowers’ instructions in the notice of borrowing into the Twin Segregated Account. Funds in the Twin Segregated Account may be drawn by the Twin DIP Borrower consistent with the Approved Budget (taking into account any Permitted Variances). Once withdrawn from the Twin Segregated Account, the funds shall continue to be Twin DIP Collateral (as defined below) until such funds are first used by the Twin DIP Loan Parties. For the avoidance of doubt, the Twin Segregated Account and all funds deposited therein shall be subject only to (i) the Carve-Out, (ii) the Twin DIP Liens, and (iii) the Twin Adequate Protection Liens, and shall not be subject to any other liens, claims, or interests (including, without limitation, any claims, liens, or interests arising under or related to the Management Agreements).

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(f) Conditions Precedent. The DIP Lenders shall have no obligation to make any extension of credit under the DIP Facility or any other financial accommodation hereunder or under the other DIP Documents unless all conditions precedent to making DIP Loans under the DIP Documents have been satisfied or waived in accordance with the terms of the DIP Documents, including, without limitation, the satisfaction or waiver of certain milestones set forth in the DIP Documents.

(g) FBG DIP Collateral. As used herein, “FBG DIP Collateral” shall mean all now owned or hereafter acquired assets and property in which the FBG DIP Loan Parties and their estates have an interest, whether real or personal, tangible or intangible, or otherwise, whenever acquired, including, without limitation, all FBG Prepetition Collateral, all assets and property pledged under the FBG DIP Documents, including the equity interests of each FBG DIP Borrower and FBG DIP Guarantor and their subsidiaries, any intercompany loans made and outstanding by the FBG DIP Loan Parties before or during the Chapter 11 Cases, any Management Fees, the Escrow Account Residual Balance (to the extent provided in Paragraph 8(c)), any Manager Advances, all cash, any investment of such cash, inventory, accounts receivable, including intercompany accounts receivable (and all rights associated therewith), other rights to payment whether arising before or after the Petition Date, contracts, contract rights, franchise agreements, product sourcing agreements, chattel paper, goods, investment property, inventory, deposit accounts (including the Collection Account and Concentration Account described in the DIP Documents and the FBG Segregated Account) and in each case all amounts on deposit therein from time to time, equity interests, securities accounts, securities entitlements, securities, commercial tort claims, books, records, plants, equipment, general intangibles, documents, instruments, interests in leases and leaseholds, interests in real property, fixtures, payment intangibles, tax or other refunds, insurance proceeds, letters of credit, letter of credit rights, supporting obligations, machinery and equipment, patents, copyrights, trademarks, tradenames, other intellectual property, all licenses therefor, and all proceeds, rents, profits, products and substitutions, if any, of any of the foregoing; provided, however, that, notwithstanding anything herein to the contrary, the FBG DIP Collateral shall not include (i) the Escrow Account, (ii) any Excluded Assets (as defined in the DIP Documents), (iii) any causes of action for preferences, fraudulent conveyances, and other avoidance power claims under sections 502(d), 542, 544, 545, 547, 548, 549, 550, 551, 553(b), or 724(a) of the Bankruptcy Code or any other avoidance actions under the Bankruptcy Code or applicable state-law equivalents (the “Avoidance Actions”) belonging to the FBG DIP Loan Parties, but shall include the proceeds of Avoidance Actions (the “Avoidance Action Proceeds”) belonging to the FBG DIP Loan Parties and (iv) the FBG DIP Loan Parties’ non-residential real property leases (except to the extent such non-residential real property leases constitutes Prepetition Collateral); provided, however, that the Adequate Protection Collateral shall include the proceeds of such leases.

(h) Twin DIP Collateral. As used herein, “Twin DIP Collateral” shall mean all now owned or hereafter acquired assets and property in which the Twin DIP Loan Parties and their estates have an interest, whether real or personal, tangible or intangible, or otherwise, whenever acquired, including, without limitation, all Twin Prepetition Collateral, all assets and property pledged under the Twin DIP Documents, including the equity interests of the Twin DIP Borrower and each Twin DIP Guarantor and their subsidiaries, any intercompany loans made and outstanding by the Twin DIP Loan Parties before or during the Chapter 11 Cases, any Management Fees, the Escrow Account Residual Balance (to the extent provided in Paragraph 8(c)), any Manager Advances, all cash, any investment of such cash, inventory, accounts receivable, including intercompany accounts receivable (and all rights associated therewith), other rights to payment whether arising before or after the Petition Date, contracts, contract rights, franchise agreements, product sourcing agreements, chattel paper, goods, investment property, inventory, deposit accounts (including the Collection Account and Concentration Account described in the DIP Documents and the Twin Segregated Account) and in each case all amounts on deposit therein from time to time, equity interests, securities accounts, securities entitlements, securities, commercial tort claims, books, records, plants, equipment, general intangibles, documents, instruments, interests in leases and leaseholds, interests in real property, fixtures, payment intangibles, tax or other refunds, insurance proceeds, letters of credit, letter of credit rights, supporting obligations, machinery and equipment, patents, copyrights, trademarks, tradenames, other intellectual property, all licenses therefor, and all proceeds, rents, profits, products and substitutions, if any, of any of the foregoing; provided, however, that, notwithstanding anything herein to the contrary, the Twin DIP Collateral shall not include (i) the Escrow Account, (ii) any Excluded Assets (as defined in the DIP Documents), (iii) any Avoidance Actions belonging to the Twin DIP Loan Parties, but shall include Avoidance Action Proceeds belonging to the Twin DIP Loan Parties and (iv) the Twin DIP Loan Parties’ non-residential real property leases (except to the extent such non-residential real property leases constitutes Prepetition Collateral); provided, however, that the Adequate Protection Collateral shall include the proceeds of such leases.10

(i) FBG DIP Liens. Effective immediately upon the entry of the Interim Order, the FBG DIP Agent for the ratable benefit of the FBG DIP Secured Parties was granted the following security interests and liens, which were immediately valid, binding, perfected, continuing, enforceable and non-avoidable without the necessity of the execution, recordation or filing by any party of any security agreements, control agreements, pledge agreements, financing statements, mortgages or other similar documents, or the possession or control by any FBG Prepetition Trustee of any FBG DIP Collateral (all liens and security interests granted to the FBG DIP Agent for the benefit of the FBG DIP Secured Parties pursuant to the Interim Order, the Second Interim Order, this Final Order and the other FBG DIP Documents, the “FBG DIP Liens”):

[10]	The FBG DIP Collateral and the Twin DIP Collateral shall, together, be referred to herein as the “DIP Collateral.”

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(i) First Priority Liens on Unencumbered Property. Pursuant to section 364(c)(2) of the Bankruptcy Code, valid, enforceable, perfected and non-avoidable first priority liens on and security interests in all FBG DIP Collateral that was not encumbered by the FBG Prepetition Liens, including the FBG Segregated Account, the Escrow Account Residual Balance (to the extent provided in Paragraph 8(c)), all proceeds of the DIP Facility and Avoidance Action Proceeds (collectively, the “FBG Unencumbered Property”), which FBG DIP Liens shall be subject and subordinate only to (1) the Carve-Out, (2) liens or security interests solely to the extent any such liens and security interests were valid, non-avoidable, and properly perfected as of the Petition Date (or were in existence immediately prior to the Petition Date and are properly perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code) and were senior to any applicable Prepetition Liens (collectively, “Permitted Prior Liens”),11 and (3) the Intercompany Liens (as defined below); provided that the DIP Liens shall have first priority with respect to the proceeds or recovery on account of any Manager Advances; and

(ii) Liens on Prepetition Collateral. Pursuant to sections 364(c)(3) and 364(d) of the Bankruptcy Code, valid, enforceable, perfected and non-avoidable liens on and security interests in all FBG DIP Collateral (other than FBG Unencumbered Property), which FBG DIP Liens (A) shall be subject and subordinate only to (1) the Carve-Out, (2) the Permitted Prior Liens, and (3) the Intercompany Liens, and (B) shall be senior and priming to the FBG Prepetition Liens, any liens junior to the FBG Prepetition Liens, the FBG Adequate Protection Liens, and any other prepetition or postpetition liens or other interests of any kind of any other person or entity with respect to the FBG DIP Collateral, whether created voluntarily or involuntarily (including by order of a court), in each case, other than the Carve-Out, Permitted Prior Liens and Intercompany Liens; provided that the DIP Liens shall have first priority with respect to the proceeds or recovery on account of any Manager Advances.

(j) Twin DIP Liens. Effective immediately upon the entry of the Interim Order, the Twin DIP Agent for the ratable benefit of the Twin DIP Secured Parties was granted the following security interests and liens, which were immediately valid, binding, perfected, continuing, enforceable and non-avoidable without the necessity of the execution, recordation or filing by any party of any security agreements, control agreements, pledge agreements, financing statements, mortgages or other similar documents, or the possession or control by the Twin Prepetition Trustee of any Twin DIP Collateral (all liens and security interests granted to the Twin DIP Agent for the benefit of the Twin DIP Secured Parties pursuant to the Interim Order, the Second Interim Order, this Final Order and the other Twin DIP Documents, the “Twin DIP Liens” and, together with the FBG DIP Liens, the “DIP Liens”):

(i) First Priority Liens on Unencumbered Property. Pursuant to section 364(c)(2) of the Bankruptcy Code, valid, enforceable, perfected and non-avoidable first priority liens on and security interests in all Twin DIP Collateral that was not encumbered by the Twin Prepetition Liens, including the Twin Segregated Account, the Escrow Account Residual Balance (to the extent provided in Paragraph 8(c)), all proceeds of the DIP Facility and Avoidance Action Proceeds (collectively, the “Twin Unencumbered Property”), which Twin DIP Liens shall be subject and subordinate only to (1) the Carve-Out, (2) the Permitted Prior Liens, and (3) the Intercompany Liens; provided that, the DIP Liens shall have first priority with respect to the proceeds or recovery on account of Manager Advances; and

(ii) Liens on Prepetition Collateral. Pursuant to sections 364(c)(3) and 364(d) of the Bankruptcy Code, valid, enforceable, perfected and non-avoidable liens on and security interests in all Twin DIP Collateral (other than Twin Unencumbered Property), which Twin DIP Liens (A) shall be subject and subordinate to (1) the Carve-Out, (2) Permitted Prior Liens, and (3) the Intercompany Liens, and (B) shall be senior and priming to the Twin Prepetition Liens, any liens junior to the Twin Prepetition Liens, the Twin Adequate Protection Liens, and any other prepetition or postpetition liens or other interests of any kind of any other person or entity with respect to the Twin DIP Collateral, whether created voluntarily or involuntarily (including by order of a court), in each case, other than the Carve-Out, Permitted Prior Liens and Intercompany Liens; provided that, the DIP Liens shall have first priority with respect to the proceeds or recovery on account of Manager Advances.

[11]	Permitted Prior Liens shall include (x) any liens securing any Manager Advances or claims related thereto and (y) any liens on FBG Manager’s equity interests in Twin Manager, in each case solely to the extent that such liens were valid, non-avoidable, and properly perfected as of the Petition Date (or were in existence immediately prior to the Petition Date and are properly perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code) and were senior to any applicable Prepetition Liens.

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(k) Other Provisions Relating to the DIP Liens. The FBG DIP Liens shall secure all of the FBG DIP Obligations; provided that each DIP Lender’s FBG Rolled-Up DIP Loans shall have liens solely against the Debtors that were obligors under the FBG Prepetition Notes that are rolled up. The FBG DIP Liens shall not, without the prior written consent of the Required FBG DIP Lenders, be made subject to, subordinate to, or pari passu with, any other lien or security interest, other than to the extent expressly provided herein, by any Court order heretofore or hereafter entered in the Chapter 11 Cases. The Twin DIP Liens shall secure all of the Twin DIP Obligations; provided that each DIP Lender’s Twin Rolled-Up DIP Loans shall have liens solely against the Debtors that were obligors under the Twin Prepetition Notes that are rolled up. The Twin DIP Liens shall not, without the prior written consent of the Required Twin DIP Lenders, be made subject to, subordinate to, or pari passu with, any other lien or security interest, other than to the extent expressly provided herein, by any Court order heretofore or hereafter entered in the Chapter 11 Cases. The DIP Liens shall be valid and enforceable against any trustee appointed in the Chapter 11 Cases, upon the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code or in any other proceedings related to any of the foregoing (such cases or proceedings, “Successor Cases”), and/or upon the dismissal of any of the Chapter 11 Cases. The DIP Liens and the Adequate Protection Liens shall not be subject to sections 510, 549, 550 or 551 of the Bankruptcy Code or the “equities of the case” exception of section 552 of the Bankruptcy Code or section 506(c) of the Bankruptcy Code. If the granting of the DIP Liens against any of the DIP Collateral is in any way prohibited or restricted under any of the Debtors’ organizational documents, such organizational documents are hereby modified solely to permit the granting of the DIP Liens. The DIP Liens and Adequate Protection Liens shall be subject to the priorities set forth in Annex 1.

(l) Superpriority Administrative Claims Status. The FBG DIP Obligations shall, pursuant to section 364(c)(1) of the Bankruptcy Code, at all times constitute joint and several allowed superpriority claims (the “FBG DIP Superpriority Claims”) of the FBG DIP Agent, for the benefit of the FBG DIP Secured Parties, against each of the FBG DIP Loan Parties on a joint and several basis, and shall be payable from and have recourse to all FBG DIP Collateral. The Twin DIP Obligations shall, pursuant to section 364(c)(1) of the Bankruptcy Code, at all times constitute joint and several allowed superpriority claims (the “Twin DIP Superpriority Claims” and, together with the FBG DIP Superpriority Claims, the “DIP Superpriority Claims”) of the Twin DIP Agent, for the benefit of the Twin DIP Secured Parties, against each of the Twin DIP Loan Parties on a joint and several basis, and shall be payable from and have recourse to all Twin DIP Collateral. The DIP Superpriority Claims shall be subject and subordinate to the payment of the Carve-Out in full in cash, as set forth in Annex 1. Other than as expressly provided herein, including in Paragraph 8 hereof with respect to the Carve-Out, no costs or expenses of administration with respect to the Debtors, including, without limitation, professional fees allowed and payable under sections 328, 330 and 331 of the Bankruptcy Code, or otherwise, that have been or may be incurred in these proceedings or in any Successor Cases, and no priority claims are, or will be, senior to, prior to or pari passu with the DIP Liens, the DIP Superpriority Claims or any of the DIP Obligations, or with any other claims of the DIP Secured Parties arising hereunder or under the other DIP Documents, or otherwise in connection with the DIP Facility.

(m) Authorization and Approval to Use Cash Collateral and Proceeds of DIP Facility.

(i) Subject to the terms and conditions of this Final Order and the other DIP Documents, and to the adequate protection granted to or for the benefit of the Prepetition Secured Parties as hereinafter set forth, the Debtors are authorized during the period from the entry of the Interim Order through and including the Termination Date, unless extended by written agreement of the Required Lenders under, and as defined, in the DIP Credit Agreement (the “Required DIP Lenders”) on notice to the Prepetition Trustees to (a) request and use proceeds of the DIP Loans, in each case consistent with the terms and conditions of this Final Order and the DIP Documents, including the Approved Budget (subject to Permitted Variances), the Budget Covenants as defined and described in Paragraph 2(o) below, and the Stipulated Allocation and (b) use all Cash Collateral including, for the avoidance of doubt, through and including the Plan Effective Date (as defined below). The Approved Budget may only be amended, restated, supplemented, modified, replaced, or extended in accordance with this Final Order and the DIP Documents and the prior written consent of the Required DIP Lenders (on notice to the DIP Agent) without further order of the Court; provided that any such amended, restated, supplemented, modified, replaced, or extended Approved Budget shall be served upon the U.S. Trustee, the Prepetition Trustees, and counsel to the Committee within one (1) business day of approval by the Required DIP Lenders.

(ii) Any funds transferred from any Securitization Entity to either Manager shall be made in accordance with the Approved Budget (subject to the Permitted Variance), shall be subject to the Stipulated Allocation and shall be applied first to payment of any Management Fee payable to the applicable Manager for the provision of manager services under the applicable Management Agreement. In addition, any such funds transferred to either Manager shall be documented in accordance with the DIP Documents, shall give rise to Intercompany Claims by the applicable DIP Loan Party in accordance with Paragraph 13, and shall constitute DIP Collateral subject to the DIP Liens; provided that, funds transferred from any Securitization Entity to either Manager to pay Management Fees shall not give rise to Intercompany Claims as between such Securitization Entity and such Manager, but shall remain the Cash Collateral of the DIP Lenders so long as they are held by a DIP Loan Party.

(iii) No proceeds of the DIP Facility or any other cash of the DIP Loan Parties shall be transferred to any Debtor that is not a DIP Loan Party without (a) the prior written consent of the Required DIP Lenders and two business days’ notice to the Committee (or as soon as reasonably practicable) or (b) as may be ordered by the Court.

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(n) Budget. Attached to the Second Interim Order as Exhibit B is a rolling 13- week cash flow budget (the “Initial Approved Budget”) that reflects on a line-item basis, separated by each prepetition securitization silo, the Debtors’ consolidated (i) weekly projected cash receipts (including from non-ordinary course assets sales), (ii) weekly projected disbursements (including ordinary course operating expenses, bankruptcy-related expenses under the Chapter 11 Cases, capital expenditures, and estimated fees and expenses of the DIP Agent (including counsel and financial advisors therefor) and any other fees and expenses relating to the DIP Facility), and (iii) the sum of weekly unrestricted cash on hand and cash in the Segregated Accounts (collectively, “Liquidity”), in each case consistent with the Stipulated Allocation. The Debtors shall prepare and deliver to the Specified Financial Advisor (as defined in the DIP Credit Agreement) and the DIP Agent (for distribution to the DIP Lenders) an updated “rolling” consolidated 13-week budget, separated by each prepetition securitization silo, consistent with the Stipulated Allocation and in accordance with section 5(a) of the DIP Credit Agreement (or, at the option of the DIP Borrowers, more frequently) (the “Updated Budget”), which shall become the then “Approved Budget” upon the written consent of the Required DIP Lenders (and to the extent any Updated Budget is not approved by the Required DIP Lenders, the Approved Budget that is then in effect shall continue to constitute the Approved Budget for purposes of the DIP Facility). The DIP Borrowers shall, beginning on the week ending April 5, 2026 and bi-weekly thereafter, and no later than 5:00 p.m. (prevailing Eastern Time) on or prior to the fourth business day of such week, provide Approved Budget variance reports setting forth (i) the Debtors’ cash receipts, expenditures, and disbursements on a line-by-line and aggregate basis (including debt service, professional fees and capital expenditures) during the rolling four-week period (or for a shorter period if applicable based on the latest Updated Budget); (ii) disbursements for the Debtors’ administrative expenses in the Chapter 11 Cases, including professional fees; and (iii) the variance in dollar amounts and as a percentage of the actual receipts and disbursements (including debt service, professional fees and capital expenditures) for each immediately preceding rolling four-week period (or for a shorter period if applicable based on the latest Updated Budget) from those reflected in the corresponding period in the Approved Budget.

(o) Budget Covenants. The Debtors shall only incur DIP Obligations and expend Cash Collateral and other DIP Collateral proceeds in accordance with the Approved Budget, subject to the Permitted Variances under (and as defined in) the DIP Credit Agreement. For the avoidance of doubt, see section 5(b) of the DIP Credit Agreement for variance and liquidity reporting. The foregoing budget-related covenants are collectively referred to herein as the “Budget Covenants.” For the avoidance of doubt, the foregoing shall not limit the timely payment of Allowed Professional Fees that benefit from the Carve-Out as set forth in Paragraph 8. Notwithstanding anything to the contrary in this Final Order, the Debtors shall not be deemed to have breached the Budget Covenants to the extent the actual professional fees, costs and expenses of the Debtors’ advisors, the DIP Agent’s advisors, the Prepetition Secured Parties’ advisors, and the advisors to the Committee, respectively, exceed the applicable estimated amounts for such fees, costs, and expenses as set forth in the Approved Budget. Notwithstanding the foregoing, the DIP Borrowers shall test the Permitted Variance only in accordance with the then-operative Approved Budget.

(p) DIP Proceeds Not Subject to Permitted Prior Liens. Notwithstanding anything herein to the contrary, neither the DIP Loans, the proceeds thereof, nor any Intercompany Claims arising from the transfer of DIP Loans or proceeds thereof, shall be subject to any liens or security interests (including any Permitted Prior Liens) other than the DIP Liens, the Adequate Protection Liens, the Resid Issuer Intercompany Liens (as defined below) (if any), and the Resid Adequate Protection Liens (as defined below) (if any).

3. Adequate Protection for Prepetition Secured Parties. As adequate protection for the interests of the Prepetition Secured Parties in the Prepetition Collateral (including Cash Collateral), from and after the Petition Date, pursuant to sections 361 and 363(e) of the Bankruptcy Code and subject to any timely Successful Challenge (as defined below) of the Prepetition Liens pursuant to an order of the Court that is final and not subject to further appeal:

(a) The FBG Adequate Protection Liens. As security for and to the extent of the Diminution in Value, if any, of the FBG Prepetition Liens in the applicable FBG Prepetition Collateral (including Cash Collateral) from and after the Petition Date, each FBG Prepetition Trustee, for the benefit of itself and the applicable FBG Prepetition Noteholders that benefit from the FBG Prepetition Liens, is hereby granted (effective and perfected as of the entry of the Interim Order, and without the necessity of the execution, recordation or filing by any party of any security agreements, control agreements, pledge agreements, financing statements, mortgages or other similar documents, or the possession or control by any FBG Prepetition Trustee of any FBG DIP Collateral) valid, binding, enforceable and automatically perfected replacement liens on and security interests in all FBG DIP Collateral held by the applicable FBG Prepetition Obligors under the applicable FBG Prepetition Indentures, including all now-owned and hereafter acquired real and personal property (whether acquired pre- or postpetition) of the FBG DIP Loan Parties, the Escrow Account Residual Balance (to the extent provided in Paragraph 8(c) below), and postpetition Intercompany Claims of the FBG DIP Loan Parties (the “FBG Adequate Protection Liens”); provided that, for the avoidance of doubt, any Prepetition Secured Party shall only receive FBG Adequate Protection Liens at the Prepetition Obligors for its applicable Prepetition Secured Notes. The FBG Adequate Protection Liens shall be (a) subject and subordinate to the Carve-Out, the Permitted Prior Liens, the Intercompany Liens, the FBG DIP Liens, and any Manager Advances (solely to the extent such security interest or lien was validly perfected, enforceable, and nonavoidable as of the Petition Date or validly perfected subsequent to the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code and were senior to the applicable Prepetition Liens), and (b) senior to any and all other liens and security interests in the FBG DIP Collateral, as set forth in Annex 1.

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(b) The Twin Adequate Protection Liens. As security for and to the extent of Diminution in Value, if any, of the Twin Prepetition Liens in the applicable Twin Prepetition Collateral (including Cash Collateral) from and after the Petition Date, the Twin Prepetition Trustee, for the benefit of itself and the Twin Prepetition Noteholders, is hereby granted (effective and perfected as of the entry of the Interim Order, and without the necessity of the execution, recordation or filing by any party of any security agreements, control agreements, pledge agreements, financing statements, mortgages or other similar documents, or the possession or control by the Twin Prepetition Trustee of any Twin DIP Collateral) valid, binding, enforceable and automatically perfected replacement liens on and security interests in all Twin DIP Collateral, including all now-owned and hereafter acquired real and personal property (whether acquired pre-or postpetition) of the Twin DIP Loan Parties, the Escrow Account Residual Balance (to the extent provided in Paragraph 8(c) below), and postpetition Intercompany Claims of the Twin DIP Loan Parties (the “Twin Adequate Protection Liens” and, together with the FBG Adequate Protection Liens, the “Adequate Protection Liens”); provided, further, that, notwithstanding anything in this Final Order to the contrary, in no event shall Adequate Protection Liens or Intercompany Liens granted herein relating to the Debtors’ insurance policies, if any, interfere with any rights held by a landlord under such policies to any such insurance proceeds for damage to landlord’s property. The Twin Adequate Protection Liens shall be (a) subject and subordinate to the Carve-Out, the Permitted Prior Liens, the Intercompany Liens, the Twin DIP Liens, any Manager Advances (solely to the extent such security interest or lien was validly perfected, enforceable, and nonavoidable as of the Petition Date or validly perfected subsequent to the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code and were senior to the applicable Prepetition Liens), and (b) senior to any and all other liens and security interests in the Twin DIP Collateral, as set forth in Annex 1.

(c) FBG Prepetition Notes Adequate Protection Claims. Each FBG Prepetition Trustee, for the benefit of itself and the applicable FBG Prepetition Noteholders that benefit from the FBG Prepetition Liens, is hereby granted, to the extent of Diminution in Value, if any, of the FBG Prepetition Liens in the applicable FBG Prepetition Collateral (including Cash Collateral) from and after the Petition Date, an allowed superpriority expense claim as contemplated by section 507(b) of the Bankruptcy Code, against each of the applicable FBG Prepetition Obligors under the applicable FBG Prepetition Indentures in each of their respective Chapter 11 Cases and any Successor Cases (the “FBG Adequate Protection Claims”), which shall be payable by each of the FBG Prepetition Obligors under the applicable FBG Prepetition Indentures on a joint and several basis, and shall have recourse to all FBG DIP Collateral held by such FBG Prepetition Obligors and the Escrow Account Residual Balance (to the extent provided in Paragraph 8(c) below). The FBG Adequate Protection Claims shall be (a) subject and subordinate to the Carve-Out, the postpetition Intercompany Claims at the applicable FBG DIP Loan Parties, and the FBG DIP Superpriority Claims at the applicable FBG DIP Loan Parties and (b) senior to any and all other administrative expense claims and all other claims against the applicable FBG Prepetition Obligors and their estates, now existing or hereafter arising, of any kind or nature, as set forth in Annex 1.

(d) Twin Prepetition Notes Adequate Protection Claims. The Twin Prepetition Trustee, for the benefit of itself and the Twin Prepetition Noteholders that benefit from the Twin Prepetition Liens, is hereby granted, to the extent of Diminution in Value, if any, of the Twin Prepetition Liens in the applicable Twin Prepetition Collateral (including Cash Collateral) from and after the Petition Date, an allowed superpriority expense claim as contemplated by section 507(b) of the Bankruptcy Code, against each of the applicable Twin Prepetition Obligors under the Twin Prepetition Indenture in each of their respective Chapter 11 Cases and any Successor Cases (the “Twin Adequate Protection Claims” and, together with the FBG Adequate Protection Claims, the “Adequate Protection Claims”), which shall be payable by each of the applicable Twin Prepetition Obligors on a joint and several basis, and shall have recourse to all Twin DIP Collateral held by such Twin Prepetition Obligors and the Escrow Account Residual Balance (to the extent provided in Paragraph 8(c) below). The Twin Adequate Protection Claims shall be (a) subject and subordinate to the Carve-Out, the postpetition Intercompany Claims at the applicable Twin DIP Loan Parties, and the Twin DIP Superpriority Claims at the applicable Twin DIP Loan Parties and (b) senior to any and all other administrative expense claims and all other claims against the applicable Twin Prepetition Obligors and their estates, now existing or hereafter arising, of any kind or nature, as set forth in Annex 1.

(e) Reporting. The Debtors shall provide the Prepetition Trustees and the Committee with all reports, budgets (including the Initial Approved Budget and Updated Budgets), documents and other information required to be delivered to any of the DIP Secured Parties under the DIP Documents or this Final Order at the same time that such information is delivered to any of the DIP Secured Parties.

(f) Fees and Expenses. In each case, without duplication of amounts required to be paid pursuant to the DIP Documents, the Debtors are authorized and directed to pay the reasonable and documented out-of-pocket fees, costs and expenses of the Prepetition Trustees, Greenberg Traurig, LLP (for its fees and expenses incurred through February 15, 2026) and Kelley Drye & Warren LLP (for its fees and expenses incurred from and after January 31, 2026), each as counsel to the Prepetition Trustees, any local counsel to the Prepetition Trustees, and of White & Case LLP, as counsel to the WBS Ad Hoc Group, any local counsel to the WBS Ad Hoc Group, and Houlihan Lokey, as investment banker to the WBS Ad Hoc Group, in each case whether arising prior to or after the Petition Date, without the necessity of filing formal fee applications or compliance with the U.S. Trustee’s fee guidelines, subject to Paragraph 18(c) of this Final Order. The Debtors are authorized and directed to pay the amounts provided in this subparagraph whether or not contained in the Approved Budget and without being limited by the dollar estimates contained in the Approved Budget.

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4. DIP Lien and Adequate Protection Lien Perfection. This Final Order shall be sufficient and conclusive evidence of the validity, perfection and priority of the DIP Liens and the Adequate Protection Liens and Resid Adequate Protection Liens (if any) without the necessity of filing or recording any financing statement, deed of trust, mortgage, or other instrument or document which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect the DIP Liens, the Adequate Protection Liens, and the Resid Adequate Protection Liens (if any) or to entitle the DIP Liens, the Adequate Protection Liens, and the Resid Adequate Protection Liens (if any) to the priorities granted herein. Notwithstanding the foregoing, the DIP Agent (acting at the written direction of the Required DIP Lenders) or the Prepetition Trustees may, but are not required to file such financing statements, deeds of trust, mortgages, security agreements, notices of liens and other similar documents, and each is hereby granted relief from the automatic stay of section 362 of the Bankruptcy Code in order to do so, and all such financing statements, deeds of trust, mortgages, security agreements, notices and other agreements or documents shall be deemed to have been filed or recorded at the time and on the date of the commencement of the Chapter 11 Cases. Subject to the terms and conditions of the DIP Documents, the Debtors shall take actions reasonably requested by the DIP Agent (acting at the written direction of the Required DIP Lenders) or the Prepetition Trustees, including executing and delivering to the DIP Agent or the Prepetition Trustees (as applicable) any financing statements, security agreements, notices and other documents as the DIP Agent (acting at the written direction of the Required DIP Lenders) or the Prepetition Trustees may reasonably request, to evidence, confirm, validate or perfect, or to insure the contemplated priority of the DIP Liens and the Adequate Protection Liens. The DIP Agent (acting at the written direction of the Required DIP Lenders) and the Prepetition Trustees may file a photocopy of this Final Order as a financing statement with any recording officer designated to file financing statements or with any registry of deeds or similar office in any jurisdiction in which the Debtors have real or personal property and, in such event, the subject filing or recording officer shall be authorized to file or record such copy of this Final Order. To the extent that the applicable Prepetition Trustee is the secured party under any account control agreements, listed as loss payee under any of the Debtors’ insurance policies or is the secured party under any Prepetition Document, the DIP Agent is also hereby deemed to be the secured party under such account control agreements, loss payee under the Debtors’ insurance policies and the secured party under each such Prepetition Document, and shall have all rights and powers attendant to such positions (including, without limitation, rights of enforcement) and shall act at the written direction of the DIP Lenders, or Required DIP Lenders, as set forth in the DIP Credit Agreement, in such capacities and distribute any proceeds recovered or received in accordance with the terms of this Final Order and the other DIP Documents. The Prepetition Trustees shall serve as agent for the DIP Agent for purposes of perfecting the DIP Agent’s security interests and liens on all DIP Collateral that is of a type such that perfection of a security interest therein may be accomplished only by possession or control by a secured party. Any provision of any lease, loan document, easement, use agreement, proffer, covenant, license, contract, organizational document, or other instrument or agreement that requires the payment of any fees or other monetary obligations to any governmental entity or non-governmental entity in order for the Debtors to pledge, grant, mortgage, sell, assign, or otherwise transfer any fee or leasehold interest or the proceeds thereof or other DIP Collateral or Prepetition Collateral is and shall be deemed to be inconsistent with the provisions of the Bankruptcy Code, and shall have no force or effect with respect to the Liens on such leasehold interests or other applicable DIP Collateral or Prepetition Collateral or the proceeds of any assignment and/or sale thereof by any Debtors, in favor of the DIP Secured Parties in accordance with the terms of the DIP Documents and this Final Order or in favor of the Prepetition Secured Parties in accordance with this Final Order.

5. Reservation of Rights of Prepetition Secured Parties. Notwithstanding any other provision hereof, the grant of adequate protection to the Prepetition Secured Parties pursuant to this Final Order shall not be deemed an admission that the interests of such Prepetition Secured Parties are indeed adequately protected, and is without prejudice to the right of the Prepetition Secured Parties to seek additional relief with respect to the use of Prepetition Collateral (including Cash Collateral), or to seek modification of the grant of adequate protection provided hereby so as to provide different or additional adequate protection, and, in each case, without prejudice to the right of the Debtors or any other party in interest to contest any such modification or grant and provided that any such additional or alternative adequate protection shall at all times be subordinate and junior to the Carve-Out. Nothing herein shall be deemed to waive, modify or otherwise impair the respective rights of the Prepetition Secured Parties under the Prepetition Documents, or under applicable law, and the Prepetition Secured Parties expressly reserve all of their respective rights and remedies whether now existing or hereafter arising under the Prepetition Documents and/or applicable law, in each case with the rights of the Debtors to contest or object thereto reserved. Without limiting the foregoing, nothing contained in this Final Order shall impair or modify the application of section 507(b) of the Bankruptcy Code in the event that the adequate protection provided hereunder is insufficient to compensate the Prepetition Secured Parties for Diminution in Value, if any, during the Chapter 11 Cases, in each case with the rights of the Debtors to contest or object thereto reserved.

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6. DIP Facility Release and Indemnity.

(a) Release. The Debtors forever and irrevocably release, discharge, and acquit each of the (a) DIP Secured Parties, (b) former, current or future Affiliates of the DIP Secured Parties, and (c) former, current or future officers, employees, directors, agents, representatives, owners, members, partners, financial and other advisors and consultants, legal advisors, shareholders, managers, consultants, accountants, attorneys, and predecessors and successors in interest of each of the DIP Secured Parties and each of their respective Affiliates, in each case acting in such capacity (collectively, the “DIP Releasees”) of and from any and all “claims” (as defined in section 101(5) of the Bankruptcy Code) demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending or threatened including, without limitation, all legal and equitable theories of recovery, arising under common law, statute or regulation or by contract, of every nature and description, that the Debtors may have as of the date hereof arising out of, in connection with, or relating to the DIP Facility, the DIP Documents and/or the transactions contemplated hereunder or thereunder including, without limitation, (x) any so-called “lender liability” or equitable subordination claims or defenses, (y) any and all claims and causes of action arising under the Bankruptcy Code, and (z) any and all claims and causes of action with respect to the validity, priority, extent, enforceability, perfection or avoidability of the liens or claims of the DIP Secured Parties. Notwithstanding anything herein to the contrary, the foregoing releases shall not release any party for gross negligence, actual fraud or willful misconduct as determined in a final order by a court of competent jurisdiction, and shall not release the DIP Secured Parties from their obligations hereunder or the DIP Documents.

(b) Indemnity. The DIP Secured Parties shall be and hereby are indemnified and held harmless by the Debtors, jointly and severally, in respect of any claim or liability incurred with respect to the DIP Facility and the use of Cash Collateral (as defined below) or in any way related thereto except for claims relating to gross negligence, actual fraud, willful misconduct, or breach of the DIP Secured Parties’ obligations under the DIP Documents; provided that nothing in this Final Order or the DIP Documents shall require the Debtors to provide any indemnity to any party related to or arising out of any transactions other than the DIP Facility. No exception or defense in contract, law or equity exists as to any obligation set forth, as the case may be, in this Paragraph 6, in the DIP Documents, to indemnify and/or hold harmless the DIP Agent or any other DIP Secured Party, as the case may be, and any such defenses are hereby waived.

7. Reservation of Certain Third Party Rights and Bar of Challenges and Claims.

(a) All of the findings in Paragraph E hereof and all agreements, terms, provisions and stipulations set forth in Paragraph E hereof (the “Claims Stipulations”) shall be irrevocably binding on all persons and entities upon the Challenge Period Termination Date, subject to any Successful Challenge as set forth herein. Nothing in this Final Order shall prejudice any rights any party with standing (to the extent required) to do so may have (a) to challenge any of the Claims Stipulations, including any challenge, complaint, claim, counter-claim, cause of action, suit, objection, proceeding, set off or defense under the Bankruptcy Code or applicable non-bankruptcy law in relation to (i) the validity, extent, perfection or priority of the Prepetition Liens on the Prepetition Collateral of the Prepetition Secured Parties, or (ii) the validity, allowability, priority, status or amount of the Prepetition Secured Obligations of the Prepetition Secured Parties (including any Prepetition Secured Obligations that are refinanced by Rolled-Up DIP Loans); or (b) to bring any challenge, complaint, claim, counter-claim, cause of action, suit, objection, proceeding, set off or defense under the Bankruptcy Code or applicable non-bankruptcy law against any of the Prepetition Secured Parties in connection with or related to the matters covered by the Claims Stipulations any such action described in clauses (a) or (b), a “Challenge” and any final, non-appealable order in favor of such party in interest sustaining any such Challenge in any such timely-filed contested matter, adversary proceeding, or other action a “Successful Challenge”; provided that, unless any party with standing (to the extent required) commences an adversary proceeding or contested matter (as applicable) raising such objection or Challenge, by the date that is the earlier of (I) June 2, 2026 and (II) the objection deadline with respect to a proposed sale of all or substantially all of the Debtors’ assets (the period described in the immediately preceding clause shall be referred to as the “Challenge Period” and the date that is the next calendar day after the termination of the Challenge Period in the event that either (i) no Challenge is properly raised during the Challenge Period or (ii) with respect only to those parties who properly file a Challenge, such Challenge is fully and finally adjudicated, shall be referred to as the “Challenge Period Termination Date”), upon the Challenge Period Termination Date, any and all such Challenges and objections by the Committee, any chapter 11 or chapter 7 trustee appointed herein or in any Successor Case, and any other party in interest shall be deemed to be forever waived and barred, and the Prepetition Secured Obligations of the Prepetition Secured Parties shall be deemed to be allowed secured claims within the meaning of sections 502 and 506 of the Bankruptcy Code for all purposes in connection with the Chapter 11 Cases, and the Claims Stipulations and the Roll-Up shall be binding on all creditors, interest holders and parties in interest. For the avoidance of doubt, each DIP Lender shall be entitled to assert a Challenge, including with respect to the adjudication of any intercreditor issues, which shall be subject to the procedures set forth in this Paragraph 7(a). If a chapter 7 trustee or a chapter 11 trustee is appointed or elected during the Challenge Period, then the Challenge Period Termination Date with respect to such trustee only, shall be the later of (i) the last day of the Challenge Period and (ii) the date that is thirty (30) days after the date on which such trustee is appointed or elected. To the extent any such objection or complaint is filed prior to the Challenge Period Termination Date, the Claims Stipulations shall nonetheless remain binding and preclusive except to the extent expressly challenged in such objection or complaint and only to the extent such Challenge becomes a Successful Challenge. Upon a Successful Challenge as against any party, the Court shall fashion an appropriate remedy, including with respect to DIP Roll-Up Loans to extent that the rolled-up Prepetition Obligations are the subject of a Successful Challenge (which remedy may include, but not be limited to, unwinding or otherwise modifying the DIP Roll-Up Loans and/or reinstating any Prepetition Secured Obligations). All rights, remedies or defenses of any party with respect to any Challenge are hereby preserved. Notwithstanding any provision to the contrary herein, nothing in this Final Order shall be construed to grant standing on any party in interest, including the Committee, to bring any Challenge on behalf of the Debtors’ estates. The failure of any party in interest, including the Committee, to obtain an order of this Court prior to the Challenge Period Termination Date granting standing to bring any Challenge on behalf of the Debtors’ estates shall not be a defense to failing to commence a Challenge prior to the Challenge Period Termination Date as required under this Paragraph 7 or to require or permit an extension of the Challenge Period Termination Date; provided, however, that if the Committee or any party in interest files a motion for standing to assert any Challenge prior to the Challenge Period Termination Date (and provided that the relevant pleading asserting such Challenge is attached as an exhibit to such motion), then the Challenge Period Termination Date shall be tolled, solely for such party in interest and solely with respect to such Challenge set forth in the exhibit to such motion, until three (3) Business Days after the Court rules on such motion.

(b) The Committee is hereby granted sole and exclusive standing to investigate, prosecute, and settle any potential claims for a Manager Advance (as defined in the applicable Management Agreement) (a “Manager Advance Claim”) and, for the avoidance of doubt, the Debtors (or any party acting or seeking to act on behalf of the Debtors) are barred from bringing any Manager Advance Claims. If the Committee (or any other party in interest with standing) fails to bring a Manager Advance Claim by the Challenge Period Termination Date, it shall be deemed and hereby ordered that, as of the Petition Date, no Manager Advances were due and owing by the FBG DIP Borrowers, the Twin DIP Borrower, or any other DIP Loan Party to any Manager under the Management Agreements, as applicable.

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(c) Subject to the proviso set forth in this Paragraph 7(c), no portion of the Carve-Out, no proceeds of the DIP Facility, the DIP Collateral or DIP Loans, and no proceeds of the Prepetition Collateral (including Cash Collateral), may be used by any Debtor for the payment of (i) the fees and expenses of any person incurred in investigating (except as set forth below), prosecuting, challenging, or in relation to the Challenge against, the DIP Secured Parties or the Prepetition Secured Parties, including, without limitation, any claim under Chapter 5 of the Bankruptcy Code, or any state, local or foreign law, in respect of the Prepetition Secured Obligations or the DIP Obligations, or in preventing, hindering or delaying the realization by the Prepetition Secured Parties or the DIP Secured Parties upon any Prepetition Collateral or DIP Collateral, respectively, or the enforcement of their respective rights under this Final Order, any other DIP Document or any Prepetition Document, (ii) the fees and expenses of any person incurred in requesting authorization, or supporting any request for authorization, to obtain postpetition financing (whether equity or debt) or other financial accommodations pursuant to section 364(c) or (d) of the Bankruptcy Code, or otherwise, other than (x) from the DIP Lenders or (y) if such financing is sufficient to indefeasibly pay and satisfy all DIP Obligations in full in cash and such financing is immediately so used, (iii) the fees and expenses of any person incurred in connection with any claims or causes of actions against the Releasees, including formal or informal discovery proceedings in anticipation thereof, and/or in challenging any Prepetition Secured Obligations, DIP Obligations, Prepetition Liens, Adequate Protection Liens or DIP Liens, (iv) the fees and expenses of any person (other than the Committee to the extent forth in the below proviso) incurred in investigating or asserting any claims of a Debtor against any other Debtor, (v) the fees and expenses of any person (other than the Committee) incurred investigating, analyzing, evaluating, or prosecuting Manager Advances or any claims related thereto, (vi) amounts related to non-commercial travel by Andrew Wiederhorn, (vii) amounts to current or former officers or directors of the Debtors (or any other family members of Andrew Wiederhorn) other than (w) ordinary course salary payments, (x) non-employee director fees and expenses, (y) any amounts payable pursuant to the director agreements with Special Committee12 members and (z) as may otherwise be set forth in the Governance Agreement, and (viii) amounts on account of prepetition funded debt; provided, however, that no more than $150,000 of the proceeds of the DIP Facility, the DIP Collateral, DIP Loans, or Prepetition Collateral (including Cash Collateral), any portion of the Carve-Out, or any other Debtor funds, may be used for allowed fees and expenses incurred by the Committee prior to the Challenge Period Termination Date to investigate (but not to litigate, contest, initiate, assert, join, commence, support or prosecute any Challenge, including by way of formal or informal discovery, with respect to), the validity, enforceability, extent, perfection or priority of the Prepetition Secured Obligations, the Prepetition Documents so long as such investigation occurs within the Challenge Period; provided, further, that the Committee shall not be subject to such investigation cap with respect to its right to investigate, prosecute, and settle any Manager Advance Claim so long as such investigation or Challenge occurs within the Challenge Period. For the avoidance of doubt, the foregoing limitations shall not (i) prevent or otherwise limit the Debtors, the Committee and their respective professionals from being heard on whether a Termination Event has occurred and is continuing, (ii) be construed as a cap or limitation on the amount of Allowed Professional Fees due and payable by the Debtors or that may be allowed by the Court at any time (including on an interim basis), or (iii) prohibit the Debtors’ use of the DIP Collateral, Prepetition Collateral, DIP Loans, Cash Collateral, proceeds of any of the foregoing, any portion of the Carve-Out or any other funds to respond to investigations by the Committee.

[12]	“Special Committee” has the meaning ascribed to it in the Unanimous Written Consent of the Boards of FAT Brands Inc., Twin Hospitality Group Inc., and the SC Entities (as defined therein), attached as Exhibit A to the Debtors’ Preliminary Objection to Ad Hoc Group of Securitization Noteholders’ Emergency Motion for an Order (i) Temporarily Suspending Andrew Wiederhorn As Chief Executive Officer, (ii) Vesting Authority in the Debtors’ Special Committees, and (iii) Granting Related Relief [Docket No. 195].

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8. Carve-Out.

(a) As used in this Final Order, the “Carve-Out” means the sum of: (i) all fees required to be paid by the Debtors to the Clerk of the Court and all statutory fees payable to the U.S. Trustee under section 1930(a) of title 28 of the United States Code, together with the statutory rate of interest (without regard to the notice set forth in (iii) below); (ii) all reasonable and documented fees, costs and expenses up to $75,000 incurred by a trustee for the Debtors under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed by the Court at any time, whether by interim order, final order, procedural order or otherwise, all unpaid fees, costs, and expenses (including any transaction fees or success fees) (collectively, the “Allowed Professional Fees”) earned, accrued, or incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code, including Latham & Watkins LLP, Hunton Andrews Kurth LLP, Huron Consulting Group, GLC Advisors & Co. LLC and Pachulski Stang Ziehl & Jones LLP (if retained with all parties’ rights to object to such retention fully preserved), and Steptoe LLP (if retained with all parties’ rights to object to such retention fully preserved) (collectively, the “Debtor Professionals”) at any time before or on the first business day following the delivery by the DIP Agent of a Carve-Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve-Out Trigger Notice and without regard to whether such Allowed Professional Fees are provided for in the Approved Budget or when invoiced; (iv) to the extent allowed by the Court at any time, whether by interim or final compensation order, procedural order, or otherwise, all unpaid Allowed Professional Fees earned, accrued or incurred by persons or firms retained by the Committee pursuant to section 328 or 1103 of the Bankruptcy Code (collectively, the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first business day following the delivery by the DIP Agent of a Carve-Out Trigger Notice and without regard to whether such Allowed Professional Fees are provided for in the Approved Budget, whether allowed by the Court prior to or after delivery of a Carve-Out Trigger Notice or when invoiced, and subject to the investigation budget set forth in Paragraph 7(c) above (the aggregate amounts set forth in clauses (i) through (iv) above, the “Pre-Carve-Out Trigger Notice Amount”); and (v)(A) the Allowed Professional Fees of Debtor Professionals in an aggregate amount not to exceed $750,000, (B) separate and apart from the fees specified in Paragraph 8(a)(v)(A), any success fees or transaction fees earned by any investment banker retained by the Debtors pursuant to Section 327, 328, or 363 of the Bankruptcy Code during the Chapter 11 Cases, and (C) and Allowed Professional Fees of Committee Professionals in an aggregate amount not to exceed $250,000, in each case earned, accrued or incurred after the first business day following the date of delivery by the DIP Agent of the Carve-Out Trigger Notice in accordance with sub-paragraph (b) below (such date, the “Trigger Date”), to the extent allowed by the Court at any time, whether by interim or final compensation order, procedural order, or otherwise (the amounts set forth in this clause (v) being the “Post-Carve-Out Trigger Notice Amount” and, together with the Pre-Carve-Out Trigger Notice Amount, the “Carve-Out Amount”).

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(b) For purposes of the foregoing, “Carve-Out Trigger Notice” shall mean a written notice delivered by electronic mail (or other electronic means) by the DIP Agent (at the written direction of the DIP Lenders or Required DIP Lenders, as set forth in the DIP Credit Agreement) to the DIP Borrower, proposed counsel to the DIP Borrower, Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, Attn: Ray C. Schrock (ray.schrock@lw.com), Ted A. Dillman (ted.dillman@lw.com), Natasha Hwangpo (natasha.hwangpo@lw.com), Randall Carl Weber-Levine (randall.weber-levine@lw.com), Ashley Gherlone Pezzi (ashley.pezzi@lw.com), and Thomas Fafara (thomas.fafara@lw.com) (“Debtors’ Counsel”); proposed co-counsel to the Debtors, Hunton Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002, Attn: Timothy A. (“Tad”) Davidson II (taddavidson@hunton.com) Ashley L. Harper (ashleyharper@hunton.com) (“Debtors’ Co-Counsel”); (ii) the Office of the United States Trustee for Southern District of Texas; and (iii) proposed counsel to the Committee, Paul Hastings LLP, 200 Park Ave., New York, New York 10166, Attn: Kris Hansen (krishansen@paulhastings.com), Gabriel Sasson (gabesasson@paulhastings.com), Charles Persons (charlespersons@paulhastings.com), which notice (i) shall expressly state that the Post-Carve-Out Trigger Notice Amount has been invoked and (ii) may be delivered only following the occurrence and during the continuation of a Termination Event (as defined herein), the acceleration of the DIP Obligations under the DIP Documents, and the termination of the Debtors’ consensual use of Cash Collateral under this Final Order.

(c) Escrow Account. From and after the Petition Date, the Debtors shall utilize cash on hand, the proceeds from the DIP Facility, and/or any other available cash thereafter held by any Debtors, including Cash Collateral, to fund, on a weekly basis, the Pre-Carve Out Trigger Notice Amount into a segregated account of the Debtors not subject to the control of any FBG DIP Secured Party, Twin DIP Secured Party, Prepetition Secured Party or any other secured party (the “Escrow Account”) in an amount equal to the greatest of (i) the aggregate unpaid amount of estimated fees, costs, and expenses of Professional Persons included in all Prior Week Estimates (as defined below) timely received by the Debtors in respect of the preceding week, (ii) the aggregate unpaid amount of actual fees, costs, and expenses of Professional Persons earned, accrued or incurred at the applicable time and (iii) the aggregate amount of fees, costs, and expenses of Professional Persons provided for in the Approved Budget at the applicable time. The Escrow Account shall not be subject to the control, liens, security interests, or claims of the FBG DIP Secured Parties, the Twin DIP Secured Parties, the Prepetition Secured Parties or any other secured party, including the DIP Liens, the FBG DIP Superpriority Claims, the Twin DIP Superpriority Claims, Adequate Protection Liens, Adequate Protection Claims and any adequate protection liens and adequate protection claims of any other secured party; provided that the (x) Prepetition Secured Parties’ Adequate Protection Liens and Adequate Protection Claims, (y) FBG DIP Secured Parties’ DIP Liens and FBG DIP Superpriority Claims, and (z) Twin DIP Secured Parties’ DIP Liens and Twin DIP Superpriority Claims, shall attach solely to the residual cash balance, if any, in the Escrow Account available following payment in full in cash of all Allowed Professional Fees payable under Paragraph 8(a) pursuant to a final order (the “Escrow Account Residual Balance”), which shall be allocated ratably to the extent the (x) proceeds of the FBG New Money DIP Loans or Twin New Money DIP Loans was funded into the Escrow Account, (y) Cash Collateral, if any, of such Prepetition Secured Party was funded into the Escrow Account, or (z) as otherwise ordered by the Court. Other than the Escrow Account Residual Balance, if any, the funds in the Escrow Account shall be available only to satisfy the obligations benefitting from the Carve-Out.

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(d) On the third business day of each week, each Professional Person shall deliver to the Debtors and their advisors a weekly statement setting forth a good-faith estimate of the amount of accrued but unpaid fees, costs and expenses incurred by such Professional Person during the preceding week (the “Prior Week Estimate”), and the amount of cash to be transferred to the Escrow Account shall be increased or reduced (as applicable) by the difference between such Prior Week Estimate and amount funded into the Escrow Account for the prior week for such Professional Person (the “True-up Amount”).

(e) Following the occurrence of the Trigger Date, each Professional Person shall promptly deliver one additional statement to the Debtors setting forth a good-faith estimate of the amount of accrued but unpaid fees and expenses incurred by such Professional Person during the period immediately following the most recent Prior Week Estimate previously delivered by such Professional Person through and including the Trigger Date, and the Debtors shall transfer such amounts to the Escrow Account, notwithstanding the occurrence of the Trigger Date; provided that following the occurrence of the Trigger Date, in the event the Escrow Account was not fully funded in line with any Professional Person’s prior estimates, the Debtors shall transfer the amount of cash to the Escrow Account to account for all unpaid fees and expenses incurred by such Professional Person on or before the Trigger Date. From and after the occurrence of the Trigger Date, all cash received by any Debtors from any source, including, without limitation, Cash Collateral, cash in the Segregated Accounts, proceeds of any asset sales or other dispositions, and the proceeds of the DIP Loans, shall be used to fund the Carve-Out Amount until the Escrow Account is funded in full in cash as provided above and held in trust to pay unpaid Allowed Professional Fees. Notwithstanding the Trigger Date, neither the Prepetition Secured Parties nor any other secured party, including, but not limited to, any secured party under the prepetition debt documents governing the Riverside Refi Loan, the Percent Promissory Notes, Waterfall Loan, and the Resid Notes, shall be permitted to exercise any remedies with respect to cash (including cash received as a result of the sale or other disposition of assets) of the Debtors or the Segregated Accounts unless and until the Escrow Account is funded in full in cash as provided above.

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(f) The funds transferred to the Escrow Account shall be used solely to pay Allowed Professional Fees and the other fees or expenses specified in Paragraph 8(a), and then, to the extent the amount in the Escrow Account has not been reduced to zero, to pay the DIP Superpriority Claims and Adequate Protection Claims, as applicable, from the Escrow Account Residual Balance, if any; provided that the Debtors’ obligations to pay Allowed Professional Fees shall not be limited or deemed limited to funds held in the Escrow Account, the Budget, or otherwise; provided, further, that notwithstanding anything contained herein to the contrary, neither the Carve-Out nor the Approved Budget shall constitute a cap or limitation on the amount of professional fees that may be allowed by the Court and due and payable by the Debtors. The DIP Secured Parties and the Prepetition Secured Parties shall have a valid and perfected security interest upon the Escrow Account Residual Balance, if any, pursuant to Paragraph 2(i)-(j) herein.

(g) Upon delivery of a Carve-Out Trigger Notice in accordance with sub-paragraph (b) above, such Carve-Out Trigger Notice shall constitute a demand to, and approval for, the Debtors to utilize all cash on hand as of such date and any available cash thereafter generated by the Debtors until the Carve-Out Amount is fully funded prior to the payment to any DIP Secured Party or Prepetition Secured Party on account of any claim or administrative expense held by such person or entity (whether postpetition, super priority, adequate protection, prepetition, or otherwise) to fund the Escrow Account in an amount equal to the Carve-Out Amount and to hold such amount in trust to pay the obligations benefitting from the Carve-Out.

(h) Notwithstanding anything to the contrary in this Final Order, the DIP Documents, the Prepetition Documents, or any other prepetition debt documents, including, without limitation, the documents governing the Riverside Refi Loan, the Percent Promissory Notes, the Waterfall Loan, and the Resid Notes (each as defined in the First Day Declaration) (collectively, the “Funded Debt Documents”), all claims and administrative expenses arising under, with respect to, or in connection with any of the Funded Debt Documents (including the DIP Obligations, the Adequate Protection Claims, the DIP Superpriority Claims, the Prepetition Secured Obligations, and the Intercompany Claims), any other claims arising under section 507(b) or 503 of the Bankruptcy Code, and all security interests and liens securing such claims and administrative expenses (including the DIP Liens, the Prepetition Liens, the Adequate Protection Liens, the Permitted Prior Liens, and the Intercompany Claims) or any other liens shall, in each case, be subject and subordinate to the payment in full in cash of the Carve-Out.

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(i) Notwithstanding anything to the contrary in this Final Order, the DIP Documents or any Prepetition Document or other applicable prepetition debt documents, (i) the failure of the Escrow Account to satisfy in full the Allowed Professional Fees of the Professional Persons shall not affect, limit, or otherwise modify the scope or priority of the Carve-Out, (ii) in no way shall any Budget, the Carve-Out, the Escrow Account, or any other budget or financial projection delivered in connection with any Prepetition Document be construed as a cap or limitation on the amount of Allowed Professional Fees due and payable by the Debtors or that may be allowed by the Court at any time (including on an interim basis), (iii) the Debtors’ authority to use proceeds from the DIP Facility, the DIP Collateral, the Prepetition Collateral, funds in the Segregated Accounts and/or Cash Collateral on account of, and to timely pay, the Allowed Professional Fees and the other obligations benefitting from the Carve-Out shall in no way be limited or deemed limited by any Budget and (iv) in no way shall the Carve-Out or the Escrow Account modify the quantum of Allowed Professional Fees allocated to the Securitization Entities, on the one hand, and the Manager, on the other hand, as set forth in the Stipulated Allocation. Notwithstanding anything to the contrary in this Final Order, for the avoidance of doubt, the Stipulated Allocation shall not limit the Debtors’ obligations to pay professional fees benefiting from the Carve-Out and the Carve-Out shall in no way be limited by the Stipulated Allocation.

(j) Prior to the occurrence of the Termination Date, the Debtors shall be permitted to pay Allowed Professional Fees (including on an interim basis), and such payments shall not reduce or be deemed to modify the Carve-Out and Post-Carve-Out Trigger Notice Amount.

9. Payment of Compensation. Without affecting, limiting, or otherwise modifying the scope or priority of the Carve-Out, nothing herein shall be construed as a consent to the allowance of any professional fees or expenses of any of the Debtors or the Committee or shall limit or otherwise affect the right of the DIP Secured Parties and/or the Prepetition Secured Parties or any other party in interest to object to the allowance and payment of any such fees and expenses.

10. Section 506(c) Claims. As a further condition of the DIP Facility, any obligation of the DIP Secured Parties to make DIP Loans, and the Debtors’ authorization to use Cash Collateral, the Debtors (and any successors thereto or any representatives thereof, including any trustees appointed in the Chapter 11 Cases or any Successor Case) shall be deemed to have waived any rights, benefits or causes of action under section 506(c) of the Bankruptcy Code as they may relate to or be asserted against the DIP Secured Parties, the Prepetition Secured Parties, the Prepetition Liens of the Prepetition Secured Parties or the Prepetition Collateral of the Prepetition Secured Parties. Save and except for the Carve-Out, nothing contained in this Final Order or in the other DIP Documents shall be deemed a consent by the Prepetition Secured Parties or the DIP Secured Parties to any charge, lien, assessment or claim against, or in respect of, the DIP Collateral or the Prepetition Collateral under section 506(c) of the Bankruptcy Code or otherwise.

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11. Collateral Rights; Limitations in Respect of Subsequent Court Orders. Without limiting any other provisions of this Final Order, unless the DIP Agent and the Prepetition Trustees have provided their prior written consent or all DIP Obligations have been paid in full, there shall not be entered in any of the Chapter 11 Cases, or in any Successor Cases, any order which authorizes (i) the obtaining of credit or the incurring of indebtedness that is secured by a security, mortgage, or collateral interest or other lien on all or any portion of the DIP Collateral and/or entitled to priority administrative status, in each case, which is superior to or pari passu with those granted pursuant to this Final Order to or for the benefit of the DIP Secured Parties or the Prepetition Secured Parties, or (ii) the use of Cash Collateral for any purpose other than to pay in full the DIP Obligations or as otherwise set forth in this Final Order, the Approved Budget or the DIP Documents; provided that the foregoing shall not affect, modify or limit the scope or priority of the Carve-Out.

12. Cash Management. Any DIP Loans or other proceeds of the DIP Facility that shall at any time come into the possession, custody, or control of any Debtors may only be held in the Segregated Accounts, and shall be disbursed in accordance with the terms and conditions set forth in this Final Order and the DIP Credit Agreement. The Debtors’ cash management system shall at all times be maintained in accordance with the terms of the DIP Documents and the Final Order (I) Authorizing Debtors to (A) Continue Existing Cash Management System, (B) Maintain Existing Business Forms and Intercompany Arrangements, and (C) Continue Intercompany Transactions; and (II) Granting Related Relief [Docket No. 281]. Until the DIP Obligations have been indefeasibly paid in full, the DIP Agent, on behalf of the DIP Secured Parties, shall be deemed to have liens on all Segregated Accounts of the Debtors (in each case consistent with the priorities set forth in Annex 1) for all purposes of perfection under the Uniform Commercial Code. Notwithstanding anything to the contrary herein or in the DIP Documents, no DIP Loan Party shall transfer any funds (including, without limitation, any proceeds of DIP Collateral or any of the Prepetition Secured Parties’ Cash Collateral) to any Debtor that is not a DIP Loan Party or to any of the Debtors’ non-Debtor affiliates (or to a deposit account held or controlled by any such party that is not a DIP Loan Party) except as expressly permitted pursuant to the DIP Documents, or with the prior written consent of the Required DIP Lenders, or by further order of the Court.

13. Intercompany Claims. To secure any postpetition intercompany balances owing by one Debtor to another Debtor (including amounts owed by a Debtor under the Stipulated Allocation that are paid by another Debtor) (the “Intercompany Claims”), each Debtor is hereby granted, in each case without the necessity of the execution by the Debtors (or recordation or other filing) of security agreements, pledge agreements, financing statements, mortgages, or other similar documents, or by possession or control, a security interest in and lien on all of each Debtor’s now-owned and hereafter-acquired real and personal property, assets and rights, including all prepetition property and postpetition property of the DIP Loan Parties of any kind or nature, to the extent of any postpetition Intercompany Claim owed to such Debtor by any other Debtor (the “Intercompany Liens”), which Intercompany Liens shall in each case be subject to the priorities set forth in Annex 1 and otherwise subordinate to the Carve-Out and the Permitted Prior Liens; provided that Intercompany Liens shall not attach to the Debtors’ non-residential real property leases (except to the extent such non-residential real property leases constitute Prepetition Collateral) but shall include the proceeds of such leases. Notwithstanding anything to the contrary in this Final Order, amounts transferred from any Securitization Entity to FBG Manager or Twin Manager to pay Management Fees (i) shall not give rise to Intercompany Claims or Intercompany Liens as between such Securitization Entity and such Manager and (ii) shall be made with proceeds of the DIP Facility.

14. Disposition of DIP Collateral. Until the DIP Obligations have been indefeasibly paid in full, the Debtors shall not sell, transfer, lease, encumber or otherwise dispose of any portion of the DIP Collateral, except as in the ordinary course of business or as otherwise permitted by the DIP Documents or subject to further order of the Court.

15. Survival of Certain Provisions. In the event of the entry of any order converting any of the Chapter 11 Cases into a Successor Case, the DIP Liens, the DIP Superpriority Claims, the Adequate Protection Liens, the Adequate Protection Claims and the Carve-Out shall continue in these proceedings and in any Successor Case, and such DIP Liens, DIP Superpriority Claims, Adequate Protection Liens, Adequate Protection Claims and Carve-Out shall maintain their respective priorities as provided by this Final Order.

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16. Events of Default; Rights and Remedies Upon Event of Default.

(a) The term “Termination Date” shall mean the earliest to occur of (in each case, unless waived in writing by the DIP Agent (at the written direction of the Required DIP Lenders), and each of the following events, a “Termination Event”): (i) the Maturity Date (as such term is defined in the DIP Credit Agreement); provided that such date may be extended with the written consent of the Required Lenders (which consent may be conveyed to the DIP Agent and evidenced by email confirmation from White & Case LLP and the DIP Lenders hereby instruct the DIP Agent to conclusively rely on (and the DIP Agent shall be fully protected in doing so) such email confirmation without further approval from any Person); provided further that the occurrence of the Maturity Date shall not constitute a Termination Event if the DIP Obligations have been paid in full prior to such date or successfully credit bid in a transaction that closed prior to such date (in which case this Final Order shall solely govern the Debtors’ use of Cash Collateral through the Termination Date), (ii) the consummation of a sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code; provided that a sale to which the Required DIP Lenders have consented pursuant to the Bidding Procedures Order shall not constitute a Termination Event, (iii) substantial consummation (as defined in section 1101 of the Bankruptcy Code and which for purposes hereof shall be no later than the “effective date” thereof) of a plan of reorganization or liquidation filed in the Chapter 11 Cases that is confirmed pursuant to an order entered by the Court (the “Plan Effective Date”), and (iv) the acceleration of the loans and the termination of all commitments upon the occurrence of an Event of Default (as such term is defined in the DIP Credit Agreement) or otherwise in accordance with the terms of the DIP Documents. For the avoidance of doubt, the Closing (as defined in the applicable Sale Orders) shall result in the full satisfaction of the DIP Obligations and, after the Closing, the provisions of this Final Order applicable to the DIP Facilities, including any consent rights of Required DIP Lenders or otherwise, shall no longer apply and this Final Order, in conjunction with the Settlement Order, shall solely govern the Debtors’ use of Cash Collateral through the Termination Date; provided, that, to the extent that there is a conflict between the terms of this Final Order and the Settlement Order after the Closing, the terms of the Settlement Order shall control.

(b) Upon the occurrence and during the continuation of a Termination Event, the automatic stay is hereby modified, without further notice, hearing, motion, order or action of any other kind, to (x) permit the DIP Agent, acting at the written direction of the DIP Lenders, or the Required DIP Lenders, as set forth in the DIP Credit Agreement, to: (i) provide written notice of the occurrence of an Event of Default (a “Remedies Notice”) to Debtors’ Counsel, Debtors’ Co-Counsel, the U.S. Trustee, the Prepetition Trustees, the indenture trustee for the Resid Notes (the “Resid Trustee”), and counsel to the Committee (collectively, the “Remedies Notice Parties”); and (ii) declare all commitments of the DIP Lenders to provide any DIP Loans immediately suspended, and the Debtors shall have no right to request or use any proceeds of any DIP Loans or DIP Collateral, or to use Cash Collateral (without the written consent of the applicable Prepetition Noteholders); and (y) for the Prepetition Trustees to declare that the Debtors’ use of the Prepetition Secured Parties’ Cash Collateral is terminated and the Debtors shall have no right to use such Cash Collateral; provided that, during the Remedies Notice Period (defined below), the Debtors shall be permitted to continue to use such Cash Collateral (first from any source other than cash in the Segregated Accounts and thereafter from the Segregated Accounts) and the proceeds of the DIP Facility solely in the ordinary course of business, in accordance with the Approved Budget, or towards the satisfaction of the Carve-Out, as provided in this Final Order.

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(c) During the continuation of a Termination Event, and following delivery of a Remedies Notice, but prior to exercising the remedies set forth in this Paragraph 16(c), the DIP Agent, on behalf of and acting at the written direction of the DIP Lenders, or Required DIP Lenders, as set forth in the DIP Credit Agreement, shall be required to file a motion with the Court seeking emergency relief (a “Stay Relief Motion” and the hearing on such motion, the “Stay Relief Hearing”) on not less than five (5) business days’ notice (the “Remedies Notice Period”) for a further order of the Court modifying the automatic stay to permit (A) the FBG DIP Agent, on behalf of the FBG DIP Secured Parties, to (i) foreclose on, or otherwise enforce and realize on, its FBG DIP Liens on all or any portion of the FBG DIP Collateral, including by collecting accounts receivable and applying the proceeds thereof to the FBG DIP Obligations, or (ii) to require the Debtors to deliver and/or cause the delivery of the proceeds of the FBG DIP Loans and the FBG DIP Collateral to the FBG DIP Agent as provided herein and in the FBG DIP Documents and (B) the Twin DIP Agent, on behalf of the Twin DIP Secured Parties, to (i) foreclose on, or otherwise enforce and realize on, its Twin DIP Liens on all or any portion of the Twin DIP Collateral, including by collecting accounts receivable and applying the proceeds thereof to the Twin DIP Obligations, or (ii) to require the Debtors to deliver and/or cause the delivery of the proceeds of the Twin DIP Loans and the Twin DIP Collateral to the Twin DIP Agent as provided herein and in the Twin DIP Documents, in each case subject to the payment or reservation in full in cash of the Carve-Out as set forth in Paragraph 8. In the event the Court determines at the Stay Relief Hearing that a Termination Event has occurred, the Court may fashion an appropriate remedy, which remedy may include permitting the exercise of any and all rights available to the DIP Secured Parties under the DIP Documents, this Final Order, and/or applicable state law, as applicable.

(d) Upon the occurrence of the Termination Date (but subject to the provisions of Paragraph 16(c) hereof), the DIP Agent and the Prepetition Trustees (at the written direction of the DIP Lenders, or Required DIP Lenders, as set forth in the DIP Credit Agreement, or similar such term under and as defined in the Prepetition Documents, respectively) are authorized to exercise all remedies and proceed under or pursuant to the applicable DIP Documents and the Prepetition Documents. Subject to the payment or reservation in full in cash of the Carve-Out as set forth in Paragraph 8, all proceeds realized in connection with the exercise of the rights and remedies of the applicable DIP Secured Parties and Prepetition Secured Parties shall be turned over and applied in accordance with the applicable priority set forth in this Final Order, including Annex 1 hereof.

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(e) The automatic stay imposed under section 362(a) of the Bankruptcy Code is hereby modified pursuant to the terms of the DIP Documents as necessary to (i) permit the Debtors to grant the Adequate Protection Liens and the DIP Liens and to incur all DIP Obligations and all liabilities and obligations to the Prepetition Secured Parties hereunder and under the other DIP Documents, as the case may be, and (ii) authorize the DIP Agent and the Prepetition Trustees to retain and apply payments, and otherwise enforce their respective rights and remedies hereunder subject to the provisions of Paragraph 16(c) hereof.

(f) Nothing included herein shall prejudice, impair or otherwise affect the Prepetition Trustees’ or the DIP Agent’s rights to seek (on behalf of the Prepetition Secured Parties and the other DIP Secured Parties, respectively) any other or supplemental relief in respect of the Debtors (including, as the case may be, other or additional adequate protection; provided that any such additional or alternative adequate protection shall at all times be subordinate and junior to the Carve-Out).

17. Proofs of Claim. None of the Prepetition Secured Parties nor the DIP Secured Parties shall be required to file proofs of claim in any of the Chapter 11 Cases or any Successor Case for any claim described herein. Notwithstanding any order entered by the Court in relation to the establishment of a bar date in any of the Chapter 11 Cases or any Successor Case to the contrary, each Prepetition Trustee, on behalf of itself and the other applicable Prepetition Secured Parties, and the DIP Agent (acting at the written direction of the Required DIP Lenders), on behalf of itself and the other DIP Secured Parties, respectively, are hereby authorized and entitled, but not required, to file (and amend and/or supplement, as each sees fit) a proof of claim and/or aggregate proofs of claim in any of the Chapter 11 Cases or any Successor Case for any claim described herein; for avoidance of doubt, any such proof of claim (i) may (but is not required to be) be filed against the lead Debtor as one consolidated proof of claim against all of the Debtors, rather than as separate proofs of claim against each Debtor, and (ii) shall not be required to attach copies of any Prepetition Documents. Any proof of claim filed by any Prepetition Trustee for the applicable Prepetition Secured Parties or the DIP Agent shall be deemed to be in addition to and not in lieu of any other proof of claim that may be filed by any of the respective Prepetition Secured Parties or DIP Secured Parties. Any order entered by the Court in relation to the establishment of a bar date for any claim (including without limitation administrative claims) in any of the Chapter 11 Cases or any Successor Case shall not apply to the Prepetition Trustees for the Prepetition Secured Parties, the Prepetition Secured Parties, the DIP Agent, or the other DIP Secured Parties.

18. Other Rights and Obligations.

(a) Good Faith Under Section 364(e) of the Bankruptcy Code; No Modification or Stay of this Final Order. Based on the findings set forth in this Final Order and in accordance with section 364(e) of the Bankruptcy Code, which is applicable to the DIP Facility as approved by this Final Order, the reversal or modification on appeal of the authorization hereunder for the Debtors to obtain the DIP Facility, or the grant hereunder of the DIP Liens and the Adequate Protection Liens, shall not affect the validity of such debt or the priority of such liens.

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(b) Expenses. To the fullest extent provided in the DIP Documents and this Final Order (and without limiting the Debtors’ respective obligations thereunder), the applicable Debtors shall pay all reasonable and documented out-of-pocket expenses incurred by the DIP Secured Parties, the Prepetition Trustees for the Prepetition Secured Parties, and the Prepetition Noteholders, whether arising prior to or after the Petition Date, in connection with the preparation, execution, delivery, funding and administration of the DIP Documents, including, without limitation, (i) all due diligence fees and expenses incurred or sustained in connection with the DIP Documents, (ii) the administration of the Prepetition Documents, (iii) the Chapter 11 Cases or any Successor Case, or (iv) enforcement of any rights or remedies under the DIP Documents or the Prepetition Documents, in each case whether or not the transactions contemplated hereby are fully consummated.

(c) Notice of Professional Fees. The Prepetition Noteholders, the Prepetition Trustees, the DIP Agent and the other DIP Secured Parties, and their advisors and professionals, shall not be required to comply with the U.S. Trustee fee guidelines, but shall provide reasonably detailed statements (redacted if necessary for privileged, confidential or otherwise sensitive information, as to those statements provided to any party other than the U.S. Trustee) for fees and expenses incurred after entry of the Interim Order to the U.S. Trustee, Debtors’ Counsel, Debtors’ Co-Counsel, and counsel for the Committee. These statements shall be sufficiently detailed to enable a determination as to the reasonableness of such fees and expenses, but detailed time records shall not be required. Thereafter, within ten (10) calendar days of presentment of such statements, if no written objections to the reasonableness of the fees and expenses charged in any such invoice (or portion thereof) is made, the Debtors shall pay in cash all such fees and expenses of the Prepetition Noteholders, Prepetition Trustees, the DIP Agent, and the other DIP Secured Parties, and their respective advisors and professionals (the “Lender Professionals”). If the Debtors, the U.S. Trustee, or the Committee object to the reasonableness of the fees and expenses of any of the Lender Professionals and cannot resolve such objection within ten (10) calendar days of receipt of such invoices, then the Debtors, U.S. Trustee, or the Committee, as the case may be, shall file with this Court and serve on such Lender Professionals an objection (a “Fee Objection”) limited to the issue of the reasonableness of such fees and expenses, and any failure by any such party to file a Fee Objection within such ten-day period shall constitute a waiver of any right of such party to object to the applicable invoice. Notwithstanding any provision herein to the contrary, any objection to, and any hearing on an objection to, payment of any fees, costs, and expenses set forth in a professional fee invoice in respect of Lender Professionals shall be limited to the reasonableness of the particular items or categories of the fees, costs, and expenses that are the subject of such objection. The Debtors shall timely pay in accordance with the terms and conditions of this Final Order (a) the undisputed fees, costs, and expenses reflected on any invoice to which a Fee Objection has been timely filed and (b) all fees, costs and expenses on any invoice to which no Fee Objection has been timely filed. All such unpaid fees, costs, expenses, and charges of the FBG DIP Agent that have not been disallowed by this Court on the basis of an objection filed by the Debtors, the U.S. Trustee, or the Committee (or any subsequent trustee of the Debtors’ estates) in accordance with the terms hereof shall constitute FBG DIP Obligations and shall be secured by the FBG DIP Collateral as specified in this Final Order. All such unpaid fees, costs, expenses, and charges of the Twin DIP Agent that have not been disallowed by this Court on the basis of an objection filed by the Debtors, the U.S. Trustee, or the Committee (or any subsequent trustee of the Debtors’ estates) in accordance with the terms hereof shall constitute Twin DIP Obligations and shall be secured by the Twin DIP Collateral as specified in this Final Order. Any and all fees, commissions, costs, and expenses paid prior to the Petition Date by any Debtor to the DIP Agent or the other DIP Secured Parties in connection with or with respect to the DIP Facility, the DIP Credit Agreement, or the other DIP Documents are hereby approved in full and non-refundable and shall not otherwise be subject to any Challenge. The fees specified in section 2(h) of the DIP Credit Agreement are, upon entry of the Interim Order and irrespective of any subsequent order approving or denying the DIP Facility or any other financing pursuant to section 364 of the Bankruptcy Code, fully entitled to all of the protections of section 364(e) of the Bankruptcy Code and are deemed fully earned, indefeasibly paid, non-refundable, irrevocable and non-avoidable as of the date of the Interim Order.

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(d) Credit Bidding. Subject to the relative priorities set forth in Annex 1 and Paragraph 7 hereof, (i) the FBG DIP Agent and each FBG Prepetition Trustees for the applicable FBG Prepetition Secured Parties (together or independently) shall each have, subject to section 363(k) of the Bankruptcy Code, the right to credit bid, either directly or indirectly through an agent and attorney-in-fact, through one or more transactions, (x) up to the full amount of the FBG DIP Obligations and the applicable FBG Prepetition Secured Obligations of the applicable FBG Prepetition Secured Parties, respectively, and (y) the FBG DIP Superpriority Claims and the applicable FBG Adequate Protection Claims, respectively, and (ii) the Twin DIP Agent and Twin Prepetition Trustee for the Twin Prepetition Secured Parties (together or independently) shall each have, subject to section 363(k) of the Bankruptcy Code, the right to credit bid, either directly or indirectly through an agent and attorney-in-fact through one or more transactions, (x) up to the full amount of the Twin DIP Obligations and the applicable Twin Prepetition Secured Obligations of the applicable Twin Prepetition Secured Parties, respectively, and (y) the Twin DIP Superpriority Claims and the Twin Adequate Protection Claims, respectively, if any, in each case without the need for further Court order authorizing the same, in connection with any sale of any of the DIP Collateral or Prepetition Collateral, whether such sale is effectuated through section 363 or section 1129 of the Bankruptcy Code, by a chapter 7 trustee under section 725 of the Bankruptcy Code, or otherwise; provided that any credit bid must include a cash component sufficient to satisfy any applicable senior liens on the purchased assets at the closing of any such sale or provide that all obligations related to such liens shall be assumed as a condition to such sale.

(e) Binding Effect. The provisions of this Final Order shall be binding upon all parties in interest in the Chapter 11 Cases and any Successor Cases, including the DIP Secured Parties and the Prepetition Secured Parties, the Committee, the Debtors, and their respective successors and assigns (including any trustee or other fiduciary hereinafter appointed as a legal representative of the Debtors or with respect to the property of the estates of the Debtors) whether in the Chapter 11 Cases, in any Successor Case, or upon dismissal of any such Chapter 11 or Chapter 7 case.

(f) No Waiver. The failure of the DIP Secured Parties or the Prepetition Secured Parties to seek relief or otherwise exercise their rights and remedies under this Final Order, the other DIP Documents or the Prepetition Documents or otherwise, as applicable, shall not constitute a waiver of any of the DIP Secured Parties’ or Prepetition Secured Parties’ rights hereunder, thereunder or otherwise. Except as provided by this Final Order, the entry of this Final Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair any of the rights, claims, privileges, objections, defenses or remedies of the DIP Secured Parties or the Prepetition Secured Parties under the Bankruptcy Code or under non-bankruptcy law against any other person or entity in any court, including without limitation, the rights of the DIP Agent and the Prepetition Trustees to (i) request conversion of any of the Chapter 11 Cases to cases under Chapter 7, dismissal of any of the Chapter 11 Cases, or the appointment of a trustee in any of the Chapter 11 Cases, (ii) propose, subject to the provisions of section 1121 of the Bankruptcy Code, a Plan, or (iii) exercise any of the rights, claims or privileges (whether legal, equitable or otherwise) on behalf of the DIP Secured Parties or the Prepetition Secured Parties, in each case with the rights of the Debtors to contest or object thereto reserved.

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(g) No Third Party Rights. Except as may be explicitly set forth herein, nothing in this Final Order shall confer on any third party the right or ability to assert the rights or remedies of any of the Debtors hereunder or in any other DIP Document.

(h) Intercreditor Matters. Nothing in this Final Order shall be construed to convey on any individual DIP Secured Party or Prepetition Secured Party any consent, voting or other rights beyond those (if any) set forth in the DIP Documents and Prepetition Documents, as applicable. Nothing in this Final Order shall be construed to impair or otherwise affect any intercreditor, subordination or similar agreement or arrangement in respect of the Prepetition Secured Obligations, which are enforceable to the fullest extent provided by section 510(a) of the Bankruptcy Code and applicable law.

(i) No Marshaling. Neither the DIP Secured Parties nor the Prepetition Secured Parties shall be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the DIP Collateral or the Prepetition Collateral, as applicable; provided that, in the event of an enforcement of remedies in accordance with the terms of this Final Order and only after the Parent has repaid in cash all DIP Obligations allocable to the Parent, the DIP Secured Parties shall use commercially reasonable efforts to first satisfy the DIP Obligations from all DIP Collateral other than Manager Advances or the proceeds of Manager Advances before seeking to recover from Manager Advances or the proceeds of Manager Advances.

(j) Section 552(b). The DIP Secured Parties and the Prepetition Secured Parties shall each be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the DIP Secured Parties or the Prepetition Secured Parties with respect to proceeds, product, offspring or profits of any of the Prepetition Collateral or the DIP Collateral.

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(k) Amendment. The Debtors are authorized and empowered, without further notice and hearing or approval of this Court, to amend, modify, supplement, or waive any provision of the DIP Documents in accordance with the provisions thereof, in each case unless such amendment, modification, supplement, or waiver is material and adverse to any of the Debtors’ rights or obligations; provided that prior notice of any such amendment shall be provided by the Debtors to the Committee upon no less than three (3) business days’ (or as soon as reasonably practicable thereafter) notice. No waiver, modification or amendment of any of the provisions hereof shall be effective unless set forth in writing, signed by, or on behalf of, the DIP Borrowers and the DIP Agent (after having obtained the approval of the Required DIP Lenders, as set forth in the DIP Credit Agreement) and, if required, approved by the Court after notice to parties in interest. Notwithstanding the foregoing, no Court approval or notice shall be required for any extensions of any milestones or the Maturity Date under the DIP Credit Agreement (provided that notice shall be provided to the Committee).

(l) Twin Roll-Up Reservation. The holders of Twin Prepetition Notes in Class A-2-I (the “Twin Class A-2-I Notes”) and the holders of Twin Prepetition Notes in Class A-2-II (the “Twin Class A-2-II Notes”) acknowledge and agree that there may exist differing interpretations regarding the relative priority of payment between the Twin Class A-2-I Notes and the Twin Class A-2-II Notes under the terms of the Twin Prepetition Indenture in the event that the Twin DIP Loans are not repaid in full in cash and shall be subject to following reservation of rights (the “Twin Roll-Up Reservation”). Nothing in this Final Order, any other DIP Document, or any agreement, arrangement, instrument, order, or other document entered into, executed, or consented to by the holders of Twin Prepetition Notes shall be construed or deemed to constitute a waiver, release, admission, concession, or prejudice of any kind with respect to the rights, claims, positions, or arguments of any holder of Twin Prepetition Notes relating to the relative priority of payment between the Twin Class A-2-I Notes and the Twin Class A-2-II Notes in the event that the Twin DIP Loans are not repaid in full in cash. If it is determined, either by final order of the Court or by a written agreement between a majority of the holders of Twin Class A-2-I Notes and a majority of the holders of Twin Class A-2-II Notes, that the Twin Class A-2-I Notes and the Twin Class A-2-II are pari passu in the event that the Twin DIP Loans are not repaid in full in cash, there shall be no distinction between Twin Class A-2-I Notes and the Twin Class A-2-II with respect to the Twin Prepetition Secured Obligations, the Twin New Money DIP Loans, the Twin Senior Rolled-Up DIP Loans, the Twin Adequate Protection Liens and the Twin Adequate Protection Claims. If it is determined, either by final order of the Court or by a written agreement between a majority of the holders of Twin Class A-2-I Notes and a majority of the holders of Twin Class A-2-II Notes, that the Twin Class A-2-I Notes are senior to the Twin Class A-2-II notes in the event that the Twin DIP Loans are not repaid in full in cash, the Twin Prepetition Secured Obligations, Twin Senior Roll-Up DIP Loans, Twin Adequate Protection Liens and Twin Adequate Protection Claims on account of the Twin Class A-2-I Notes shall be senior to the Twin Prepetition Secured Obligations, Twin Senior Roll-Up DIP Loans, Twin Adequate Protection Liens and Twin Adequate Protection Claims on account of the Twin Class A-2-II Notes; provided that the Twin New Money DIP Loans provided by the holders of Twin Class A-2-I Notes and the Twin New Money DIP Loans provided by the holders of Twin Class A-2-II Notes shall be pari passu regardless of such determination.

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(m) Priority of Terms. To the extent of any conflict between or among (a) the express terms or provisions of any of the DIP Documents, the Motion, any other order of this Court (including any Interim Cash Collateral Orders), or any other agreements, on the one hand, and (b) the terms and provisions of this Final Order, on the other hand, unless such term or provision herein is phrased in terms of “defined in” or “as set forth in” the DIP Documents or the Motion, the terms and provisions of this Final Order shall govern.

(n) Survival of Final Order. The provisions of this Final Order and any actions taken pursuant hereto shall survive entry of any order which may be entered (i) confirming any Plan in any of the Chapter 11 Cases, (ii) converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, (iii) to the extent authorized by applicable law, dismissing any of the Chapter 11 Cases, (iv) withdrawing of the reference of any of the Chapter 11 Cases from this Court, or (v) providing for abstention from handling or retaining of jurisdiction of any of the Chapter 11 Cases in this Court. The terms and provisions of this Final Order, the DIP Documents and the Prepetition Documents, including the DIP Liens and DIP Superpriority Claims granted pursuant to this Final Order, the DIP Documents and the Prepetition Documents and any priorities and protections granted to or for the benefit of the DIP Secured Parties and Prepetition Secured Parties (including the Adequate Protection Liens and the Adequate Protection Claims) hereunder and thereunder, shall continue in full force and effect to the fullest extent provided by section 364(e) of the Bankruptcy Code.

(o) Enforceability. This Final Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 and shall take effect and be fully enforceable nunc pro tunc to the Petition Date immediately upon execution hereof.

(p) Waiver of any Applicable Stay of Execution or Effectiveness. Any applicable stay (including, without limitation, under Bankruptcy Rule 6004(h)) is hereby waived and shall not apply to this Final Order.

19. Necessary Action. The Debtors are authorized to take any and all such actions as are necessary, required or appropriate to implement and effectuate the terms of this Final Order, the DIP Documents and the transactions contemplated hereunder and thereunder.

20. Reserved.

21. Relative Priority of Liens. The relative priority of each of the Carve-Out, Permitted Prior Liens, DIP Liens, Intercompany Liens, Adequate Protection Liens, and Prepetition Liens are set forth in Annex 1 attached hereto; provided that, for the avoidance of doubt, each such Lien shall be subject and subordinate to the Carve-Out in all respects.

22. Retention of Jurisdiction. The Court has and will retain jurisdiction to enforce this Final Order according to its terms.

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23. Reservation of Rights for Resid Secured Parties. Notwithstanding anything to the contrary in this Final Order, Annex 1, or the DIP Documents, if the Court determines in a final non-appealable order in connection with the Adversary Proceeding13 or otherwise that (a) the Management Fees are the property of the Resid Issuer, then the Resid Issuer shall have Intercompany Claims (the “Resid Issuer Intercompany Claims”) and Intercompany Liens (the “Resid Issuer Intercompany Liens”) against all assets of the FBG Manager to the extent of any Management Fees paid to the FBG Manager instead of the Resid Issuer; provided, notwithstanding anything to the contrary herein, the Resid Issuer Intercompany Claims and the Resid Issuer Intercompany Liens granted to the Resid Issuer hereunder shall be junior to the Carve-Out, Permitted Prior Liens, DIP Superpriority Claims, and DIP Liens, (b) the Management Fees are the property of FBG Manager and also the Cash Collateral of the Resid Issuer, then the Resid Issuer shall have adequate protection liens against all assets of the FBG Manager (the “Resid Issuer Adequate Protection Lien”) and an adequate protection claim payable by the FBG Manager (the “Resid Issuer Adequate Protection Claim”) solely to the extent of any Diminution in Value, which shall be junior to (i) the Carve-Out, (ii) any liens or security interests solely to the extent any such liens and security interests were valid, non-avoidable, and properly perfected as of the Petition Date (or were in existence immediately prior to the Petition Date and are properly perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code) and were senior to the prepetition liens of the Resid Issuer, (iii) the Intercompany Liens; and (iv) the DIP Liens and DIP Superpriority Claims, and/or (c) the Management Fees are the Cash Collateral of the Resid Secured Parties, then the Resid Secured Parties shall have an adequate protection lien on all assets of the Resid Issuer (the “Resid Secured Parties Adequate Protection Lien” and, together with the Resid Issuer Adequate Protection Liens, the “Resid Adequate Protection Liens”) and an adequate protection claim payable by the Resid Issuer (the “Resid Secured Parties Adequate Protection Claim” and, together with the Resid Issuer Adequate Protection Claims, the “Resid Adequate Protection Claims”) solely to the extent of any Diminution in Value, which shall be junior to (i) the Carve-Out, (ii) any liens or security interests solely to the extent any such liens and security interests were valid, non-avoidable, and properly perfected as of the Petition Date (or were in existence immediately prior to the Petition Date and are properly perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code) and were senior to the prepetition liens of the Resid Secured Parties, and (iii) Intercompany Liens. To the extent that the Court determines that the Resid Issuer’s property was used to fund the Escrow Account, the Resid Issuer shall have a ratable entitlement to any Escrow Account Residual Balance. The rights of all parties in interest with respect to whether postpetition receipts constitute Cash Collateral and/or property of the Resid Secured Parties and/or the Resid Issuer are fully reserved. Nothing in this Final Order, Annex 1, or the DIP Documents is intended to, or shall, prejudice, limit, or determine the Adversary Proceeding. The Resid Secured Parties shall also be entitled to the same budget and variance reporting rights as the Prepetition Secured Parties set forth in Paragraph 2(n) and (o) hereto (subject to appropriate and comparable confidentiality requirements). For the avoidance of doubt, the Resid Issuer is not a DIP Loan Party. Upon the occurrence and during the continuation of a Termination Event, the automatic stay is hereby modified, without further notice, hearing, motion, order or action of any other kind, to permit the Resid Trustee to declare that the Resid Issuer shall have no right to use Cash Collateral of the Resid Noteholders (to the extent there is any), without the written consent of the Resid Noteholders. The reservation of rights set forth in Paragraph 5 shall apply mutatis mutandis to the Resid Secured Parties.

[13]	“Adversary Proceeding” refers to 3|5|2 Capital GP LLC, on behalf of 3|5|2 Capital ABS Master Fund LP v. FAT Brands Inc. and FB Resid Holdings I, LLC, Adv. Proc. No. 26-03053 (ARP).

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24. Reservation of Rights for Percent Lender. To the extent this Court finds, in a final non-appealable order, that there are any postpetition cash receipts received by or that should have been paid to the Percent Obligor or the Royalty Percent Borrower that constitute Cash Collateral of the Percent Lender, then the Percent Lender will be entitled to the following adequate protection: (i) adequate protection liens (the “Percent Adequate Protection Liens”) on the Percent Lender’s prepetition collateral, and postpetition proceeds, products, offspring, or profits thereof to the extent provided in the applicable prepetition documents governing the Percent Promissory Notes, including postpetition Intercompany Claims solely to the extent that such postpetition Intercompany Claims are funded using the Percent Lender’s Cash Collateral (collectively, the “Percent Adequate Protection Collateral”) and (ii) adequate protection superpriority claims payable by the Percent Obligor and the Royalty Percent Borrower with recourse to the Percent Adequate Protection Collateral, each of which shall be subject to (i) the Carve-Out, (ii) any liens or security interests solely to the extent any such liens and security interests were valid, non-avoidable, and properly perfected as of the Petition Date (or were in existence immediately prior to the Petition Date and are properly perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code) and were senior to the prepetition liens of the Percent Lender and (iii) Intercompany Liens. The Percent Lender shall also be entitled to the same budget and variance reporting rights as the Prepetition Secured Parties set forth in Paragraph 2(n) and (o) hereto (subject to appropriate and comparable confidentiality requirements) with respect to FAT GFG Notes I, LLC and FAT Royalty Notes I, LLC (subject to appropriate and comparable confidentiality requirements). The rights of all parties in interest with respect to whether postpetition receipts constitute Cash Collateral of the Percent Lender are fully reserved, subject to Paragraph 2(p).

25. Reservation of Rights for Riverside Refi Lender. To the extent this Court finds, in a final non-appealable order, that there are any postpetition cash receipts received by the Riverside Refi Obligor that constitute Cash Collateral of the Riverside Refi Lender, then the Riverside Refi Lender will be entitled to the following adequate protection: (i) adequate protection liens (the “Riverside Refi Lender Adequate Protection Liens”) on the Riverside Refi Lender’s prepetition collateral, and postpetition proceeds, products, offspring, or profits thereof to the extent provided in the applicable prepetition documents governing the Riverside Refi Loan, including postpetition Intercompany Claims solely to the extent that such postpetition Intercompany Claims are funded using the Riverside Refi Lender’s Cash Collateral (collectively, the “Riverside Refi Adequate Protection Collateral”), and (ii) an adequate protection superpriority claim payable by the Riverside Refi Obligor with recourse to the Riverside Refi Adequate Protection Collateral, each of which shall be subject to (i) the Carve-Out, (ii) any liens or security interests solely to the extent any such liens and security interests were valid, non-avoidable, and properly perfected as of the Petition Date (or were in existence immediately prior to the Petition Date and are properly perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code) and were senior to the prepetition liens of the Riverside Refi Lender and (iii) Intercompany Liens. The Riverside Refi Lender shall also be entitled to the same budget and variance reporting rights as the Prepetition Secured Parties set forth in Paragraph 2(n) and (o) hereto with respect HDOS Acquisition, LLC (subject to appropriate and comparable confidentiality requirements). The rights of all parties in interest with respect to whether postpetition receipts constitute Cash Collateral of the Riverside Refi Lender are fully reserved, subject to Paragraph 2(p).

36

26. Rights of Round Table Owners Association and Ad Hoc Group of Franchisees. In resolution of the informal limited objections of the Round Table Owners Association (“RTOA”) and the ad hoc group of franchisees represented by Orrick, Herrington & Sutcliffe LLP and Bradley Arant Boult Cummings LLP (the “Ad Hoc Group of Franchisees”), the accounts at Axos Bank (accounts ending in x5525 and x5533) and all post-petition marketing fee contributions (the “Specified Marketing Funds”) received from RTOA franchisees and the members of the Ad Hoc Group of Franchisees are excluded from the definition of “Cash Collateral,” “Adequate Protection Collateral,” “Intercompany Liens,” “FBG DIP Collateral,” “Twin DIP Collateral,” and “DIP Collateral” as those terms are used in this Final Order, and no Adequate Protection Lien, Intercompany Lien, or other post-petition encumbrance shall attach to the Specified Marketing Funds, as required by the franchise agreements. Subject to further order of the Court, the Debtors agree that all post-petition Specified Marketing Funds that are contributed pursuant to Section 5(c) or otherwise of the respective franchise agreements shall be used strictly as permitted under such agreements. All rights are reserved with respect to the prepetition treatment of the Specified Marketing Funds.

27. Restricted Cash. Pursuant to the Sale Orders14 and the Purchase Agreements (as defined in the applicable Sale Order), all funds held in trust for the applicable Prepetition Trustee from the WBS Collection Accounts, WBS Reserve Accounts, or WBS Collection Account Administrative Accounts (as defined in the Cash Management Motion) (such funds, the “Restricted Cash”) are Acquired Assets (as defined in the applicable Purchase Agreements). Upon Closing (as defined in the applicable Purchase Agreement), and except as provided otherwise in the Settlement Order, each Prepetition Trustee is authorized and directed to release the Restricted Cash to the Purchaser (as defined in the applicable Sale Order) and such Purchaser shall use such Restricted Cash to fund the Plan Funding Account (as defined in the Settlement Order15). For the avoidance of doubt, no funds held in trust for the Resid Trustee or in the Resid Securitization Accounts (as defined in the Cash Management Motion) shall be accessed without further order or consent of the Resid Trustee; provided, however, UMB Bank, N.A., in its capacity as predecessor indenture trustee and securities intermediary under the Resid Base Indenture, may apply $168,134.35 of funds that it presently holds in a Resid Securitization Account to pay and satisfy in full all fees and expenses owed to it in such capacity and shall remit any remaining balance in such Resid Securitization Account to the successor Resid Trustee and, once with the successor Resid Trustee, such funds shall be distributed pursuant to the Chapter 11 Plan (as defined in the Settlement Order) and consistent with the priorities set forth in the Resid Base Indenture, and the automatic stay is modified as necessary to facilitate such payment and transfer of funds pursuant to the Resid Base Indenture.

[14]	“Sale Orders” means (a) Order (I) Authorizing and Approving Debtors’ Entry Into Purchase Agreement and Selection of Backup Bid, (II) Authorizing Sale of FBG Assets to Purchaser Free and Clear of All Liens, Claims, and Interests, (III) Approving Assumption and Assignment of Designated Contracts, and (IV) Granting Related Relief, and (b) Order (I) Authorizing and Approving Debtors’ Entry Into Purchase Agreement, (II) Authorizing Sale of Twin Peaks Assets to Purchaser Free and Clear of All Liens, Claims, and Interests, (III) Approving Assumption and Assignment of Designated Contracts, and (IV) Granting Related Relief, entered contemporaneously with this Final Order.

[15]	“Settlement Order” means Order (I) Authorizing Entry Into and Performance Under the Settlement Term Sheet;
(II) Approving, Pursuant to Bankruptcy Rule 9019, the Terms of the Global Settlement Contained Therein; and
(III) Granting Related Relief, entered contemporaneously with this Final Order.

37

28. Texas Tax Resolution. Notwithstanding anything therein, nothing shall prime the statutory liens held by Texas Taxing Entities16 on account of ad valorem taxes (the “Texas Tax Liens”) solely to the extent any such Texas Tax Liens were valid, non-avoidable, and properly perfected as of the Petition Date (or were in existence immediately prior to the Petition Date and are properly perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code) and were senior to any applicable Prepetition Liens. All rights of the Debtors’ to object to the priority, validity, amount, and extent of the Texas Tax Liens and such claims held by the Texas Taxing Entities are fully preserved.

29. Back-Up Manager Expenses. Nothing in this Final Order shall impair, subordinate, or otherwise affect the rights and entitlements of the Back-Up Manager to receive payment of all Back-Up Manager Fees (including reimbursable expenses), in each case as Securitization Operating Expenses in accordance with and subject to the Priority of Payments and other terms and conditions of the applicable Indentures. Such fees and expenses constitute secured Obligations under the FBG Prepetition Indenture, the Twin Prepetition Indenture, and the Resid Base Indenture (as defined in the First Day Declaration), as applicable, secured by the Indenture Collateral for the benefit of the Secured Parties, and nothing in this Order shall alter the Liens securing such Obligations or otherwise impair the Back-Up Manager’s rights and entitlements as a Secured Party to such fees and expenses.17

[16]	“Texas Taxing Entities” means Bexar County, Collin County, Dallas County, Collin College, Ector County Appraisal District, City of El Paso, Lewisville Independent School District, City of McKinney, City of Northlake, Northwest Independent School District, City of Plano, Plano Independent School District San Marcos Consolidated Independent School District, Tarrant County, Tom Green County Appraisal District, Burleson Independent School District, Carrollton-Farmers Branch Independent School, Taxing Districts Collected By Potter County, City of Lewisville, Denton County, Denton County Emergency Services District #1, Denton County Emergency Services District #2, Hays County and Williamson County.

[17]	Capitalized terms used in this Paragraph 29, but not otherwise defined in this Final Order, shall have the meaning ascribed to them in FBG Prepetition Indenture, the Twin Prepetition Indenture, and the Resid Base Indenture (as defined in the First Day Declaration), as applicable.

38

30. WBS Ad Hoc Group, Resid Noteholders, and Committee Settlement. Reference is made to that certain Settlement Term Sheet among the Debtors, the Committee, the Resid Noteholders, and the WBS Ad Hoc Group attached as Exhibit A to the Settlement Order (the “Settlement”).

(a) The terms of the Settlement are incorporated herein as if expressly set forth herein, and, notwithstanding anything to the contrary set forth herein, approval and effectiveness of the DIP Facility on a final basis is expressly conditioned upon the approval of the Settlement Order by the Court and the consummation of the Credit Bids (as set forth and defined in the Settlement). For the avoidance of doubt, to the extent that the Credit Bids do not close as contemplated by the Settlement, the provisions set forth in the Interim Order that were “subject to entry of the Final Order” and approved herein on a final basis, including the granting of liens on the proceeds of Avoidance Actions, waivers pursuant to sections 506(c) and 552(b) of the Bankruptcy Code, and the waiver of the equitable doctrine of marshaling, shall no longer be deemed approved on a final basis and shall remain subject to further approval by the Court.

(b) For the avoidance of doubt, (i) in no way shall the Wind-Down Budget be construed as a cap or limitation on the amount of Allowed Professional Fees due and payable by the Debtors or that may be allowed by the Court at any time, and (ii) the Debtors shall continue to fund the Escrow Account on a weekly basis through and including the Plan Effective Date in accordance with Paragraph 8(c) of this Final Order.

(c) Committee Challenge. On May 4, 2026, the Committee filed the (i) Motion of the Official Committee of Unsecured Creditors for (I) Leave, Standing, and Authority to Commence and Prosecute Certain Claims and Causes of Action on Behalf of the Debtors’ Estates and (II) Exclusive Settlement Authority in Connection Therewith [Docket No. 1176] (the “Committee Standing Motion”) prior to the Challenge Period Termination Date in compliance with paragraph 7(a) of the Second Interim DIP Order and (ii) Adversary Complaint Against the Securitization Issuers, the Other Securitization Entities, and the Securitization Trustees [Docket No. 1178] (the “Manager Advance Complaint” and the related adversary proceeding, the “Manager Advance Adversary Proceeding”) prior to the Challenge Period Termination Date in compliance with paragraph 7(b) of the Second Interim DIP Order. Pursuant to the Settlement, the Committee Standing Motion and the Manager Advance Adversary Proceeding shall be dismissed with prejudice within two (2) days following the closing of the Credit Bids, as set forth in the Settlement Order. For the avoidance of doubt, to the extent that the Credit Bids are not consummated as set forth in the Settlement, the Committee may continue to prosecute the Committee Standing Motion and the Manager Advance Adversary Proceeding and all parties’ rights in respect thereof are preserved.

39

(d) Resid Challenge. On February 13, 2026, the Resid Noteholders filed the Complaint for Declaratory Judgment to Determine the Validity, Extent, and Priority of Liens and Interests in Property [Resid Adv. Docket No. 1] (the “Resid Adversary Complaint”), initiating the adversary proceeding styled 3|5|2 Cap. GP LLC, on behalf of 3|5|2 Cap. ABS Master Fund LP v. FAT Brands Inc., et. al, Adv. Proc. No. 26-90126 (ARP) (Bankr. S.D. Tex. 2026) (the “Resid Adversary Proceeding”). On May 1, 2026, the Resid Noteholders filed (i) the Joint Limited Objection to, and Notice of Challenge Pursuant to, Emergency Motion of the Debtors for Entry of Interim and Final Orders (I) Authorizing the Debtors to Use Cash Collateral and Obtain Secured Postpetition Financing; (II) Granting Liens and Superpriority Administrative Claims; (III) Providing Adequate Protection; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief [Docket No. 1157] (the “Resid DIP Objection and Notice of Challenge”); (ii) the Joint Objection of the Resid Secured Parties to Approval of the Debtors’ Sales Free and Clear Pursuant to Section 363 [Docket No. 1156] (the “Resid Sale Objection”); and (iii) 352 Capital’s Omnibus Objection to the Claims of the FBG Prepetition Secured Parties, Pursuant to Bankruptcy Code Section 502, Bankruptcy Rule 3007, and Bankruptcy Local Rule 3007-1 on the Grounds that the Claims are Not Senior Secured Claims [Docket No. 1151] (the “Resid Claim Objection” and, together with the Resid Adversary Proceeding, the Resid DIP Objection and Notice of Challenge, and the Resid Sale Objection, the “Resid Challenge”). The Resid Challenge was timely filed prior to the Challenge Period Termination Date in compliance with paragraph 7(a) of the Second Interim DIP Order. Pursuant to the Settlement, the Resid Challenge shall be dismissed with prejudice within two (2) days following the closing of the Credit Bids, as set forth in the Settlement Order. For the avoidance of doubt, to the extent that the Credit Bids are not consummated as set forth in the Settlement, the Resid Noteholders may continue to prosecute the Resid Challenge and all parties’ rights in respect thereof are preserved.

Signed: May 19, 2026
/s/ AIfredo R Perez
AIfredo R Perez
United States Bankruptcy Judge

40

ANNEX 1

LIEN AND ADMINISTRATIVE CLAIM PRIORITIES18

Priority	FBG DIP Collateral	Twin DIP Collateral	FBG Unencumbered Property	Twin Unencumbered Property	Administrative Priority Claims[19]
First	Carve-Out	Carve-Out	Carve-Out	Carve-Out	Carve-Out
Second	Permitted Prior Liens (subject to Paragraph 2(p))	Permitted Prior Liens (subject to Paragraph 2(p))	Permitted Prior Liens (subject to Paragraph 2(p))	Permitted Prior Liens (subject to Paragraph 2(p))	Intercompany Claims

Third	Intercompany Liens	Intercompany Liens	Intercompany Liens	Intercompany Liens	DIP Superpriority Claims

Fourth	Any Manager Advances (solely to the extent such security interest or lien was validly perfected, enforceable, and nonavoidable as of the Petition Date or validly perfected subsequent to the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code and were senior to the Prepetition Liens)	Any Manager Advances (solely to the extent such security interest or lien was validly perfected, enforceable, and nonavoidable as of the Petition Date or validly perfected subsequent to the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code and were senior to the Prepetition Liens)	FBG DIP Liens (with respect to FBG New Money DIP Loans)	Twin DIP Liens (with respect to Twin New Money DIP Loans)	Adequate Protection Claims

Fifth	FBG DIP Liens (with respect to FBG New Money DIP Loans)	Twin DIP Liens (with respect to Twin New Money DIP Loans)	FBG DIP Liens (with respect to FBG Rolled-Up DIP Loans)	Twin DIP Liens (with respect to Twin Rolled-Up DIP Loans)

[18]	The Rolled-Up DIP Loans and Adequate Protection Liens will only have recourse to the entities and collateral available under the applicable Prepetition Documents. For the avoidance of doubt, there shall be no FBG Rolled-Up DIP Loans or Twin Rolled-Up DIP Loans incurred or deemed incurred by the Managers.

[19]	The Intercompany Claims, DIP Superpriority Claims, and Adequate Protection Claims listed in the “Administrative Priority Claims” column shall only have recourse against the Debtors and assets specified in the Final Order. For the avoidance of doubt, the Proposed Final Order does not provide for cross collateralization of the Prepetition Secured Obligations.

Priority	FBG DIP Collateral	Twin DIP Collateral	FBG Unencumbered Property	Twin Unencumbered Property	Administrative Priority Claims[19]
Sixth	FBG DIP Liens (with respect to FBG Rolled-Up DIP Loans)	Twin DIP Liens (with respect to Twin Senior Rolled-Up DIP Loans)	FBG Adequate Protection Liens	Twin Adequate Protection Liens (with respect to Twin Prepetition Obligations on account of Class A-2-I notes)

Seventh	FBG Adequate Protection Liens	Twin Adequate Protection Liens (with respect to Twin Prepetition Obligations on account of Class A-2-I notes)		Twin DIP Liens (with respect to Twin Junior Rolled-Up Loans)

Eighth	FBG Prepetition Liens	Twin Prepetition Liens (with respect to Twin Prepetition Obligations on account of Class A-2-I notes)		Twin Adequate Protection Liens (with respect to Twin Prepetition Obligations on account of Class A-2-II notes)

Ninth		Twin DIP Liens (with respect to Twin Junior Rolled-Up Loans)

Tenth		Twin Adequate Protection Liens (with respect to Twin Prepetition Obligations on account of Class A-2-II notes)

Eleventh		Twin Prepetition Liens (with respect to Twin Prepetition Obligations on account of Class A-2-II notes)

2

EXHIBIT A

DIP CREDIT AGREEMENT

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of March 25, 2026

among

FAT BRANDS ROYALTY I, LLC, FAT BRANDS FAZOLI’S NATIVE I, LLC, FAT BRANDS GFG ROYALTY I, LLC, each a Debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, as FBG DIP Borrowers,

TWIN HOSPITALITY I, LLC, a Debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, as Twin DIP Borrower,

FAT BRANDS, INC., a Debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, as Parent,

TWIN HOSPITALITY GROUP INC., a Debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, as Twin Manager,

THE DIP LENDERS PARTY HERETO,

and

UMB BANK, N.A.,

as DIP Agent

TABLE OF CONTENTS

Page

Section 1. Definitions	4

Section 2. The Commitment and Credit Extension	22

Section 3. Representations and Warranties	31

Section 4. Conditions Precedent	33

Section 5. Covenants	38

Section 6. Events of Default	49

Section 7. Credit Bidding	55

Section 8. Miscellaneous	55

Section 9. The DIP Agent	69

Section 10. Collateral Matters	80

Section 11. Remedies with Respect to Collateral	82

Schedule 1 – Commitments

Schedule 1A – Permitted Debt

Schedule 1B – Permitted Investments

Schedule 4(a) – Stipulated Allocation

Schedule 5(c) – Post-Closing Matters

Schedule 5(e) – Milestones

Exhibit A – Interim DIP Order

Exhibit B – Form of Notice of Borrowing

Exhibit C – Form of FBG Guaranty

Exhibit D – Form of Twin Guaranty

Exhibit E – Form of Assignment and Acceptance

i

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This DEBTOR-IN-POSSESSION CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 25, 2026, among FAT BRANDS ROYALTY I, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“FB Royalty”), FAT Brands Fazoli’s Native I, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“FB Fazoli”), and FAT BRANDS GFG ROYALTY I, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“FB GFG”, and together with FB Royalty and FB Fazoli, each a “FBG DIP Borrower”, and together, the “FBG DIP Borrowers”), TWIN HOSPITALITY I, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Twin DIP Borrower”, and together with the FBG DIP Borrowers, the “Borrowers”), FAT BRANDS, INC., a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Parent”), TWIN HOSPITALITY GROUP INC., a Delaware Corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Twin Manager”), the DIP Lenders (as defined below) party hereto from time to time and UMB BANK, N.A., as administrative agent and as collateral agent (in such capacities, and as further defined in Section 1, the “DIP Agent”).

RECITALS

WHEREAS, on January 26, 2026 (the “Petition Date”), the Parent and its direct and indirect subsidiaries (the “Debtors”) filed voluntary proceedings (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code entitled “Bankruptcy” (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), and such Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, prior to the Petition Date, (a) FB Royalty is party to that certain Base Indenture, dated as of March 6, 2020, as amended and restated as of April 26, 2021, and as supplemented by the Series 2021-1 Supplement and Series 2022-1 Supplement thereto, dated as of April 26, 2021 and July 6, 2022, respectively (as further amended, restated, amended and restated, modified, or supplemented prior to the date hereof, the “Royalty Indenture”), among FB Royalty and UMB Bank, N.A. as trustee (in such capacity under the Royalty Indenture, the “Royalty Trustee”) and securities intermediary, pursuant to which FB Royalty on April 26, 2021, issued, among other things, (i) $97,104,000 in aggregate principal amount of Series 2021-1 Class A-2 senior secured notes (the “Royalty Series 2021-1 Class A-2 Notes”) with an interest rate of 4.75% and a maturity date of April 25, 2051 and (ii) $32,368,000 in aggregate principal amount of Series 2021-1 Class B-2 senior subordinated notes with an interest rate of 8.00% and a maturity date of April 25, 2051, and, on July 6, 2022, issued, among other things, (i) $42,696,000 in aggregate principal amount of Series 2022-1 Class A-2 senior secured notes (the “Royalty Series 2022-1 Class A-2 Notes”; and together with the Royalty Series 2021-1 Class A-2 Notes, the “Royalty Class A-2 Notes”) with an interest rate of 4.75% and a maturity date of April 25, 2051 and (ii) $14,232,000 in aggregate principal amount of Class B-2 senior subordinated notes with an interest rate of 8.00% and a maturity date of April 25, 2051 (collectively, the “Royalty Prepetition Notes”); (b) FB GFG is party to that certain Base Indenture dated as of July 22, 2021, as supplemented by the Series 2021-1 Supplement and 2022-1 Supplement thereto, dated as of July 22, 2021 and December 15, 2022, respectively (as further amended, restated, amended and restated, modified, or supplemented prior to the date hereof, the “GFG Indenture”), among FB GFG and UMB Bank, N.A. as trustee (in such capacity under the GFG Indenture, the “GFG Trustee”) and securities intermediary, pursuant to which FB GFG on July 22, 2021, issued, among other things, (i) $209,000,000 in aggregate principal amount of Series 2021-1 Class A-2 senior secured notes (the “GFG Series 2021-1 Class A-2 Notes”) with an interest rate of 6.00% and a maturity date of July 25, 2051 and (ii) $84,000,000 in aggregate principal amount of Series 2021-1 Class B-2 senior subordinated notes with an interest rate of 7.00% and a maturity date of July 25, 2051, and, on December 15, 2022, issued (i) $67,756,000 in aggregate principal amount of Series 2022-1 Class A-2 senior secured notes (the “GFG Series 2022-1 Class A-2 Notes”; and together with the GFG Series 2021-1 Class A-2 Notes, the “GFG Class A-2 Notes”) with an interest rate of 6.00% and a maturity date of July 25, 2051 and (ii) $20,261,000 in aggregate principal amount of Class B-2 senior subordinated notes with an interest rate of 7.00% and a maturity date of July 25, 2051 (the “GFG Prepetition Notes”); and (c) FB Fazoli is party to that certain Base Indenture, dated as of December 15, 2021, as amended by Omnibus Amendment No. 1, dated as of March 28, 2025, and as supplemented by the Series 2021-1 Supplement thereto, dated as of December 15, 2021 (as further amended, restated, amended and restated, modified, or supplemented prior to the date hereof, the “Fazoli Indenture”; and, collectively with the Royalty Indenture and GFG Indenture, the “FBG Prepetition Indentures”), among FB Fazoli and UMB Bank, N.A. as trustee (in such capacity under the Fazoli Indenture, the “Fazoli Trustee”; together with the Royalty Trustee and the GFG Trustee, the “FBG Prepetition Notes Trustee”) and securities intermediary, pursuant to which FB Fazoli issued, among other things, $128,760,000 in aggregate principal amount of Series 2021-1 Class A-2 senior secured notes with an interest rate of 6.00% and a maturity date of July 25, 2051 (the “Fazoli Prepetition Notes”; together with the Royalty Prepetition Notes and the GFG Prepetition Notes, the “FBG Prepetition Notes”). The FBG Prepetition Indentures and all other agreements, guarantees, pledges, collateral and security documents, management agreements, control agreements, instruments, certificates, notes and other documents executed, recorded and/or delivered in connection therewith, including without limitation the “Indenture Documents” (as defined in the applicable FBG Prepetition Indenture), shall collectively be referred to as the “FBG Prepetition Notes Documents”, and all obligations of every nature under the FBG Prepetition Indentures, the “FBG Prepetition Secured Obligations”.

2

WHEREAS, prior to the Petition Date, the Twin DIP Borrower is party to that certain Base Indenture dated as of November 21, 2024, as supplemented by the Series 2024-1 Supplement thereto, dated as of November 21, 2024 as further amended, restated, amended and restated, modified, or supplemented prior to the date hereof, the “Twin Prepetition Indenture”), among the Twin DIP Borrower and UMB Bank, N.A. as trustee (in such capacity under the Twin Prepetition Indenture, the “Twin Prepetition Notes Trustee”) and securities intermediary, pursuant to which the Twin DIP Borrower on November 21, 2024, issued, among other things, $12,124,000 in aggregate principal amount of Series 2024-1 Class A-2-I super senior secured notes (the “Twin Class A-2-I Notes”) and $269,257,000 in aggregate principal amount of Series 2024-1 Class A-2-II senior secured notes (the “Twin Class A-2-II Notes”), each with an interest rate of 9.00% and a maturity date of October 26, 2054 (collectively, the “Twin Prepetition Notes”). The Twin Prepetition Indenture and all other agreements, guarantees, pledges, collateral and security documents, management agreements, control agreements, instruments, certificates, notes and other documents executed, recorded and/or delivered in connection therewith, including without limitation the “Indenture Documents” (as defined in the Twin Prepetition Indenture), shall collectively be referred to as the “Twin Prepetition Notes Documents”, and all obligations of every nature under the Twin Prepetition Indenture, the “Twin Prepetition Secured Obligations”.

WHEREAS, (a) the FBG DIP Borrowers have requested that the FBG DIP Lenders (as defined below) make available a multiple draw secured term loan facility in an aggregate principal amount of up to $184,560,000, pursuant to which the FBG DIP Lenders will provide (i) a “new money” facility in an aggregate principal amount of up to $46,140,000 (the “FBG New Money Term Facility”; and the loans thereunder the “FBG New Money Term Loans”) and (ii) a roll-up facility in an aggregate principal amount of up to $138,420,000, representing a roll-up of FBG Class A-2 Prepetition Notes on a three dollars to one dollar basis of the FBG Commitments hereunder made pursuant to the FBG Prepetition Notes Documents (the “FBG Roll-Up Financing”) (clause (ii) hereof, the “FBG Roll-Up DIP Facility” and together with the FBG New Money Term Facility, the “FBG DIP Facility”); and (b) the Twin DIP Borrower has requested that the Twin DIP Lenders (as defined below) make available a multiple draw secured term loan facility in an aggregate principal amount of up to $123,040,000, pursuant to which the Twin DIP Lenders will provide (i) a “new money” facility in an aggregate principal amount of up to $30,760,000 (the “Twin New Money Term Facility” and the loans thereunder the “Twin New Money Term Loans”) and (ii) (A) a roll-up facility in an aggregate principal amount of up to $12,684,907.88, representing a roll-up of the Twin Class A-2-I Notes on a three dollars to one dollar basis of the Twin Commitments hereunder made pursuant to the Twin Prepetition Notes Documents (the “Twin Senior Roll-Up Financing”) and (B) a roll-up facility in an aggregate principal amount of up to $79,595,092.12, representing a roll-up of the Twin Class A-2-II Notes on a three dollars to one dollar basis of the Twin Commitments hereunder made pursuant to the Twin Prepetition Notes Documents (the “Twin Junior Roll-Up Financing” and together with the Twin Senior Roll-Up Financing, the “Twin Roll-Up Financing”) (clause (ii) hereof, the “Twin Roll-Up DIP Facility” and together with the Twin New Money Term Facility, the “Twin DIP Facility”).

WHEREAS, the DIP Lenders have agreed to provide the DIP Facility, the proceeds of which shall be used, in each case in accordance with the Approved Budget and subject to the DIP Loan Documents, the DIP Orders and the Stipulated Allocation, to fund (a) necessary operating and working capital expenses of the Loan Parties to fulfill franchisee obligations; (b) the Borrowers’ post-petition administrative expenses required to effectuate an Acceptable Sale Transaction (as defined below); (c) obligations arising under the Carve-Out; (d) the agency fees and reasonable fees and expenses of the DIP Agent and the DIP Lenders owed under the DIP Loan Documents; (e) any Prepetition Secured Obligations of the Loan Parties pursuant to any First Day Order or Final Order approved by the DIP Agent (at the written direction of the Required Lenders); (f) to the extent necessary, to make intercompany loans from one Loan Party to another Loan Party, which shall be secured by liens senior to the DIP Liens; (g) to make payments under the Governance Agreement; and (h) to fund the expenses of the Parent and the Twin Manager and to pay the Management Fees.

WHEREAS, each Borrower, the Parent and the Twin Manager acknowledges that they each will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the Borrowers as provided in this Agreement; and

3

NOW, THEREFORE, in consideration of the foregoing, and the conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

Section 1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Sale Process” means one or more processes to be conducted by the Debtors pursuant to section 363 of the Bankruptcy Code to sell, in one or more sale transactions, all or substantially all of their assets, including the filing by the Debtors of the Bidding Procedures Motion and in accordance with the Bidding Procedures.

“Acceptable Sale Transaction” means a sale, in one or more sale transactions, of all or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code that either (i) results in the simultaneous payment in full in cash of all Obligations and Prepetition Secured Obligations or (ii) is otherwise acceptable to the Required Lenders.

“Actual Cash Receipts” means with respect to any period, the amount of actual cash receipts during such period of the Loan Parties (excluding any borrowings under this Agreement) that correspond to each line item (on a line item by line item basis) under the heading “Total Receipts” in the Approved Budget, as determined by reference to the Approved Budget as then in effect.

“Actual Disbursement Amounts” means, with respect to any period, the amount of actual disbursements made by the Loan Parties during such period that correspond to (i) each line item (on a line item by line item basis) under the headings “Total Operating Disbursements” and “Non-Operating/Non Recurring Cash Flow” and (ii) the line item “Bankruptcy-Related Professional Fees” under the heading “Bankruptcy-Related Disbursements” in the Approved Budget, as determined by reference to the Approved Budget as then in effect.

“Ad Hoc Group” means that certain ad hoc group of holders of FBG Prepetition Notes and Twin Prepetition Notes represented by White & Case LLP and the Specified Financial Advisor.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the DIP Agent in a form supplied by the DIP Agent to the DIP Lenders from time to time.

“Affiliate” of a Person has the meaning set forth in section 101(2) of the Bankruptcy Code and also includes any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliated Person” means a person that is an “affiliated person,” as such term is defined in section 2(a)(3) of the Investment Company Act of 1940, as amended, or an affiliated person of any such person.

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“Agent Fee Letter” means that certain request for proposal of the DIP Agent, dated as of March 16, 2026 and accepted on behalf of the Borrowers on March 18, 2026, as may be amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Agreement” has the meaning provided in the first paragraph of this Agreement.

“Applicable Rate” means 12.00% per annum.

“Approved Budget” means the Budget prepared by the Debtors and delivered, and approved by, the Required Lenders on or prior to the Closing Date in connection with transactions contemplated hereby, as updated, modified or supplemented from time to time by the Debtors and approved by the Required Lenders as provided in Section 5(a).

“Auction” means an auction in accordance with an Acceptable Sale Process.

“Avoidance Actions” has the meaning assigned to such term in the DIP Order.

“Bankruptcy Code” has the meaning provided in the recitals of this Agreement.

“Bankruptcy Court” has the meaning provided in the recitals of this Agreement.

“Bid Deadline” has the meaning provided in Schedule 5(e).

“Bidding Procedures” means bidding procedures in accordance with an Acceptable Sale Process in form and substance reasonably acceptable to the Required Lenders, which shall comply with the Milestones.

“Bidding Procedures Motion” means the motion filed with the Bankruptcy Court filed at Docket No. 420 in form and substance reasonably acceptable to the Required Lenders seeking approval, among other things, to (a) implement the Bidding Procedures in connection with any sale of DIP Collateral or related assets and (b) consummate an Acceptable Sale Transaction in accordance with the Bidding Procedures.

“Bidding Procedures Order” means a Final Order of the Bankruptcy Court in the Chapter 11 Cases, in form and substance acceptable to the Required Lenders, approving the Bidding Procedures Motion, as the same may be amended, restated, supplemented or otherwise modified from time to time with the express written consent of the Required Lenders, which shall (among other things) deem any bid submitted by any of the Secured Parties or the Prepetition Secured Parties as a qualifying bid.

“Borrower” or “Borrowers” has the meaning provided in the first paragraph of this Agreement.

“Borrowing” means a borrowing of the DIP Loans.

“Borrowing Date” means, as the context may require, the Closing Date, the Second Borrowing Date and the Third Borrowing Date.

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“Budget” has the meaning provided in Section 5(a).

“Budgeted Cash Receipts” means, with respect to any period, the amount of projected cash receipts (including from non-ordinary course asset sales) during such period of the Loan Parties on a consolidated basis that corresponds to the line item under the heading “Total Receipts” in the Approved Budget, in each case, as determined by reference to the Approved Budget as then in effect.

“Budgeted Disbursement Amounts” means, with respect to any period, the amount of projected disbursements during such period of the Loan Parties on a consolidated basis that corresponds to: (i) each line item (on a line item by line item basis) under the headings “Total Operating Disbursements” and “Non-Operating/ Non Recurring Cash Flow” and (ii) the line item “Bankruptcy-Related Professional Fees” under the heading “Bankruptcy-Related Disbursements” in the Approved Budget, as determined by reference to the Approved Budget as then in effect.

“Business Day” means any day except Saturday, Sunday, any day that is a legal holiday in New York, New York, or a day on which banking institutions in New York, New York are authorized or required by law or other government action to close.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, Personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Carve-Out” has the meaning provided in the DIP Order.

“Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code and includes the proceeds of DIP Loans.

“Change in Control” has the meaning assigned to the term “change of control” or “change in control” or equivalent in the Prepetition Notes Documents and in any other material Indebtedness for borrowed money of the Loan Parties.

“Chapter 11 Cases” has the meaning provided in the recitals of this Agreement.

“Closing Date” means the date on which the conditions precedent in Section 4(a) below shall have been met.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, collectively, the FBG Commitments and the Twin Commitments.

“Commitment Period” means the period commencing on the Closing Date and ending on the date that is the earliest of (a) (x) five (5) Business Days prior to clause (a) of the Maturity Date and (y) the date or time set forth in any other clause under the definition of Maturity Date and (b) the date the Commitments have been reduced to $0 (by utilization thereof, reduction thereof or acceleration thereof, or otherwise).

“Credit Bid” means any credit bid by any DIP Lender in respect of the Obligations, pursuant to section 363(k) of the Bankruptcy Code, the Bidding Procedures, or otherwise.

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“CRO” means John C. DiDonato, in his capacity as Chief Restructuring Officer of each of the Debtors and/or Abhimanyu Gupta, in his capacity as Deputy Chief Restructuring Officer of each of the Debtors.

“Debtors” has the meaning provided in the recitals of this Agreement.

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” means, with respect to overdue principal on outstanding DIP Loans, the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), the interest rate applicable to the DIP Loans plus 2.00% per annum, which, in each case, shall be payable on demand.

“DIP Agent” has the meaning specified in the first paragraph of this Agreement and shall include any successor DIP Agent appointed in accordance with the terms of this Agreement.

“DIP Collateral” means all assets and property of each Loan Party, now owned or hereafter acquired, which is subject to the Liens granted by such Loan Party (or intended to be subject to Liens granted by such Loan Party) that secures the Obligations pursuant to the DIP Order and Section 10(a) hereof, and shall include without limitation all “DIP Collateral” as such term is defined in the DIP Order. Notwithstanding the foregoing or anything to the contrary in any Loan Document, in no event shall any Excluded Asset constitute DIP Collateral.

“DIP Facility” means, collectively, the FBG DIP Facility and the Twin DIP Facility.

“DIP Lenders” means, collectively, the FBG DIP Lenders and the Twin DIP Lenders.

“DIP Liens” has the meaning provided in Section 10(a) below.

“DIP Loan” means an extension of credit by any DIP Lender to the applicable Borrowers under Section 2, which shall include (a) the FBG New Money Term Loans, (b) the Twin New Money Term Loans and (c) following the Roll-Up Effective Time, the deemed extensions of credit under Section 2(f) in the form of Roll-Up Loans.

“DIP Loan Documents” means this Agreement, each Guaranty, each Segregated Account Control Agreement and all notes, guaranties, security agreements, mortgages, certificates, landlord’s agreements, lock box and blocked account agreements, the DIP Order, the Approved Budget, the Agent Fee Letter, the Houlihan Engagement Letter and all other agreements, documents and instruments now or hereafter executed or delivered by any Borrower or any other Loan Party in connection with, or to evidence the transactions contemplated by, this Agreement and/or the credit extended hereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“DIP Order” means the Interim DIP Order or the Final DIP Order, as applicable.

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“Disposition” means (a) the sale, conveyance, transfer, license, lease or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback transaction) of the Loan Parties (in each case, other than qualified capital stock of the Borrowers)or (b) the issuance or sale of capital stock of any Loan Party, whether in a single transaction or a series of related transactions.

“Dollars” or “U.S. Dollars” and the sign “$” mean the lawful currency of the United States of America.

“Drawn Excess Amount” means, with respect to any calendar month (the “Measurement Month”), the positive difference, if any, between: (a) the aggregate amount actually withdrawn by the Borrowers from the Segregated Accounts during such Measurement Month, minus (b) the aggregate amount of such withdrawn funds that were actually disbursed and applied by the applicable Loan Parties during such Measurement Month for expenditures that are permitted under, and consistent with the applicable line items of, the Approved Budget in effect, in each case as determined by reference to the Variance Report for the Variance Testing Period that includes such Measurement Month.

“Effect of Bankruptcy” means, with respect to any contractual obligation, contract or agreement to which a Loan Party or a Subsidiary thereof is a party, any default or other legal consequences arising on account of the commencement or the filing of the Chapter 11 Cases (including the implementation of any stay), or the rejection of any such contractual obligation, contract or agreement with the approval of the Bankruptcy Court if required under applicable law.

“Event of Default” has the meaning provided in Section 6.

“Excluded Accounts” means any accounts used solely as (i) payroll and other employee wage and benefit accounts, (ii) accounts holding taxes (including sales tax and withholding tax) withheld or collected in respect of third parties and fiduciary accounts for unaffiliated third parties, (iii) zero balance accounts that are swept daily into a deposit account subject to a control agreement, (iv) cash collateral accounts for letters of credit, letters of guaranty, sureties and similar obligations (other than Cash Collateral), (v) other accounts with an average daily balance not in excess of $250,000 in any individual account or $500,000 in the aggregate for all such accounts that are Excluded Accounts pursuant to this clause (v) and (vi) other accounts as approved by the Required Lenders in their sole discretion.

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“Excluded Assets” means: (1) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (2) assets in respect of which pledges and security interests (x) are prohibited or restricted by (A) any law or regulation or (B) any contractual obligation (including any requirement to obtain the consent of any third party) (other than the Borrower or any Subsidiary)) that, in the case of this clause (B), exists on the Closing Date or at the time the relevant Guarantor becomes a Guarantor and was not incurred in contemplation of its becoming a Guarantor (including pursuant to assumed Indebtedness so long as such Indebtedness is permitted to be assumed under this Agreement), in each case other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction, the Bankruptcy Code, or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute Excluded Assets, (y) would require a governmental (including regulatory) consent, approval, license or authorization in order to provide the lien that is required on the Closing Date or at the time the relevant Guarantor becomes a Guarantor, unless such consent, approval, license or authorization has been obtained, or (z) would result in material adverse tax consequences to any Loan Party or any Subsidiary as reasonably determined by the Borrower and the Required Lenders, (3) equity interests in any entity other than wholly owned Subsidiaries to the extent pledges thereof are not permitted by such entity’s organizational or joint venture documents if and only if such prohibition was not added in order to result in Excluded Asset status (unless any such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction, the Bankruptcy Code, or any other applicable law), (4) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any other Loan Party) (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such term, such assets shall automatically cease to constitute Excluded Assets, (5) Excluded Accounts and (6) those assets as to which the DIP Agent (at the written direction of the Required Lenders) agrees in writing that the cost, burden, difficulty or consequence of obtaining such a security interest or perfection thereof outweighs, or are excessive in relation to, the practical benefit to the DIP Lenders of the security to be afforded thereby. For the avoidance of doubt, in no event shall the Segregated Account constitute an Excluded Asset.

“FBG Adequate Protection Liens” has the meaning provided in the Interim DIP Order, as may be amended by the Final DIP Order.

“FBG Backstop Fee” means has the meaning provided in Section 2(h)(v)(A).

“FBG Backstop Parties” means those certain DIP Lenders that backstop the FBG New Money Term Loans, which as of the Closing Date are all FBG DIP Lenders.

“FBG Class A-2 Prepetition Notes” means, collectively, (a) the Royalty Class A-2 Notes; (b) GFG Class A-2 Notes; and (c) the Fazoli Prepetition Notes.

“FBG Class A-2 Prepetition Secured Obligations” means all obligations of every nature in connection with the FBG Class A-2 Prepetition Notes under the FBG Prepetition Indentures.

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“FBG Commitments” means, as to each FBG DIP Lender, such FBG DIP Lender’s obligation to make a DIP Loan pursuant to Section 2, in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule 1 as such Lender’s “FBG New Money Term Facility”, as such amount may be adjusted from time to time in accordance with the terms hereof (including as necessary to reflect any repayments, prepayments, or commitment reductions) or reduced or increased from time to time pursuant to assignments by or to such FBG DIP Lender pursuant to Section 8(d) and as such Schedule 1 may be amended from time to time to reflect such assignments.

“FBG DIP Borrower” has the meaning provided in the recitals of this Agreement.

“FBG DIP Collateral” has the meaning provided in the Interim DIP Order (and, for the avoidance of doubt, excluding any Excluded Assets), as may be amended by the Final DIP Order.

“FBG DIP Guarantors” means, collectively, (a) the Parent; (b) each FBG Subsidiary Guarantor; and (c) each entity designated as a “Guarantor” or “Additional Guarantor” under the FBG Prepetition Notes Documents. Notwithstanding the foregoing, and notwithstanding anything to the contrary in this Agreement, SEEDS OF COMPASSION FUND, INC. shall not be a FBG DIP Guarantor hereunder and shall not have any of the obligations of a FBG DIP Guarantor hereunder.

“FBG DIP Lender” means each financial institution from time to time party hereto as a “FBG DIP Lender,” together with its respective successors and permitted assigns.

“FBG DIP Lien” has the meaning provided in the Interim DIP Order, as may be amended by the Final DIP Order.

“FBG DIP Loan Party” means each of the FBG DIP Borrowers and each FBG DIP Guarantor.

“FBG DIP Obligations” means all obligations of every nature of each FBG DIP Borrower and each other FBG DIP Loan Party under this Agreement and the other applicable DIP Loan Documents, including, without limitation, any liability of such FBG DIP Loan Party on any claim, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the FBG DIP Obligations of the FBG DIP Loan Parties under this Agreement include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by any FBG DIP Borrower under any DIP Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that the FBG DIP Lender, in its sole discretion, may elect to pay or advance on behalf of any FBG DIP Loan Party.

“FBG Noteholders” means the holders of the FBG Prepetition Notes.

“FBG Secured Parties” means, collectively, the DIP Agent, the FBG DIP Lenders, and each co-agent or sub-agent appointed by the DIP Agent from time to time pursuant to the terms of this Agreement, any other holder from time to time of any FBG DIP Obligations and, in each case, their respective successors and permitted assigns.

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“FBG Segregated Account” has the meaning provided in Section 2(b).

“FBG Subsidiary Guarantor” means each Subsidiary of the FBG DIP Borrowers.

“FBG Guaranty” means the Parent and Subsidiary Guaranty substantially in the form of Exhibit C executed and delivered by the FBG DIP Guarantors on the Closing Date, together with each joinder agreement and supplement executed and delivered in connection therewith, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Final DIP Order” means a Final Order of the Bankruptcy Court entered in the Chapter 11 Cases authorizing and approving the DIP Facility and the Debtors’ use of Cash Collateral and the terms of this Agreement and the other DIP Loan Documents, in form and substance acceptable to the Required Lenders in their reasonable discretion, as the same may be amended, restated, supplemented or otherwise modified from time to time with the express consent of the Required Lenders.

“Final Order” means an order signed by the Bankruptcy Court as to which no stay has been entered and which has not been reversed, vacated or overturned, and for which no appeal or motion to reconsider has been timely filed or, if timely filed, such appeal or motion to reconsider has been dismissed or denied unless the DIP Lender waives such requirement in writing.

“First Day Orders” means those orders entered by the Bankruptcy Court as a result of motions and applications filed by the Borrowers and the other Loan Parties with the Bankruptcy Court on the Petition Date.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means United States generally acceptable accounting principles applied on a consistent basis.

“Governance Agreement” means the resolution agreed to by the Special Committee, the Parent, the Ad Hoc Group, Andrew Wiederhorn and other parties thereto with respect to governance of the Debtors as set forth in the Amended and Restated Stipulation and Agreed Order Regarding Mediated Agreement Docket No. 472.

“Governance Protocol” has the meaning set forth in Section 4(a)(xvi).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, regional, county, municipal or local, and any agency, authority, instrumentality, regulatory body, ministry, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantors” means, collectively, (a) the FBG DIP Guarantors; and (b) the Twin DIP Guarantors. For the avoidance of doubt, SEEDS OF COMPASSION FUND, INC. shall not be a Guarantor hereunder and shall not have any of the obligations of a Guarantor hereunder.

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“Guaranty” means, collectively, (a) the FBG Guaranty; and (b) the Twin Guaranty.

“Houlihan Engagement Letter” means the engagement letter, dated as of the Closing Date, between the Borrower and the Specified Financial Advisor, as amended, restated, supplemented or otherwise modified from time to time.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (i) to the extent not otherwise included, any guarantee by and Person of any obligations in clauses (a) through (h) above.

“Interim DIP Order” means an interim order of the Bankruptcy Court entered in the Chapter 11 Cases authorizing and approving the DIP Facility and the terms of this Agreement and the other DIP Loan Documents, in the form attached hereto as Exhibit A with any modifications thereto approved by the Required Lenders in their reasonable discretion, as the same may be amended, restated, supplemented or otherwise modified from time to time with the express reasonable consent of the Required Lenders in accordance with the terms of such Interim DIP Order.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect (a) advance, loan, time deposit or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit), (b) capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), (c) incurrence of a guarantee of any obligation of, or (d) any purchase or acquisition of shares, other equity interests, indebtedness or other similar instruments issued by, in each case, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, as applicable; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment.

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“Lien” means, with respect to any assets or property, (a) any mortgage, deed of trust, trust, deemed trust (statutory or otherwise), lien (statutory or otherwise), pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that an operating lease or an agreement to sell entered into by a Loan Party as lessee or seller, as applicable, in the ordinary course of business shall not, in and of itself, as applicable, be deemed to constitute a Lien on such Loan Party’s interest in the leased or sold property, as applicable, solely by reason of such Loan Party being a lessee or seller, as applicable, thereunder; provided, further that a purchase and sale agreement entered into in connection with an Acceptable Sale Transaction pursuant to an Acceptable Sale Process shall not in and of itself be deemed to constitute a Lien on the assets subject to such agreement.

“Liquidity Need” shall occur at any time that the available cash on hand, calculated on a consolidated basis for all Loan Parties, is less than $5,000,000, taking into account the forecasted disbursements through the Maturity Date.

“Loan Party” or “Loan Parties” means, collectively, (a) each FBG DIP Loan Party and (b) each Twin DIP Loan Party.

“Management Agreements” has the meaning provided in the Interim DIP Order.

“Margin Stock” has the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of any of the Loan Parties, taken as a whole (other than as customarily occurs as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the commencement of the Chapter 11 Cases); (b) a material impairment of the rights and remedies of the Secured Parties under any DIP Loan Document, or of the ability of any Loan Party to perform its obligations under any DIP Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any DIP Loan Document to which any of them is a party, other than in accordance with its terms. For the avoidance of doubt, a “Material Adverse Effect” shall not be deemed to exist as a result of the Effect of Bankruptcy or the Chapter 11 Cases or the events leading up to and resulting therefrom.

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“Maturity Date” means the earliest of: (a) May 8, 2026; provided that such date may be extended with the written consent of the Required Lenders, (b) the date of acceleration of the Loans or termination of the commitments following an Event of Default pursuant to the terms hereof pursuant to Section 6 or otherwise, (c) 11:59 p.m. prevailing Eastern Time on April 10, 2026 if the Bankruptcy Court has not entered the Final DIP Order, (d) the date the Bankruptcy Court indicates or specifies that it will not approve the Final DIP Order or otherwise denies approval of the Final Order, (e) the effective date of a chapter 11 plan in the Chapter 11 Case, which is confirmed by an order of the Bankruptcy Court, and (f) the closing of an Acceptable Sale Transaction.

“Milestones” has the meaning provided in Section 5(e).

“Monthly Segregated Account Withdrawal Limit” means, with respect to any calendar month, an amount equal to (i) the aggregate disbursements projected for such calendar month for the applicable Loan Parties, as set forth in the Approved Budget then in effect, plus (ii) the maximum additional amount permitted under the applicable Permitted Variance thresholds set forth in Section 5(b) for such calendar month; provided that the Monthly Segregated Account Withdrawal Limit for any calendar month shall be reduced, on a dollar-for-dollar basis, by the sum of (x) Drawn Excess Amount, if any, calculated with respect to the immediately preceding calendar month plus (y) any remaining unused Drawn Excess Amount from any prior calendar month plus (z) the available cash on hand, calculated on a consolidated basis for all Loan Parties, at such time in excess of $5,000,000 (in the case of each of the foregoing clauses (x), (y) and (z), without duplication).

“New Money Term Loans” means, collectively, (a) the FBG New Money Term Loans and (b) the Twin New Money Term Loans.

“Notice of Borrowing” has the meaning provided in Section 2(d), in substantially the form attached hereto as Exhibit B (or such other changes as approved by the Required Lenders in their reasonable discretion).

“Obligations” means, collectively, (a) the FBG DIP Obligations and (b) the Twin DIP Obligations.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any DIP Loan Document, except any such Taxes that are imposed on a Recipient as a result of its present or former connection to the applicable taxing jurisdiction (other than such Recipient’s connections with such taxing jurisdiction arising from, out of or with respect to any DIP Loan Documents or any transactions therein) with respect to an assignment (other than an assignment made pursuant to a request by any Borrower).

“Parent” has the meaning provided in the recitals of this Agreement.

“PATRIOT Act” has the meaning provided in Section 8(l).

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“Permitted Dispositions” means: (a) sale of any furniture, fixture, equipment or inventory that is no longer used or useful in the business of the Loan Parties or their Subsidiaries in the ordinary course of business and as approved by the CRO, (b) sale of inventory or scrap in the ordinary course of business and as approved by the CRO, (c) the granting of Permitted Liens, (d) the leasing or subleasing of assets of any Loan Party or its Subsidiaries in the ordinary course of business and as approved by the CRO, (e) the making of Permitted Investments, (f) Dispositions in the ordinary course of business of cash or cash equivalents, (g) Dispositions pursuant to casualty events, (h) Dispositions in connection with an Acceptable Sale Transaction or pursuant to an Acceptable Sale Process (or any related motions) or the Bidding Procedures Motion, and (i) Disposition of assets (other than transfer or sales of its own capital stock) by (i) any Loan Party to any other Loan Party, (ii) any Loan Party to any other Subsidiary of a Loan Party that is not a Loan Party in the ordinary course of business and as approved by the CRO for a valid business purposes and (iii) any Subsidiary of a Loan Party that is not a Loan Party to a Loan Party.

“Permitted Indebtedness” means: (a) Indebtedness under this Agreement; (b) Indebtedness under the Prepetition Notes; (c) other Indebtedness to third parties that are not Affiliates of any Debtors or the Loan Parties outstanding on the date hereof and set forth on Schedule 1A; (d) Refinancing Indebtedness secured by purchase money security interests or Capital Leases existing as of the date hereof, (e) Permitted Intercompany Advances, (f) endorsement of instruments or other payment items for deposit in the ordinary course of business, (g) Indebtedness incurred in respect of bank products (other than pursuant to hedge agreements) in the ordinary course of business, including netting services, automatic clearinghouse arrangements, overdraft protections and other cash management arrangements, (h) Indebtedness assumed in connection with a Permitted Investments, (i) Indebtedness consisting of unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations, (j) [reserved], (k) other unsecured Indebtedness incurred in the ordinary course of business in an aggregate principal amount not to exceed $50,000 at any time outstanding and (l) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Loan Party or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year.

“Permitted Intercompany Advances” means intercompany loans made after the Petition Date and as approved by the CRO by (a) a Loan Party to another Loan Party, (b) a Subsidiary of a Loan Party which is not a Loan Party to another Subsidiary of a Loan Party which is not a Loan Party, (c) a Loan Party to any Subsidiary of a Loan Party which is not a Loan Party so long as any such loans are made for a valid and bona fide business purpose and in conformance with the Approved Budget and (d) a Subsidiary of a Loan Party which is not a Loan Party to a Loan Party; provided that, such loans made pursuant to clause (d) must be subject to a customary intercompany subordination agreement satisfactory to the Required Lenders.

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“Permitted Investments” means (a) any Investment existing on the date hereof and set forth on Schedule 1B and other Investments permitted by a First Day Order, (b) Investments consisting of Permitted Intercompany Advances, (c) Investments in cash and cash equivalents, (d) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business, (e) advances made in connection with purchases of goods or services in the ordinary course of business, (f) Investments resulting from entering into agreements relative to Indebtedness that is permitted under clauses (g) and (i) of the definition of Permitted Indebtedness, (h) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries and (i) deposits of cash made in the ordinary course of business to secure performance of operating leases or other contractual obligations entered into in the ordinary course of business; provided that the aggregate amount of all such cash deposits made pursuant to this clause (i) in respect of obligations shall not exceed $100,000 at any time outstanding.

“Permitted Lien” means (a) purchase-money security interests in specific items of equipment securing Permitted Indebtedness described under clause (d) of the definition of Permitted Indebtedness, (b) liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained, (c) the DIP Liens, (d) liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party), (e) Liens securing the Prepetition Notes, (f) judgment Liens in respect of judgments that do not constitute an Event of Default so long as such judgments are stayed during the pendency of the Bankruptcy Cases, and (g) adequate protection liens granted to the Prepetition Noteholders pursuant to the DIP Order.

“Permitted Prior Lien” has the meaning provided in the DIP Order.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Petition Date” has the meaning provided in the recitals of this Agreement.

“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.

“Prepetition Class A-2 Notes” means, collectively, the FBG Class A-2 Prepetition Notes and the Twin Prepetition Notes.

“Prepetition Class A-2 Secured Obligations” means, collectively, the FBG Class A-2 Prepetition Secured Obligations and the Twin Class A-2 Prepetition Secured Obligations.

“Prepetition Indentures” means, collectively, the FBG Prepetition Indentures and the Twin Prepetition Indenture, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Prepetition Noteholders” means, collectively, the FBG Noteholders and the Twin Noteholders.

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“Prepetition Notes” means, collectively, the FBG Prepetition Notes and the Twin Prepetition Notes.

“Prepetition Notes Documents” means, collectively, the FBG Prepetition Notes Documents and the Twin Prepetition Notes Documents.

“Prepetition Secured Obligations” means, collectively, the FBG Prepetition Secured Obligations and the Twin Prepetition Secured Obligations.

“Prepetition Secured Parties” means, collectively, the Prepetition Noteholders and the indenture trustees under the Prepetition Indentures.

“Pro Rata Share” means, as to each DIP Lender, the ratio, expressed as a percentage of (a) (i) the amount of such DIP Lender’s Commitments plus (ii) the amount of such DIP Lender’s outstanding DIP Loan to (b) (i) the aggregate amount of the Commitments of all DIP Lenders plus (ii) the aggregate amount of all outstanding DIP Loans; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each DIP Lender shall be the ratio, expressed as a percentage of (A) the sum of the unpaid principal amount of all outstanding DIP Loans owing to such DIP Lender as of such date to (B) the sum of the aggregate unpaid principal amount of all outstanding DIP Loans of all DIP Lenders as of such date. If at the time of determination the Commitments have terminated and there are no outstanding DIP Loans, then the Pro Rata Shares of the DIP Lenders shall be determined as of the most recent date on which Commitments were in effect or DIP Loans were outstanding.

“Recipient” means the DIP Agent and the DIP Lenders.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the accrued interest, fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the DIP Lenders (or such other terms as are reasonably consented to by the Required Lenders),

(c) if the Indebtedness that is refinanced, renewed, or extended was contractually subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include contractual subordination terms and conditions that are at least as favorable to the DIP Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness,

(d) if the Indebtedness that is refinanced, renewed, or extended was unsecured, then the refinancing, renewal, or extension of such Indebtedness must be unsecured, and

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(e) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, officers, employees, agents, counsel, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Representatives” means, with respect to any Person, such Person’s employees, agents, representatives and financing sources, and any investment banker, financial advisor, consultant, accountant, legal counsel, agent, representative or expert retained by or acting on behalf such Person.

“Requirements of Law” means, with respect to any Person, any and all requirements of any Governmental Authority applicable to such Person having the force of law, including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

“Required FBG Lenders” means, as of any date of determination, with respect to the FBG DIP Facility, the DIP Lenders having more than 50% of the aggregate principal amount of all outstanding DIP Loans under the FBG DIP Facility and the unused Commitments at such time with respect to the FBG DIP Facility.

“Required Lenders” means, as of any date of determination, the DIP Lenders holding more than 50% of the aggregate principal amount of all outstanding DIP Loans and unused Commitments at such time.

“Required Twin Lenders” means, as of any date of determination, with respect to the Twin DIP Facility, the DIP Lenders having more than 50% of the aggregate principal amount of all outstanding DIP Loans under the Twin DIP Facility and the unused Commitments at such time with respect to the Twin DIP Facility; provided that, solely for purposes of determining the resolution of the Twin Roll-Up Reservation, “Required Twin Lenders” shall mean both (x) the Twin DIP Lenders having at least 66 2/3% of the aggregate principal amount of all outstanding Roll-Up Loans under the Twin Senior Roll-Up Financing and (y) the Twin DIP Lenders having at least 66 2/3% of the aggregate principal amount of all outstanding Roll-Up Loans under the Twin Junior Roll-Up Financing, each class voting separately and independently.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest of any Loan Party or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such equity interest, or on account of any return of capital to any Loan Party’s or any respective Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof); provided, that, none of the following shall be deemed to result in, or be considered, a Restricted Payment: (a) any Permitted Investment and (b) Permitted Intercompany Advances and payments in connection with performance of the Management Agreements, approved by the CRO, and authorized pursuant to the Approved Budget.

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“Roll-Up Effective Time” means, with respect to any Borrowing of New Money Term Loans, as applicable, the moment immediately following the funding of such Borrowing to the applicable Borrower(s) in accordance with Section 2(e).

“Roll-Up Financing” means collectively the FBG Roll-Up Financing and the Twin Roll-Up Financing.

“Roll-Up Loan Amount” means the amount of the Roll-Up Loans allocated to each DIP Lender as set forth opposite such DIP Lender’s name on Schedule 1 under the heading “Maximum Roll-Up Loan Amount.”

“Roll-Up Loans” has the meaning assigned thereto in Section 2(f).

“Sale Order” means a Final Order, in form and substance reasonably acceptable to the Required Lenders, authorizing an Acceptable Sale Transaction consistent with the Bidding Procedures and the Bidding Procedures Order.

“Secured Parties” means, collectively, (a) the FBG Secured Parties; and (b) the Twin Secured Parties.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Segregated Accounts” has the meaning provided in Section 2(c).

“Segregated Account Control Agreement” means a “springing” deposit account control agreement substantially in a form reasonably acceptable to the Required Lenders, the DIP Agent (with respect to the rights, obligations, liabilities and immunities of the DIP Agent thereunder) and the relevant Borrower to be effective on the Closing Date (or at such time permitted by Schedule 5(c)) and delivered to the DIP Agent (to be executed by the DIP Agent at the written direction of the Required Lenders).

“Special Committee” means the special committee of the boards of directors of each Loan Party, composed solely of Neal Goldman and Patrick Bartels, which is delegated complete and exclusive decision-making authority with respect to the Loan Parties’ restructuring, the implementation of any restructuring transactions, and the conduct of the Chapter 11 Cases pursuant to the Governance Protocol.

“Specified Financial Advisor” Houlihan Lokey Capital, Inc., as financial advisor and investment banker to the Ad Hoc Group.

“Stipulated Allocation” shall mean the allocation of estate professional fees as set forth in Schedule 4(a).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

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“Syndication Procedures” means the syndication procedures in connection with the DIP Facility, agreed to on or about the date hereof, among the Borrowers and the Ad Hoc Group (and reasonably acceptable, as to their respective rights and obligations, to the DIP Agent, the FBG Prepetition Notes Trustee and the Twin Prepetition Notes Trustee).

“Taxes” has the meaning provided in Section 8(c).

“Twin Adequate Protection Liens” has the meaning provided in the Interim DIP Order, as may be modified in the Final DIP Order.

“Twin Backstop Fee” means has the meaning provided in Section 2(h)(v)(B).

“Twin Backstop Parties” means those certain DIP Lenders that backstop the Twin New Money Term Loans, which as of the Closing Date are all Twin DIP Lenders.

“Twin Class A-2 Prepetition Secured Obligations” means all obligations of every nature in connection with the Twin Prepetition Notes under the Twin Prepetition Indenture.

“Twin Commitments” means, as to the Twin DIP Lender, such Twin DIP Lender’s obligation to make a DIP Loan pursuant to Section 2, in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule 1 as such Lender’s “Twin New Money Term Facility”, as such amount may be adjusted from time to time in accordance with the terms hereof (including as necessary to reflect any repayments, prepayments, or commitment reductions) or reduced or increased from time to time pursuant assignments by or to such Twin DIP Lender pursuant to Section 8(d) and as such Schedule 1 may be amended from time to time to reflect such assignments.

“Twin DIP Borrower” has the meaning provided in the recitals of this Agreement.

“Twin DIP Collateral” has the meaning provided in the Interim DIP Order, as may be modified in the Final DIP Order.

“Twin DIP Guarantors” means, collectively, (a) the Parent; (b) the Twin Manager; (c) each Twin Subsidiary Guarantor; and (d) each entity designated as a “Guarantor” or “Additional Guarantor” under the Twin Prepetition Notes Documents. Notwithstanding the foregoing, and notwithstanding anything to the contrary in this Agreement, SEEDS OF COMPASSION FUND, INC. shall not be a Twin DIP Guarantor hereunder and shall not have any of the obligations of a Twin DIP Guarantor hereunder.

“Twin DIP Lender” means each financial institution from time to time party hereto as a “Twin DIP Lender,” together with its respective successors and permitted assigns.

“Twin DIP Lien” has the meaning provided in the Interim DIP Order, as may be modified in the Final DIP Order.

“Twin DIP Loan Party” means the Twin DIP Borrower and each Twin DIP Guarantor.

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“Twin DIP Obligations” means all obligations of every nature of the Twin DIP Borrower and each other Twin DIP Loan Party under this Agreement and the other applicable DIP Loan Documents, including, without limitation, any liability of such Twin DIP Loan Party on any claim, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Twin DIP Obligations of the Twin DIP Loan Parties under this Agreement include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by the Twin DIP Borrower under any DIP Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that the Twin DIP Lender, in its sole discretion, may elect to pay or advance on behalf of any Twin DIP Loan Party.

“Twin Guaranty” means the Parent and Subsidiary Guaranty substantially in the form of Exhibit D executed and delivered by the Twin DIP Guarantors on the Closing Date, together with each joinder agreement and supplement executed and delivered in connection therewith, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Twin Manager” has the meaning provided in the recitals of this Agreement.

“Twin Noteholders” means the holders of the Twin Prepetition Notes.

“Twin Roll-Up Reservation” shall have the meaning set forth in the DIP Order.

“Twin Secured Parties” means, collectively, the DIP Agent, the Twin DIP Lenders, and each co-agent or sub-agent appointed by the DIP Agent from time to time pursuant to the terms of this Agreement, any other holder from time to time of any Twin DIP Obligations and, in each case, their respective successors and permitted assigns.

“Twin Segregated Account” has the meaning provided in Section 2(c).

“Twin Subsidiary Guarantor” means each Subsidiary of the Twin DIP Borrower.

“UCC” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the DIP Lender’s Lien on any DIP Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies. To the extent that defined terms set forth herein shall have different meanings under different Articles under the Uniform Commercial Code, the meaning assigned to such defined term under Article 9 of the Uniform Commercial Code shall control.

“UMB” means UMB Bank, N.A.

“Variance” has the meaning provided in Section 5(b).

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“Variance Report” has the meaning provided in Section 5(b).

“Variance Report Date” has the meaning provided in Section 5(b).

“Variance Testing Period” means, starting the second full week following the entry of the Interim DIP Order, each rolling four-week period ending on each Sunday thereafter.

“Withholding Taxes” has the meaning provided in Section 8(c).

Section 2. The Commitment and Credit Extension.

(a) Commitment and Borrowing. Subject to the terms and conditions set forth herein and in the DIP Order, (i) the FBG DIP Lenders agree to make, during the Commitment Period, the FBG New Money Term Loans to the FBG DIP Borrowers (w) on the Closing Date, subject to the satisfaction (or waiver) of the Initial Draw Conditions in an aggregate principal amount not to exceed $28,800,000, (x) on the Second Borrowing Date, subject to the satisfaction (or waiver) of the Second Draw Conditions in an aggregate principal amount not to exceed $1,200,000, and (y) on the Third Borrowing Date, subject to the satisfaction (or waiver) of the Third Draw Conditions in an aggregate principal amount not to exceed $16,140,000; and (ii) the Twin DIP Lenders agree to make, during the Commitment Period, the Twin New Money Term Loans to the Twin DIP Borrowers (w) on the Closing Date, subject to the satisfaction (or waiver) of the Initial Draw Conditions in an aggregate principal amount not to exceed $19,200,000, (x) on the Second Borrowing Date, subject to the satisfaction (or waiver) of the Second Draw Conditions in an aggregate principal amount not to exceed $800,000, and (y) on the Third Borrowing Date, subject to the satisfaction (or waiver) of the Third Draw Conditions in an aggregate principal amount not to exceed $10,760,000; provided that each such Borrowing (x) shall be denominated in U.S. Dollars and (y) shall be in an aggregate principal amount that is (I) an integral multiple of $500,000 and not less than $500,000 or (II) if less, equal to the remaining available balance of the applicable Commitment at such time. Amounts repaid under the DIP Facility may not be reborrowed.

(b) FBG Segregated Account. Subject to Schedule 5(c), all proceeds of the FBG DIP Facility shall be deposited into a segregated account of the FBG DIP Borrowers maintained at East West Bank (the “FBG Segregated Account”), which will be subject to the FBG DIP Liens on a first priority basis and subject to a Segregated Account Control Agreement in favor of the DIP Agent. The terms of the Segregated Account Control Agreement for the FBG Segregated Account shall permit the FBG DIP Loan Parties to retain full use of the FBG Segregated Account consistent with the Approved Budget, and any restrictions in favor of the DIP Agent under such Segregated Account Control Agreement shall not take effect unless an Event of Default has occurred or is occurring and a “notice of exclusive control” (or similar such term) has been delivered in accordance with the terms of the applicable Segregated Account Control Agreement). On each funding date, the FBG DIP Lenders will advance funds to the DIP Agent and the DIP Agent will, subject to the terms and conditions of this Agreement, disburse such funds to the relevant Segregated Account in accordance with the wire transfer instructions provided in the applicable Notice of Borrowing; provided the DIP Agent shall not have any obligations or liability (x) with respect to the wire instructions for any account set forth in a Notice of Borrowing or (y) to confirm whether the account specified in any Notice of Borrowing is a Segregated Account. Funds in the FBG Segregated Account may be drawn by the FBG DIP Borrowers consistent with the Approved Budget (taking into account any Permitted Variances); provided that, in any calendar month, the aggregate amount withdrawn by the FBG DIP Borrowers from the FBG Segregated Account shall not exceed the Monthly Segregated Account Withdrawal Limit applicable to such calendar month for the FBG DIP Loan Parties (clauses (i) and (ii) of which Monthly Segregated Account Withdrawal Limit, shall, for the avoidance of doubt, be automatically reduced in accordance with the definition thereof, on a dollar-for-dollar basis, by the sum of (x) applicable Drawn Excess Amount, if any, for the immediately preceding calendar month plus (y) any remaining unused Drawn Excess Amount from any prior calendar month plus (z) the available cash on hand, calculated on a consolidated basis for all Loan Parties, at such time in excess of $5,000,000), as determined by reference to the Approved Budget then in effect, without the prior written consent of the Required FBG Lenders or the Specified Financial Advisor. For the avoidance of doubt, in no event shall the DIP Agent have any duty, liability or obligation with respect to the calculation or monitoring of the Monthly Segregated Account Withdrawal Limit or the Drawn Excess Amounts. Once withdrawn from the FBG Segregated Account, the funds shall continue to be FBG DIP Collateral until such funds are first used by the FBG Loan Parties. For the avoidance of doubt, the FBG Segregated Account and all funds deposited therein shall be subject only to (i) the Carve-Out, (ii) the FBG DIP Liens, and (iii) the FBG Adequate Protection Liens, and shall not be subject to any other liens, claims, or interests (including, without limitation, any claims, liens, or interests arising under or related to the Management Agreements). The proceeds of the FBG New Money Term Loans shall be used only to pay the obligations of the FBG DIP Loan Parties, subject to the Stipulated Allocation.

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(c) Twin Segregated Account. Subject to Schedule 5(c), all proceeds of the Twin DIP Facility shall be deposited into a segregated account of the Twin DIP Borrower maintained at East West Bank (the “Twin Segregated Account” and, together with the FBG Segregated Account, the “Segregated Accounts”), which will be subject to the Twin DIP Liens on a first priority basis and subject to a Segregated Account Control Agreement in favor of the DIP Agent. The terms of the Segregated Account Control Agreement for the Twin Segregated Account shall permit the Twin DIP Loan Parties to retain full use of the Twin Segregated Account consistent with the Approved Budget, and any restrictions in favor of the DIP Agent under such Segregated Account Control Agreement shall not take effect unless an Event of Default has occurred or is occurring and a “notice of exclusive control” (or similar such term) has been delivered in accordance with the terms of the applicable Segregated Account Control Agreement. On each funding date, the Twin DIP Lenders will advance funds to the DIP Agent and the DIP Agent will, subject to the terms and conditions of this Agreement, disburse such funds to the relevant Segregated Account in accordance with the wire transfer instructions provided in the applicable Notice of Borrowing; provided the DIP Agent shall not have any obligations or liability (x) with respect to the wire instructions for any account set forth in a Notice of Borrowing or (y) to confirm whether the account specified in any Notice of Borrowing is a Segregated Account. Funds in the Twin Segregated Account may be drawn by the Twin DIP Borrower consistent with the Approved Budget (taking into account any Permitted Variances); provided that, in any calendar month, the aggregate amount withdrawn by the Twin DIP Borrower from the Twin Segregated Account shall not exceed the Monthly Segregated Account Withdrawal Limit applicable to such calendar month for the Twin DIP Loan Parties (clauses (i) and (ii) of which Monthly Segregated Account Withdrawal Limit, shall, for the avoidance of doubt, be automatically reduced in accordance with the definition thereof, on a dollar-for-dollar basis, by the sum of (x) applicable Drawn Excess Amount, if any, for the immediately preceding calendar month plus (y) any remaining unused Drawn Excess Amount from any prior calendar month plus (z) the available cash on hand, calculated on a consolidated basis for all Loan Parties, at such time in excess of $5,000,000), as determined by reference to the Approved Budget then in effect, without the prior written consent of the Required Twin Lenders or the Specified Financial Advisor. For the avoidance of doubt, in no event shall the DIP Agent have any duty, liability or obligation with respect to the calculation or monitoring of the Monthly Segregated Account Withdrawal Limit or the Drawn Excess Amounts. Once withdrawn from the Twin Segregated Account, the funds shall continue to be Twin DIP Collateral until such funds are first used by the Twin Loan Parties. For the avoidance of doubt, the Twin Segregated Account and all funds deposited therein shall be subject only to (i) the Carve-Out, (ii) the Twin DIP Liens, and (iii) the Twin Adequate Protection Liens, and shall not be subject to any other liens, claims, or interests (including, without limitation, any claims, liens, or interests arising under or related to the Management Agreements). The proceeds of the Twin New Money Term Loans shall be used only to pay the obligations of the Twin DIP Loan Parties, subject to the Stipulated Allocation.

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(d) Notice of Borrowing. Each borrowing of New Money Term Loans shall be made upon the Borrower’s irrevocable notice to the DIP Agent of such borrowing. Each such notice (other than the notice delivered in connection with the borrowing on the Closing Date) must be received by the DIP Agent not later than 12:00 p.m. noon, New York City time, three (3) Business Days before the date of the proposed Borrowing. Each such notice (each, a “Notice of Borrowing”) shall be irrevocable and shall specify the following information: (i) the date of such Borrowing, which shall be a Business Day; (ii) whether such Borrowing consists of FBG New Money Term Loans and/or Twin New Money Term Loans; (iii) the aggregate principal amount of each such Borrowing and the amount to be funded by the DIP Lenders; (iv) wire instructions for the applicable Borrower’s account (which must be a Segregated Account, as specified by the applicable Borrower (and the DIP Agent shall not have any obligation with respect thereto)) to which borrowed funds are to be transferred by the DIP Agent upon receipt from the DIP Lenders; and (v) a statement certified by an authorized officer of the applicable Borrower that the conditions set forth in Section 4(a), (b) or (c), as applicable, will be satisfied (or waived by the DIP Agent (at the written direction of the Required Lenders)) as of the date the requested Borrowing is made.

(e) Disbursement of Funds. Following receipt of a Notice of Borrowing (other than any Notice of Borrowing delivered in connection with a borrowing on or about the Closing Date), the DIP Agent shall promptly notify each DIP Lender of the amount of its Pro Rata Share of the New Money Term Loans requested. In the case of each Borrowing, each DIP Lender shall make the amount of its New Money Term Loan available to the DIP Agent in immediately available funds not later than 12:00 p.m. noon, New York City time on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction (or waiver by the DIP Agent (at the written direction of the Required Lenders)) of the applicable conditions set forth in Section 4(a), (b) or (c), the DIP Agent shall make all funds so received available to the Borrower in like funds as received by the DIP Agent by wire transfer of such funds, in each case in accordance with instructions provided to the DIP Agent by the applicable Borrower in the Notice of Borrowing, and the DIP Agent shall not have any duty, liability or obligation with respect to such wire instructions. All DIP Loans shall be made by the DIP Lenders proportionately to their respective Pro Rata Share of the Commitments. Notwithstanding anything to the contrary herein, if the DIP Agent does not receive funds sufficient to fund the requested Borrowing in full, the DIP Agent shall make available to the Borrower the aggregate amount of funds actually received from the DIP Lenders in respect of such Borrowing (without regard to any DIP Lender’s Pro Rata Share), and the Borrowing shall be deemed made in such lesser amount (it being understood and agreed that this sentence shall in no way limit the DIP Lenders’ obligations hereunder).

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(f) Roll-Up Term Loans.

(i) Effective upon the occurrence of the Roll-Up Effective Time with respect to each Borrowing of New Money Term Loans, without any further action by any party to this Agreement, the Bankruptcy Court or any other Person other than as set forth in this Agreement, to the extent set forth in the applicable DIP Order and based on written instructions prepared by the Borrowers in coordination with the DIP Lenders and delivered by the Borrowers to the DIP Agent (which instructions may be included in the applicable Notice of Borrowing) prior to such Roll-Up Effective Time, specifying the amount of Roll-Up Loans to be deemed issued to each DIP Lender in connection with such Borrowing (which instruction the DIP Agent shall be entitled to rely upon conclusively and without independent verification or calculation), the applicable portion of each DIP Lender’s total Roll-Up Loan Amount attributable to such Borrowing (which shall be equal to three dollars of Roll-Up Loan Amount for every dollar of New Money Term Loans funded in such Borrowing) shall be deemed to have been borrowed by the applicable Borrower (such deemed borrowings, collectively, the “Roll-Up Loans”) and used to repay a commensurate amount of such DIP Lender’s Prepetition Class A-2 Secured Obligations. Such repayment shall be evidenced by the cancellation of the commensurate amount of Prepetition Class A-2 Secured Obligations pursuant to the Prepetition Indentures; provided that the borrowing of the applicable Roll-Up Loan Amount shall be deemed to occur on each Roll-Up Effective Time notwithstanding that the cancellation of the related Prepetition Class A-2 Notes has not been completed on such date. Subject to the terms and conditions set forth herein and in the applicable DIP Order, upon each Roll-Up Effective Time, the incremental Roll-Up Loans deemed issued in connection with the applicable Borrowing as of such Roll-Up Effective Time shall, from and after such Roll-Up Effective Time, be designated as such and administered hereunder. For the avoidance of doubt, Roll-Up Loans shall be deemed issued on an incremental basis corresponding to each Borrowing of New Term Loans, and the aggregate Roll-Up Loan Amount outstanding at any time shall not exceed three dollars for every dollar of aggregate New Money Term Loans funded through such date. Amounts of Roll-Up Loans that are issued or deemed issued under this Section 2(f) that are repaid or prepaid may not be reborrowed. Notwithstanding anything in this Agreement, including Schedule 1 as in effect from time to time, or any other Loan Document to the contrary, (a) the aggregate principal amount of each DIP Lender’s Roll-Up Loans shall not exceed such DIP Lender’s Roll-Up Loan Amount set forth on Schedule 1 and (b) the aggregate principal amount of all Roll-Up Loans of all DIP Lenders shall not exceed $230,700,000 at any time.

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(ii) Notwithstanding anything to the contrary herein, (1) each DIP Lender’s Roll-Up Loans under the FBG Roll-Up DIP Facility shall have claims and liens solely against the Loan Parties that were obligors under the FBG Prepetition Notes Documents and whose FBG Class A-2 Prepetition Secured Obligations are deemed repaid with the proceeds of such Roll-Up Loans in accordance with Section 2(f)(i); and (2) each DIP Lender’s Roll-Up Loans under the Twin Roll-Up DIP Facility shall have claims and liens solely against the Loan Parties that were obligors under the Twin Prepetition Notes Documents and whose Twin Class A-2 Prepetition Secured Obligations are deemed repaid with the proceeds of such Roll-Up Loans in accordance with Section 2(f)(i); provided that the Twin Junior Roll-Up Financing shall be junior to the Twin New Money Term Loans and the Twin Senior Roll-Up Financing in right of payment and lien priority (subject to the Twin Roll-Up Reservation with respect to the relative priority of the Twin Class A-2-I Notes and the Twin Class A-2-II Notes). The DIP Agent shall be entitled to conclusively rely on written direction of the Required Twin Lenders with respect to the resolution of the Twin Roll-Up Reservation.

(g) Maturity Date. The aggregate principal amount of all the DIP Loans outstanding on the Maturity Date, together with all accrued and unpaid interest thereon, shall become due and payable in full on the Maturity Date.

(h) Interest and Fees.

(i) Interest Rate. Subject to the provisions of Section 2(h)(ii), each DIP Loan shall bear interest on the outstanding principal amount thereof from the applicable date of Borrowing at a rate per annum equal to the Applicable Rate. Interest accruing on each DIP Loan shall be due and payable on the last Business Day of each calendar month after the Closing Date and on the Maturity Date. Notwithstanding the foregoing or anything to the contrary contained herein, on each date on which interest is to be paid in accordance with this Section 2(h)(i) (other than the Maturity Date), such interest shall be paid in kind on each such date by capitalizing and adding such interest to the then outstanding principal balance of the applicable DIP Loan (“PIK Interest”). Any PIK Interest so capitalized shall be added to the outstanding principal amount of such DIP Loan on the relevant interest payment date and shall thereafter bear interest at the Applicable Rate as part of the principal amount of such DIP Loan. For the avoidance of doubt, all references herein and in any other DIP Loan Document to the “principal amount” of any DIP Loan shall include any PIK Interest that has been capitalized and added to such principal amount. Interest at the Default Rate, if applicable, shall be payable in cash and shall not be capitalized as PIK Interest.

(ii) Default Rate. Notwithstanding the foregoing clause (i), if an Event of Default has occurred and is continuing, the Borrowers shall pay interest on past due amounts owing by them hereunder at a rate per annum equal to the Default Rate to the fullest extent permitted by law, from the date of such Event of Default until, in each case, such Event of Default has been remedied to the satisfaction of the DIP Agent (at the written direction of the Required Lenders) or such Event of Default has been waived by the Required Lenders. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand in cash.

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(iii) Upfront Fees. Each Borrower agrees to pay, for the ratable account of each DIP Lender, an upfront fee, in an aggregate amount equal to 2.5% of the New Money Term Loans funded under this Agreement on each Borrowing Date (the “Upfront Fee”), which shall be deemed to be fully earned upon the funding of the New Money Term Loans on each applicable Borrowing Date (including on the Closing Date upon the initial funding of the New Money Term Loans) and shall be payable in kind by capitalizing and adding such amount to the then outstanding principal amount of the applicable New Money Term Loans on such Borrowing Date. For the avoidance of doubt, all references herein and in any other DIP Loan Documents to the “principal amount” of any DIP Loan shall include any Upfront Fee that has been capitalized and added to such principal amount.

(iv) Exit Fee. Upon the payment, repayment, prepayment, refinancing, satisfaction, or other discharge of any portion of the Obligations that are not Roll-Up Financing (including as a result of acceleration or stated maturity) or the termination of any Commitments (including as a result of acceleration or stated maturity, but other than as a result of the borrowing of the DIP Loans), an exit fee (the “Exit Fee”) equal to 2.5% of the aggregate principal amount of such Obligations so paid, repaid, prepaid, refinanced, satisfied or discharged, or the amount of Commitments so terminated, as applicable, shall be due and payable to the DIP Agent, for the ratable account of the applicable DIP Lenders, at the time of such payment or termination. Such Exit Fee shall (x) in the event of payment in full of the DIP Loans or a sale of all or substantially all of the Loan Parties’ assets or equity to a third party (other than pursuant to a Credit Bid of the Obligations and, if applicable, the Prepetition Secured Obligations), be payable in cash from the proceeds of such sale; or (y) in all other cases, be payable in kind by capitalizing and adding such amount to the outstanding principal amount of the Obligations; provided that, if the Exit Fee is paid in kind, the Exit Fee shall be increased to 7.0% of the aggregate principal amount of the Obligations so paid, repaid, prepaid, refinanced, satisfied or discharged, or the amount of Commitments so terminated, as applicable. For the avoidance of doubt, no Exit Fee shall be payable with respect to any payment, repayment, prepayment, refinancing, satisfaction, or other discharge of Obligations that constitute Roll-Up Financing.

(v) Backstop Commitment Fee.

(A) The FBG DIP Borrowers agree to pay to the FBG Backstop Parties, for the ratable account of each FBG Backstop Party (based on its respective FBG Commitments upon the Closing Date before giving effect to the draw on that date), a backstop fee, in an aggregate amount equal to 10.0% of the aggregate principal amount of the FBG Commitments of each FBG Backstop Party before giving effect to the draw on that date (the “FBG Backstop Fee”), which fee shall be earned in full upon the initial funding of the FBG New Money Term Loans on the Closing Date and shall be payable in kind to the FBG Backstop Parties by capitalizing and adding such amount to the outstanding principal amount of the FBG New Money Term Loans of each FBG Backstop Party on the Closing Date; and

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(B) The Twin DIP Borrower agrees to pay to the Twin Backstop Parties, for the ratable account of each Twin Backstop Party (based on its respective Twin Commitments upon the Closing Date before giving effect to the draw on that date), a backstop fee, in an aggregate amount equal to 10.0% of the maximum aggregate principal amount of the Twin Commitments of each Twin Backstop Party before giving effect to the draw on that date (the “Twin Backstop Fee”), which fee shall be earned in full upon the initial funding of the Twin New Money Term Loans on the Closing Date and shall be payable in kind to the Twin Backstop Parties by capitalizing and adding such amount to the outstanding principal amount of the Twin New Money Term Loans of each Twin Backstop Party on the Closing Date.

(vi) Agent Fees. The Borrowers agree to pay the DIP Agent the fees set forth in the Agent Fee Letter.

(vii) All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(i) Optional Prepayments and Commitment Reductions. The Borrowers may voluntarily terminate the Commitments and prepay the DIP Loans in whole (but not in part) at any time without premium or penalty upon at least three (3) Business Days’ prior written notice (or such shorter period as agreed by the DIP Agent (at the written direction of the Required Lenders)). Any such notice shall specify the proposed prepayment date, and on such date the Borrowers shall repay in full in cash all outstanding DIP Loans, together with all accrued and unpaid interest thereon and all other Obligations (including Exit Fee) then due and payable, and the Commitments shall be permanently terminated.

(j) Mandatory Reduction of Commitments. The Commitment shall automatically be permanently reduced on each date of Borrowing of DIP Loans (after giving effect to the DIP Loans incurred on such date) by an amount equal to the aggregate principal amount of the DIP Loans incurred on such Borrowing date.

(k) Termination of Commitment. The Commitment shall terminate in its entirety and be automatically reduced to $0 at 12:00 p.m., New York City time on the last day of the Commitment Period.

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(l) Mandatory Prepayments. In each case, subject to the terms and conditions of the DIP Order and the Approved Budget:

(i) No later than three (3) Business Days following receipt by any Loan Party of cash proceeds of (x) any asset Disposition (other than a Permitted Disposition) or (y) a Permitted Disposition that is not in the ordinary course of business, in each case, where the cash proceeds of such Disposition exceed $100,000 (individually) or, when aggregated with all other Dispositions since the Closing Date, exceed $300,000 in the aggregate, unless the Required Lenders agree otherwise, the Borrowers shall prepay the DIP Loans in an amount equal to all such proceeds, net of (x) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrowers or any Loan Party in connection therewith (in each case, paid to Persons that are not Affiliates of the Loan Parties), and (y) with respect to proceeds from the Disposition of assets securing obligations owed to a third party, which Lien is senior to the Liens securing the Obligations, the amount of such proceeds required by an order of the Bankruptcy Court to repay such third party obligations.

(ii) No later than one (1) Business Day following receipt by any Loan Party of cash proceeds of any debt securities or other Indebtedness other than Permitted Indebtedness, the Borrowers shall prepay the DIP Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs or fees paid to non-affiliates in connection therewith.

(iii) In the event that the amount of DIP Loans outstanding exceeds the amount permitted to be outstanding pursuant to the DIP Order, the Borrowers agree to promptly (and in any event within three (3) Business Days) prepay the DIP Loans in the amounts and at the times as may be necessary to comply with the DIP Order.

(iv) Nothing in this Section 2(l) shall be construed to constitute the DIP Lender’s consent to any transaction that is not permitted by other provisions of the DIP Order or the other DIP Loan Documents.

(m) No Discharge; Survival of Claims. Until the Obligations are paid in full in cash (or otherwise satisfied pursuant to an Acceptable Sale Transaction) and the Commitments have been terminated, the Borrowers agree that the Obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization (and Borrowers, pursuant to section 1141(d)(4) of the Bankruptcy Code, hereby waive any such discharge) and any DIP Lien shall not be affected in any manner by the entry of an order confirming any plan of reorganization that does not provide for the Obligations to be paid in full in cash or by the DIP Lenders’ election to Credit Bid.

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(n) Security and Priority. From and after the Petition Date, without limitation of Section 10 and subject in all respects to the entry and the terms of (including any adequate protection liens granted under) the Interim DIP Order (and the Final DIP Order, when applicable), all of the Obligations of each Loan Party are authorized by each DIP Order and shall, subject only to the Carve-Out in full in cash, at all times:

(i) pursuant to section 364(c)(1) of the Bankruptcy Code, constitute joint and several allowed super-priority administrative expense claims against the Loan Parties (without the need to file any proof of claim) with priority, subject and subordinate to the Carve-Out and Intercompany Claims (as defined in the DIP Order), as set forth on Annex 1 to the Interim DIP Order, over any and all other administrative expenses, adequate protection claims, diminution in value claims, and all other claims asserted against the Loan Parties, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code and any and all administrative expenses or other claims arising under sections 105, 326, 328, 330, 331, 361, 362, 363, 364, 365, 503, 506(c), 507(a), 507(b), 546, 726, 1113 or 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed claims (the “DIP Super-Priority Claims”) shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and which DIP Super-Priority Claims shall be payable from and have recourse to all DIP Collateral, whether existing on the Petition Date or thereafter acquired, of the Loan Parties and all proceeds thereof, including any cash constituting DIP Collateral of such Loan Parties (including without limitation, Cash Collateral) and, subject to entry of the Final DIP Order, the proceeds of any Avoidance Actions;

(ii) pursuant to section 364(c)(2) of the Bankruptcy Code, be secured by legal, binding, continuing, allowed, enforceable, non-avoidable, properly authorized, and automatically valid, fully and properly perfected and effective, first-priority security interests in and Liens on all DIP Collateral of the applicable Loan Parties (but not, for the avoidance of doubt, any Excluded Asset) that, as of the Petition Date, was not subject to the Liens or security interests securing the Prepetition Notes (collectively, “Unencumbered Property”), which shall be subject and subordinate only to (1) the Carve Out, (2) Permitted Prior Liens and (3) Intercompany Liens (as defined in the Interim DIP Order); provided that the DIP Liens shall have first priority with respect to the proceeds or recovery on account of any Manager Advances; and

(iii) pursuant to sections 364(c)(3) and 364(d)(1) of the Bankruptcy Code, be secured by legal, binding, continuing, allowed, enforceable, non-avoidable, properly authorized, and automatically valid, fully and properly perfected and effective, first priority priming security interests in and liens on all DIP Collateral (other than Unencumbered Property) which (A) shall be subject and subordinate only to (1) the Carve-Out, (2) the Permitted Prior Liens, and (3) Intercompany Liens, and (B) shall be senior and priming to the Prepetition Liens, any liens junior to the Prepetition Liens, the Adequate Protection Liens, and any other prepetition or postpetition liens or other interests of any kind of any other person or entity with respect to the DIP Collateral, whether created voluntarily or involuntarily including by court of a court), in each case other than the Carve-Out and Permitted Prior Liens; provided that the DIP Liens shall have first priority with respect to the proceeds or recovery on account of any Manager Advances.

For the avoidance of doubt and as specified in the DIP Order, the DIP Super-Priority Claims, DIP Liens, and DIP Collateral shall apply separately with respect to the FBG DIP Loan Parties, on the one hand, and the Twin DIP Loan Parties, on the other hand. No DIP Super-Priority Claims or DIP Liens shall be granted against the FBG DIP Loan Parties and their assets to secure or support the Twin DIP Obligations and no DIP Super-Priority Claims or DIP Liens shall be granted against the Twin DIP Loan Parties and their assets to secure or support the FBG DIP Obligations.

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(o) Payments Generally. Any and all payments or prepayments by or on account of any obligation of the Loan Parties under the DIP Loan Documents (whether of principal, interest, fees, or other amounts payable under this Agreement, or otherwise) shall be made prior to 12:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the DIP Agent pursuant to wire instructions to be provided by the DIP Agent. The DIP Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. If at any time insufficient funds are received by and available to the DIP Agent to pay fully all Obligations then due hereunder, such funds shall be applied in the priority set forth in Section 6.

Section 3. Representations and Warranties. In order to induce the DIP Agent and each DIP Lender to enter into this Agreement and to induce each DIP Lender to make DIP Loans, each Borrower represents and warrants, on behalf of itself and the other Loan Parties, that:

(a) Each Loan Party and each of its Subsidiaries is duly organized and validly existing and, subject to Schedule 5(c), in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization.

(b) Subject to the granting of the Interim DIP Order or Final DIP Order, as applicable, the transactions contemplated by this Agreement and the other DIP Loan Documents (i) are within the power of the Borrowers and the other Loan Parties, (ii) have been duly authorized by all necessary corporate and, if required, other organizational approval by each Borrower and each Loan Party, (iii) constitute legal, valid and binding obligations of each Borrower and each other Loan Party, and (iv) do not require the consent or approval of, or any other action by, any Governmental Authority, except for (a) those filings as may be required, in connection with the disposition of any pledged DIP Collateral, by laws generally affecting the offering and sale of securities, or (b) approvals, consents, or other actions which have been duly obtained, taken, given or made and are in full force and effect.

(c) This Agreement and the other DIP Loan Documents have been duly executed and delivered by or on behalf of the Borrowers and the other Loan Parties.

(d) The business operations of the Borrowers and the other Loan Parties have been and will continue to be conducted in material compliance with all laws of each jurisdiction in which business has been or is being carried on.

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(e) The Borrowers and the other Loan Parties have obtained or are obtaining all material licenses and permits required for the operation of their businesses, which licenses and permits remain in full force and effect. No proceedings have been commenced or threatened to revoke or amend any of such licenses or permits.

(f) Since the Petition Date, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(g) To the Borrower’s knowledge, all written factual information (taken as a whole) (other than forward-looking information and projections and information of a general economic nature and general information about each Loan Party’s industry) provided by or on behalf of the Borrowers and the other Loan Parties to the DIP Agent or any DIP Lender for the purposes of or in connection with this Agreement or any other DIP Loan Document is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information taken as a whole not misleading in any material respect at such time in light of the circumstances under which such information was provided.

(h) The Loan Parties have disclosed all material assumptions with respect to the Budget.

(i) No part of any DIP Loan or the proceeds thereof will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any DIP Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the FRB.

(j) Neither the execution, delivery or performance by any Loan Party of this Agreement or any other DIP Loan Document, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any Requirements of Law or any order, writ, injunction or decree of any court or Governmental Authority, subject to the DIP Order, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the DIP Order) upon any of the property or assets of any Loan Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, in each case to which any Loan Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject (other than as permitted by the DIP Order), except in the case of this clause (ii), as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Loan Party or any of its Subsidiaries.

(k) Upon entry of each of the Interim DIP Order or the Final DIP Order and the entry into of this Agreement, the Interim DIP Order, the Final DIP Order and this Agreement, as applicable, create in favor of the DIP Agent, for the benefit of the Secured Parties, the DIP Super-Priority Claims and a legal, valid, enforceable and fully perfected security interest in and Lien on all right, title and interest of the Loan Parties in the DIP Collateral with the priority described in the DIP Order. No filings or recordings are required in order to perfect the security interests created under the DIP Order.

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(l) No Loan Party is, or is required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m) The Borrowers are not an Affiliated Person of Axonic Alternative Income Fund or Axonic Strategic Income Fund, a series of Axonic Funds.

Section 4. Conditions Precedent:

(a) Conditions Precedent to Closing Date. The obligation of each DIP Lender to make the initial New Money DIP Loans on the Closing Date shall be subject to the satisfaction or written waiver by the Required Lenders of the following conditions precedent (“Initial Draw Conditions”):

(i) There shall have been delivered to the DIP Lenders and the DIP Agent an executed counterpart of this Agreement and all schedules and exhibits hereto and any other DIP Loan Documents dated the date hereof.

(ii) The Bankruptcy Court shall have entered the Interim DIP Order authorizing and approving, among other things, the DIP Facility, the granting of the DIP Liens with the priority contemplated herein and the Stipulated Allocation set out in Schedule 4(a).

(iii) The Interim DIP Order shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written reasonable consent of the Required Lenders.

(iv) The DIP Lenders shall have received a copy of the initial Approved Budget which is attached to the Interim Order and the Loan Parties shall be in compliance with such Approved Budget.

(v) No Default or Event of Default shall exist at the time of, or after giving effect to, the making of the DIP Loans on the Closing Date.

(vi) No event or circumstance shall have occurred or be continuing since the Petition Date that has had, or would be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect.

(vii) The representations and warranties of each Borrower and each Loan Party set forth herein and in each other DIP Loan Document shall be true and correct in all material respects (or, to the extent qualified by materiality, in all respects) immediately prior to, and after giving effect to, the makings of the DIP Loans on the Closing Date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (or, to the extent qualified by materiality, in all respects) as of such earlier date).

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(viii) The DIP Lenders and the DIP Agent shall have received all such agreements, instruments, approvals, and other documents, each reasonably satisfactory to the Required Lenders in form and substance, as the Required Lenders may reasonably request, including any closing officer certificates, incumbency and secretary certificate matters (certifying to among other things customary organizational document matters) in each case in form and substance satisfactory to the Required Lenders, and, subject to Schedule 5(c), evidence of good standing.

(ix) The making of the DIP Loans on the Closing Date shall not violate any Requirements of Law and shall not be enjoined, temporarily, preliminarily or permanently.

(x) The Loan Parties shall be in compliance with the terms of the Interim DIP Order, the First Day Orders and any other material orders entered by the Bankruptcy Court in the Chapter 11 Cases.

(xi) Subject to the procedures specified in the DIP Order, (A) the DIP Agent shall have received (or each shall have agreed to arrangements for the) payment of all fees (including the fees payable under the Agent Fee Letter), costs and expenses (including legal fees and expenses) then due and owing to the DIP Agent, and (B) each other Secured Party shall have received (or each shall have agreed to arrangements for the) payment of all fees (including the Upfront Fee), costs and expense owing to it, in each case to the extent invoiced at least two (2) Business Days prior to the Closing Date.

(xii) On or prior to the Closing Date, the Interim DIP Order, upon entry thereof, shall be effective to create in favor of the DIP Agent, for the benefit of the Secured Parties, the DIP Super-Priority Claims and legal, valid, enforceable and perfected security interest in and Lien on the DIP Collateral of the Loan Parties and the proceeds thereof, in the priority described in the DIP Order. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of Required Lenders to protect and preserve such security interests shall have been duly effected. The DIP Lender shall have received evidence thereof in form and substance satisfactory to the Required Lenders.

(xiii) The DIP Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information (including, but not limited to, each Borrower’s IRS Form W-9 (or successor form)) required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT ACT that has been requested by the DIP Agent not less than five (5) Business Days prior to the Closing Date. The DIP Agent shall have also received, not less than five (5) Business Days (or such shorter time as may be reasonably acceptable to the DIP Agent) prior to the Closing Date, each DIP Lender’s tax documentation as required pursuant to Section 8(c)(ii) and administrative and other information reasonably requested by the DIP Agent.

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(xiv) Delivery of a customary Notice of Borrowing pursuant to Section 2(d).

(xv) As set forth in the Governance Agreement and the Interim DIP Order, the board of directors of the Loan Parties shall be reduced and comprised only of the members of the Special Committee; provided, that the departing board members shall receive all unpaid compensation and fees to the extent and at the time(s) set forth in the Governance Agreement.

(xvi) Except as set forth in the Governance Agreement, there has been no change, without the Ad Hoc Group’s prior written consent, to the governance matters set forth in the January 26, 2026 and February 8, 2026 corporate resolutions for each of the Debtors filed at Docket No. 190 (as supplemented by the record of the hearing on February 10, 2026) (the “Governance Protocol”), which provide, among other things, that (i) the Special Committee was delegated complete and exclusive decision-making authority with respect to the Loan Parties’ restructuring, the implementation of any restructuring transactions, and the conduct of the Chapter 11 Cases, and (ii) the CRO was authorized to report directly to the Special Committee and granted exclusive control over the Debtors’ cash and disbursements.

(xvii) The Debtors have agreed to the Stipulated Allocation set out in Schedule 4(a).

(xviii) The Bankruptcy Court shall have entered an order in form and substance acceptable to the Required Lenders approving the Governance Agreement and the Governance Agreement shall be in full force and effect and all parties thereto shall be in full compliance of the Governance Agreement.

(xix) The Houlihan Engagement Letter shall have been executed and delivered to the Specified Financial Advisor.

(b) Conditions Precedent to Second Borrowing Date. The obligation of each DIP Lender to make a second New Money DIP Loan after the Closing Date shall be subject to the satisfaction or written waiver by the DIP Agent (at the written direction of the Required Lenders) of the following conditions precedent (“Second Draw Conditions”) on or prior to such date (the “Second Borrowing Date”):

(i) The Final DIP Order and the Bidding Procedures Order, in each case, shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written reasonable consent of the Required Lenders.

(ii) The representations and warranties of each Borrower and each Loan Party set forth herein shall be true and correct in all material respects (or, to the extent qualified by materiality, in all respects) immediately prior to, and after giving effect to, the making of such DIP Loans, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (or, to the extent qualified by materiality, in all respects) as of such earlier date).

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(iii) The DIP Lenders shall have received the most recently required revised Approved Budget, which has been consented to by the Required Lenders to the extent required in Section 5(a).

(iv) No Default or Event of Default shall exist at the time of, or after giving effect to, the making of such DIP Loans.

(v) Delivery of a customary Notice of Borrowing pursuant to Section 2(d).

(vi) The Loan Parties shall be in compliance with the terms of the DIP Order, any entered order related to the Acceptable Sale Process, and any other material orders entered by the Bankruptcy Court in the Chapter 11 Cases.

(vii) The making of such DIP Loans shall not violate any Requirements of Law and shall not be enjoined, temporarily, preliminarily or permanently.

(viii) No action has been taken by any Loan Party or any of its Affiliates in the Chapter 11 Cases that would reasonably be expected to materially delay the consummation of an Acceptable Sale Transaction in accordance with the Milestones.

(ix) Each Loan Party shall have obtained all governmental authorizations from any Governmental Authority that are necessary in connection with the transactions contemplated by the DIP Loan Documents and each of the foregoing shall be in full force and effect.

(x) Subject to the procedures specified in the DIP Order, the DIP Agent and each other Secured Party shall have received (or each shall have agreed to arrangements for the) payment of all fees, costs and expenses (including legal fees and expenses) then due and owing to it to the extent invoiced at least two (2) Business Days prior to the proposed date of borrowing.

(xi) Each of the Initial Draw Conditions shall remain satisfied or have been waived in writing by the DIP Agent (at the written direction of the Required Lenders).

(xii) Each Loan Party is in compliance with the Milestones (as may be waived or amended from time to time with the prior written consent of the Required Lenders).

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(c) Conditions Precedent to Third Borrowing Date. The obligation of each DIP Lender to make a third New Money DIP Loan after the Closing Date shall be subject to the satisfaction or written waiver by the DIP Agent (at the written direction of the Required Lenders) of the following conditions precedent (“Third Draw Conditions”) on or prior to such date (the “Third Borrowing Date”):

(i) The Final DIP Order and the Bidding Procedures Order, in each case, shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written reasonable consent of the Required Lenders.

(ii) The representations and warranties of each Borrower and each Loan Party set forth herein shall be true and correct in all material respects (or, to the extent qualified by materiality, in all respects) immediately prior to, and after giving effect to, the making of such DIP Loans, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (or, to the extent qualified by materiality, in all respects) as of such earlier date).

(iii) The DIP Lenders shall have received the most recently required revised Approved Budget, which has been consented to by the Required Lenders to the extent required in Section 5(a).

(iv) No Default or Event of Default shall exist at the time of, or after giving effect to, the making of such DIP Loans.

(v) Delivery of a customary Notice of Borrowing pursuant to Section 2(d).

(vi) The Loan Parties shall be in compliance with the terms of the DIP Order, any entered order related to the Acceptable Sale Process, and any other material orders entered by the Bankruptcy Court in the Chapter 11 Cases.

(vii) The making of such DIP Loans shall not violate any Requirements of Law and shall not be enjoined, temporarily, preliminarily or permanently.

(viii) No action has been taken by any Loan Party or any of its Affiliates in the Chapter 11 Cases that would reasonably be expected to materially delay the consummation of an Acceptable Sale Transaction in accordance with the Milestones.

(ix) Each Loan Party shall have obtained all governmental authorizations from any Governmental Authority that are necessary in connection with the transactions contemplated by the DIP Loan Documents and each of the foregoing shall be in full force and effect.

(x) Subject to the procedures specified in the DIP Order, the DIP Agent and each other Secured Party shall have received (or each shall have agreed to arrangements for the) payment of all fees, costs and expenses (including legal fees and expenses) then due and owing to it to the extent invoiced at least two (2) Business Days prior to the proposed date of borrowing.

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(xi) Each of the Initial Draw Conditions and Second Draw Conditions shall remain satisfied or have been waived in writing by the DIP Agent (at the written direction of the Required Lenders).

(xii) Each Loan Party is in compliance with the Milestones (as may be waived or amended from time to time with the prior written consent of the Required Lenders).

(xiii) Liquidity Need shall exist on the Third Borrowing Date and prior to the making of such DIP Loans (which Liquidity Need shall be demonstrated and calculated in reasonable detail and certified in the Notice of Borrowing delivered in accordance with Section 4(c)(v) above).

(xiv) The Bid Deadline under the Bidding Procedures Order shall have occurred.

Section 5. Covenants. On and after the effective date of this Agreement and until the date that the Commitment hereunder has terminated and the principal of, and interest on, each DIP Loans and all fees, expenses and other amounts payable under any DIP Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in cash:

(a) Financial Reporting Requirements. The Borrowers shall deliver to the Specified Financial Advisor and the DIP Agent (for delivery to the DIP Lenders) a rolling 13-week cash flow budget and cash flow projections of the Loan Parties that reflects on a line-item basis, separated by each prepetition securitization silo, Actual Cash Receipts and Actual Disbursement Amounts broken down by week (including Budgeted Cash Receipts and Budgeted Disbursement Amounts for such 13-week period) and the sum of weekly unrestricted cash on hand and cash in the Segregated Accounts, prepared by the Loan Parties in consultation with their financial advisors (the “Budget”), (A) on or prior to the Closing Date and (B) on an updated basis by no later than 12:00 p.m. New York City time on the fourth Business Day of the week of every fourth calendar week thereafter (with, for the avoidance of doubt, the first such proposed budget becoming due on the fourth Business Day of the week after the week immediately following entry of the Interim DIP Order). Each Budget shall be subject to approval by, and in form and substance acceptable to the DIP Agent (at the written direction of the Required Lenders) (which approval may be conveyed to the Borrower and evidenced by email confirmation from the Specified Financial Advisor and the DIP Lenders hereby instruct the DIP Agent to conclusively rely on (and the DIP Agent shall be fully protected in doing so) such email confirmation without further approval from any Person). Upon the approval of the Budget as specified in the immediately preceding sentence, such Budget shall constitute the then-approved Approved Budget for all purposes hereunder and in the other DIP Loan Documents, effective as of the date of delivery of such Budget. Each Budget delivered to the Specified Financial Advisor and the DIP Agent (for delivery to the DIP Lenders) shall be accompanied by such supporting documentation as reasonably requested by the Specified Financial Advisor or the DIP Agent (at the written direction of Required Lenders). Each Budget shall be prepared in good faith, with reasonable due care and based upon assumptions which the Borrower believes to be reasonable at the time of delivery thereof. The Budget attached to the Interim DIP Order is the first Approved Budget.

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(b) Budget and Variances. Commencing on the second full-week following the entry of the Interim DIP Order and on a bi-weekly basis thereafter, and in any event not later than 5:00 p.m. New York City time on or prior to the fourth Business Day of each such week (each such delivery date, a “Variance Report Date”), the Borrower shall deliver to the Specified Financial Advisor, the DIP Agent and the DIP Lenders, a variance report (each, a “Variance Report”), and in a form acceptable to the Required Lenders in their sole discretion, setting forth in reasonable detail and showing separately for each (i) the FBG DIP Loan Parties on a consolidated basis and (ii) the Twin DIP Loan Parties on a consolidated basis: (x) on a line-by-line and aggregate basis, the Actual Cash Receipts and the Actual Disbursement Amounts, as of the last day of and immediately preceding rolling four-week period; (y) the aggregate disbursements for the Loan Parties’ administrative expenses in the Chapter 11 Cases (including professional fees) and (z) noting therein all variances, in dollar amounts and as a percentage, of the Actual Disbursement Amounts as of the last day of and immediately preceding rolling four-week period from the Budgeted Disbursement Amounts for such corresponding period as set forth in the Approved Budget as in effect for such period (such comparison on a consolidated basis for all Loan Parties, the “Variance”). For each Variance Testing Period, on a consolidated basis for all Loan Parties, the Borrowers shall not permit (i) the Actual Disbursement Amounts to exceed, or (ii) the Actual Cash Receipts to be less than, in each case as compared to the applicable Budgeted Disbursement Amounts and Budgeted Cash Receipts for such period in the Approved Budget, the following thresholds (collectively, the “Permitted Variances”): (A) for each part of each Variance Testing Period that falls within the first two full weeks following the entry of the Interim DIP Order, (1) one hundred fifteen percent (115%) with respect to Actual Disbursement Amounts and (2) eighty-five percent (85%) with respect to Actual Cash Receipts; (B) for each part of each Variance Testing Period that falls within the third full week following the entry of the Interim DIP Order, (1) one hundred twelve and one-half percent (112.5%) with respect to Actual Disbursement Amounts and (2) eighty-seven and one-half percent (87.5%) with respect to Actual Cash Receipts; and (C) for each part of each Variance Testing Period thereafter, (1) one hundred ten percent (110%) with respect to Actual Disbursement Amounts and (2) ninety percent (90%) with respect to Actual Cash Receipts (or, in each case, following an unforeseen material event, such other percentage requested by the Loan Parties and consented to by the DIP Agent (at the written direction of the Required Lenders, in their sole discretion); provided that, solely for purposes of determining compliance with the Permitted Variances with respect to Actual Disbursement Amounts for any Variance Testing Period, the Loan Parties may offset any Actual Disbursement Amounts attributable to restaurant operations that exceed the Budgeted Disbursement Amounts with any Actual Cash Receipts attributable to restaurant operations that exceed the Budgeted Cash Receipts, in each case for the same Variance Testing Period. For the avoidance of doubt, nothing in this Section 5 or any other section of this Agreement or any provision of any other Loan Document shall be construed to limit the timely payment of Allowed Professional fees (as defined in the DIP Order) that benefit from the Carve-Out as set forth in the DIP Order. Notwithstanding anything to the contrary in this Agreement, the Loan Parties shall not be deemed to have breached this Section 5(b) to the extent the actual professional fees, costs and expenses of the Loan Parties’ advisors, the DIP Agent’s advisors, the Prepetition Secured Parties’ advisors, and the advisors to the Official Committee (as defined in the DIP Order), respectively, exceed the applicable budgeted amounts for such fees, costs and expenses as set forth in the Approved Budget. The Borrowers shall test the Permitted Variance only in accordance with the then-operative Approved Budget.

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(c) Affirmative Covenants. Each Borrower hereby, on behalf of itself and each Loan Party, covenants and agrees:

(i) to permit the DIP Agent or its agents and advisors (in each case, at the written direction of the Required Lenders), (x) during any period when no Event of Default has occurred and is continuing, upon not less than one (1) Business Day’s prior written notice and during regular business hours, not more than two (2) times per calendar month, and (y) upon the occurrence and during the continuance of an Event of Default, at any time during regular business hours and without prior notice, to enter and inspect each of the Loan Party’s assets and properties, and provide the DIP Agent and the agents or advisors full access to the books and records of the Loan Parties, and cause management thereof to fully cooperate with the DIP Agent, its agents and advisors accordingly;

(ii) to keep the DIP Agent apprised on a timely basis of all material developments with respect to the business and affairs of the Loan Parties and their respective Subsidiaries;

(iii) to provide the DIP Agent with no less than two (2) Business Days’ notice of any motion, application or other filing to be brought or made by any Borrower or any other Loan Party in the Chapter 11 Cases or, where it is not practicable to do so, as much notice as is reasonably possible prior to any such filing to give the DIP Agent and the DIP Lenders a reasonable opportunity to review and comment on such draft materials before filing thereof or, where it is not practicable to do so, as much opportunity in the circumstances as is reasonably practicable to do;

(iv) [reserved;]

(v) to comply (A) in all respects with the DIP Order and the Bidding Procedures Order and use all the proceeds of the DIP Facility in a manner consistent with the restrictions set forth in this Agreement and the DIP Order, and (B) in all material respects with all other Bankruptcy Court orders in the Chapter 11 Cases;

(vi) to promptly notify the DIP Agent of (and, in any event, no later than two (2) Business Days after): (x) the occurrence of any Default or Event of Default and (y) any event that could reasonably be expected to (A) interfere with the Borrowers’ performance of their obligations hereunder in any material respect or in connection with any proposed sale of all or substantially all of the DIP Collateral or (B) result in or cause a Material Adverse Effect;

(vii) to maintain the insurance in existence on the date hereof, with respect to the DIP Collateral;

(viii) to comply in all material respects with all applicable laws, rules and regulations applicable to their businesses, including, without limitation, environmental laws;

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(ix) to use reasonable best efforts to obtain all material licenses and permits required for the operation of their businesses and to use reasonable best efforts to ensure such licenses and permits remain in full force and effect;

(x) to, and cause each Loan Party and their respective Subsidiaries to, comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xi) to, and cause each Loan Party and their respective Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents;

(xii) that the proceeds of the DIP Loans and Cash Collateral may be used by the Borrowers only for the following payments, and subject to the terms and conditions set forth herein, in the DIP Orders and, in each case, consistent with the applicable line item amounts set forth in the Approved Budget (subject to Permitted Variances and in the Stipulated Allocation): (A) necessary operating and working capital expenses of the Loan Parties to fulfill franchisee obligations (the funding of which shall be provided as an intercompany loan from the Loan Parties, subject to compliance with the DIP Order and Approved Budget); (B) the Borrowers’ post-petition administrative expenses in accordance with the Approved Budget (subject to Permitted Variances); (C) obligations arising under the Carve-Out; (D) the agency fees and reasonable fees and expenses of the DIP Agent and the DIP Lenders owed under the DIP Loan Documents; (E) any Prepetition Secured Obligations of the Loan Parties pursuant to any First Day Order, “second day” order or other Final Order reasonably approved by the Required Lenders; (F) to the extent necessary, to make intercompany loans from one Loan Party to another Loan Party, which shall be secured by liens senior to the DIP Liens, (G) to make payments under the Governance Agreement and (H) to fund the expenses of the Parent and the Twin Manager and to pay management fees as may be required under the Management Agreements in exchange for the provision of the management services (the “Management Fees”); provided that the proceeds of the DIP Loans and the Cash Collateral being transferred to the Parent or the Twin Manager shall be subject to the Stipulated Allocation and be first applied to the payment of the Management Fees; provided further that, notwithstanding anything to the contrary set forth herein, the proceeds of the FBG New Money Term Loans shall be used only to pay the obligations of the FBG DIP Loan Parties and the proceeds of the Twin New Money Term Loans shall be used only to pay the obligations of the Twin DIP Loan Parties, in each case, subject to the Stipulated Allocation;

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(xiii) to promptly execute and deliver all further instruments and documents (including, without limitation, certificates, declarations, affidavits, reports and opinions) and take all further action that may be reasonably necessary, or that the DIP Agent (at the written direction of the Required Lenders) may reasonably require, to give effect to this Agreement, perfect and protect any DIP Lien or to enable the DIP Agent to exercise and enforce its rights and remedies with respect to the DIP Collateral, subject to the terms and conditions set forth in the DIP Order;

(xiv) to maintain detailed and accurate accounting and records of proceeds of the DIP Loans (including detailed accounting of (A) Permitted Intercompany Advances; and (B) the allocation of legal and other professional costs);

(xv) to operate its businesses in the ordinary course (subject to the terms of this Agreement and any limitations imposed as a result of operation as debtors-in-possession under the Bankruptcy Code) including (A) subject to entry of the cash management order, maintaining its existing bank accounts and not closing any bank accounts or creating any new bank accounts without the reasonable consent of the Required Lenders, (B) subject to entry of the cash management order, maintaining its existing cash management system, (C) maintaining its registered office in the jurisdiction indicated in the notice provisions of the DIP Loan Documents to which it is party and not changing its name, the name under or by which it conducts its business, its organizational identification number, its jurisdiction of formation or organization, its type of organization or other legal structure or its chief executive office, and not permitting the documents and books in its possession or under its control evidencing the DIP Collateral to be moved, (D) without giving prior notice to the DIP Agent, not changing its accounting practices, policies, or treatment except to the extent required by applicable law, changes in GAAP or requirements of its independent accounts, (E) not becoming an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, by virtue of an exemption other than pursuant to section 3(c)(l) or section 3(c)(7) thereof, (F) not becoming a “covered fund” under section 13 of the Bank Holding Company Act of 1956, as amended, and (G) not becoming an Affiliated Person of Axonic Alternative Income Fund or Axonic Strategic Income Fund, a series of Axonic Funds; and

(xvi) take and cause its Subsidiaries to take, as applicable, each of the actions set forth on Schedule 5(c) hereto within the time period prescribed therefor on such schedule (as such time period may be extended by the Required Lenders in their reasonable discretion).

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(d) Negative Covenants. Each Borrower hereby covenants and agrees, on behalf of itself and each Loan Party, on and after the effective date of this Agreement and until the date that the Commitment hereunder has terminated and the principal of and interest on each DIP Loans and all fees, expenses and other amounts payable under any DIP Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in cash, each Loan Party will not, and will not permit any of its Subsidiaries to (except to the extent the taking of any such action is expressly permitted, on a line item basis, in the Approved Budget (including with respect to the amount of such action, subject only to Permitted Variances)):

(i) make any Disposition other than Permitted Dispositions without the prior written reasonable consent of the Required Lenders and, as may be required by the Bankruptcy Code, an order of the Bankruptcy Court;

(ii) repudiate, terminate or disclaim any material contract without the prior written reasonable consent of the Required Lenders which would reasonably be expected to have a material adverse effect on the financial condition, operation or prospects of the Borrowers, the other Loan Parties and their respective Subsidiaries;

(iii) make any payment, prepayment, purchase or defeasance (A) in respect of existing (i.e., in place prior to the Petition Date) or any other Indebtedness or other obligation (i.e., put in place on or after the Petition Date) or (B) otherwise prohibited by the DIP Order or any other DIP Loan Document, in each case, other than (x) the Obligations in accordance with this Agreement, and (y) the payment of interest and other non-principal amounts required under the Prepetition Notes to the extent such payments are permitted to be paid by orders of the Bankruptcy Court, in each case of each of clauses (x) and (y), as set forth in the Approved Budget or as may otherwise be permitted by an order of the Bankruptcy Court or consented to (in advance) in writing by the DIP Agent (at the written direction of the Required Lenders, acting reasonably); provided, that for the avoidance of doubt, no Indebtedness junior to the Obligations shall be paid without the prior written reasonable consent of the Ad Hoc Group;

(iv) create, assume, incur or suffer to exist any Indebtedness other than Permitted Indebtedness without the prior written reasonable consent of the Required Lenders;

(v) create, incur, assume or suffer to exist any Liens on any of its properties or assets other than Permitted Liens without the prior written reasonable consent of the Required Lenders and, as may be required by the Bankruptcy Code, an order of the Bankruptcy Court;

(vi) increase any compensation, termination, or severance entitlement whatsoever or pay any termination or severance pay to executives of any Loan Party or Subsidiary, each without the prior written consent of the Required Lenders and, as may be required by the Bankruptcy Code, an order of the Bankruptcy Court;

(vii) change its name, amalgamate, consolidate with or merge into, dispose of all or substantially all of its assets, or enter into any similar transaction with any other entity without the prior written reasonable consent of the Required Lenders;

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(viii) take any action that would reasonably be expected to materially delay an Acceptable Sale Process in accordance with the Milestones including, without limitation, filing any plan or other sale process in the Chapter 11 Cases without the prior written consent of the Required Lenders;

(ix) make a public announcement in respect of, enter into any agreement or letter of intent with respect to, attempt to consummate or support any third party’s attempt to consummate any transaction or agreement that would adversely impact the ability of the Loan Parties to consummate the Acceptable Sale Process or Bidding Procedures Order in accordance with the Milestones;

(x) make or hold any Investment other than Permitted Investments without the prior written reasonable consent of the Required Lenders and, as may be required by the Bankruptcy Code, an order of the Bankruptcy Court;

(xi) declare or make, directly or indirectly, any Restricted Payment without the prior written consent of the Required Lenders (other than dividends and distributions (x) by any Subsidiary of the Borrowers to the Borrowers or any other Subsidiary of the Borrowers that is a Loan Party in accordance with their applicable ownership percentage); (y) the proceeds of which will be used to pay franchise taxes and other fees, Taxes and expenses required to maintain its corporate or legal existence; and (z) for any taxable period in which a Borrower, for U.S. federal income tax purposes, (A) is disregarded as an entity separate from a direct or indirect owner that is taxable as a corporation or (B) is a member of a group filing a consolidated, combined, unitary, affiliated, or similar income tax return of which any direct or indirect owner of such Borrower is the common parent, as are necessary to permit such direct or indirect owner of such Borrower to pay the Tax liability (including payments of estimated taxes) attributable to such Borrower and its Subsidiaries provided that such distributions shall not, in the aggregate, exceed the amount of taxes that the Borrower would have been required to pay for such taxable period if it were the parent of a standalone affiliated group filing a consolidated tax return with its Subsidiaries, reduced by any amounts of tax paid directly by the Borrower or any of its Subsidiaries to the relevant taxing authority for the relevant taxable period with respect to any taxable income or gain of the Borrower and its Subsidiaries;

(xii) engage in any business other than the businesses engaged in by the Borrowers and the Loan Parties on the date hereof, similar or related businesses without the written reasonable consent of the Required Lenders;

(xiii) enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate on terms that are less favorable to the Loan Party or Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such an Affiliate (as determined by the Borrower in good faith after consultation with the DIP Agent (at the written direction of the Required Lenders)), provided that this clause (xiii) shall not restrict or limit any Acceptable Sale Transaction pursuant to an Acceptable Sale Process;

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(xiv) enter into after the date hereof to exist any contractual obligations (other than this Agreement and Permitted Liens) that limit the ability of (a) any Subsidiary to make Restricted Payments to the Borrowers or any Guarantor; or (b) any Loan Party to create, incur, answer or suffer to exist Liens on property or assets of such Person for the benefit of the DIP Agent with respect to the DIP Facility and the obligations hereunder;

(xv) at any time, seek or consent to any reversal, modification, amendments, stay or vacation of (i) the Interim DIP Order, (ii) the Final DIP Order, (iii) the Bidding Procedures Order or (iv) the Sale Order, in each case, without the prior written consent of the Required Lenders;

(xvi) at any time, seek or consent to a priority for any administrative expense against the Loan Parties (now existing or hereafter arising) of any kind or nature whatsoever (including, without limitation, any administrative expenses of the kind specified in, or ordered under, sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 and 1114 of the Bankruptcy Code) equal to or superior to the priority of the DIP Agent in respect of the Obligations except as expressly permitted in the DIP Order;

(xvii) seek or consent to a sale of any of the DIP Collateral other than Permitted Dispositions or pursuant to an Acceptable Sale Process or as otherwise permitted by this Agreement in each case without the prior written reasonable consent of the Required Lenders or, as may be required by the Bankruptcy Code or an order of the Bankruptcy Court;

(xviii) to (A) divide into two or more Persons pursuant to a “plan of division” or similar method, or (B) create, or reorganize into, one or more Persons, in each case, as contemplated under the laws of any jurisdiction, in each case, except as may be required by the Bankruptcy Code or an order of the Bankruptcy Court;

(xix) use Cash Collateral, whether the proceeds of DIP Loans or otherwise, other than for purposes set forth in the Approved Budget, notwithstanding any other provision of this Agreement, or in amounts that exceed the Permitted Variances, without the prior written consent of the Required Lenders; provided that any amounts allocated in the Approved Budget to a key employee retention program shall not be paid or awarded without the prior written consent of the Required Lenders but shall be in accordance with the Stipulated Allocation; or

(xx) seek approval of any order in the Chapter 11 Cases that materially and adversely affects the DIP Lenders (in their capacity as such) or the Loan Parties’ ability to perform their obligations and violate this Agreement, the DIP Facility, and any other related DIP Loan Documents without the prior written approval of the DIP Agent, acting at the direction of the Required Lenders.

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Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5(d) and nothing else in this Agreement or any other DIP Loan Document shall be construed to prohibit transactions specified in, or contemplated by, the Sale Order and the consummation of any transaction in the Sale Order shall not be deemed to cause any breach, Default or Event of Default under this Agreement or any other DIP Loan Document.

(e) Milestones. Each Loan Party hereby covenants and agrees to comply with the milestones (the “Milestones”) set forth on Schedule 5(e), unless otherwise agreed to in writing (email being sufficient) by the DIP Agent (at the written direction of the Required Lenders).

(f) Sale Covenants. Each Borrower hereby further covenants and agrees, on behalf of itself and the Loan Parties, to comply with the following (subject, in each case, to the Bidding Procedures Order or other court order):

(i) communicate directly with and make itself reasonably available to the DIP Agent and its Representatives following the occurrence of the Milestone specified in clause (vi) of Schedule 5(e) hereof, at such times as may be requested by the DIP Agent or its Representatives, in connection with effecting an Acceptable Sale Transaction;

(ii) promptly (and in any event within two (2) Business Days) provide the DIP Agent with notice of any knowledge of (x) any material change or development relating to the Bidding Procedures or such Acceptable Sale Transaction, or (y) any material changes in the financial, collateral or operational condition, businesses, assets, liabilities or prospects of any Loan Parties;

(iii) promptly (and in any event within two (2) Business Days) provide the DIP Agent with unredacted copies of all written materials provided to or produced by the Loan Parties or their Representatives to potential bidders in connection with any potential Acceptable Sale Transaction (which obligation may be satisfied in full by providing the DIP Agent or DIP Lender with access to the virtual data room to which such bidders have been granted access to such materials);

(iv) make the Loan Parties and their Representatives reasonably available for presentation to, and interviews, meetings or calls with, each bona fide prospective purchaser, lender or investor in connection with a potential Acceptable Sale Transaction as reasonably determined by the Borrowers in good faith;

(v) provide the DIP Agent, DIP Lender and any of its Representatives with reasonable access rights and review rights at all times to virtual data rooms and any other information provided to potential bidders in connection with a potential Acceptable Sale Transaction; and

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(vi) make the Loan Parties and their Representatives available for (with reasonable prior notice and at reasonable times), and host, telephonic conference calls with the DIP Agent, the DIP Lenders, and/or their Representatives, to discuss the general status of the potential Acceptable Sale Transaction, in each case no less frequently than weekly to the extent requested by the DIP Agent (at the written direction of the Required Lenders).

(g) Approved Budget. Each Borrower hereby further covenants and agrees, on behalf of itself and the Loan Parties, that the use of DIP Loans and other credit extensions by DIP Lenders under this Agreement and the other DIP Loan Documents shall be consistent with the latest Approved Budget approved in accordance with Section 5(a), subject to the Permitted Variance.

(h) Parent Performance of Services. In consideration of the DIP Lenders making available the DIP Facility to each Borrower, the Parent and the Twin Manager shall perform the servicing and administration of each Loan Party’s assets in a manner consistent with the Approved Budget, including, without limitation:

(i) performing the duties and obligations of, and exercising and enforcing the rights of, the Loan Parties under agreements material to their business (including franchise agreements, development agreements and related documents), including preparing and delivering any reports, filings, instruments, certificates and notices required thereunder, making or causing the collection of amounts owing thereunder, enforcing the Loan Parties’ rights and obligations thereunder, and approving amendments, waivers, modifications, extensions, write-downs, write-offs, terminations and assignments thereof;

(ii) taking those actions that are required to maintain continuous perfection (where applicable) and priority of the DIP Agent’s interests in the DIP Collateral (but not, for the avoidance of doubt, any Excluded Asset), in accordance with the DIP Order and the terms of this Agreement;

(iii) managing, maintaining, protecting, enforcing, defending, leasing and undertaking such other duties and services as may be necessary in connection with real estate assets on behalf of each Loan Party, including negotiating, executing and recording leases, subleases, deeds and other contracts relating to real estate assets, enforcing and exercising each Loan Party’s rights under leases, paying or defending any obligation or claim relating to any real estate assets, collecting amounts payable under real estate assets, acquiring and disposing of real estate assets, conducting environmental evaluation and remediation activities, obtaining appropriate levels of title and property insurance, making repairs and replacements to existing improvements and constructing new improvements, employing agents, managers, brokers or other persons necessary to manage and operate real estate assets, and paying taxes, charges and assessments levied on any real estate assets;

(iv) calculating and compiling information required in connection with any report or certificate to be delivered under this Agreement;

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(v) subject to applicable bankruptcy law, the terms of the DIP Orders and any required approval or order by the Bankruptcy Court, preparing and filing all tax returns and tax reports required to be prepared by any Loan Party, and paying or causing to be paid or discharged, in each case from funds of the Loan Parties in accordance with the Approved Budget, any and all taxes, charges and assessments required to be paid under applicable law by any Loan Party, except to the extent such payment is stayed by the commencement of the Chapter 11 Cases;

(vi) performing all material duties and obligations of the Loan Parties in connection with operations and ownership of the restaurants, including (x) paying taxes, collecting revenues, maintaining property and casualty insurance, and performing activities necessary for operation, development, acquisition, closure and disposition of restaurants, (y) hiring, training and managing restaurant employees, administering personnel and human resources, and negotiating with vendors, suppliers, distributors and other third parties and (z) implementing repairs and maintenance and maintaining liquor licenses;

(vii) preparing and filing franchise disclosure documents complying with franchise industry specific government regulation and applicable law;

(viii) arranging for legal, accounting and tax services with respect to each Loan Party’s assets, including with respect to the enforcement of each Loan Party’s material agreements;

(ix) arranging for or providing accounting and financial reporting services;

(x) acquiring, developing, managing, maintaining, protecting, enforcing, defending, licensing, and sublicensing the owned intellectual property and other intellectual property owned or held by each Loan Party, including filing, prosecuting and maintaining trademark and patent applications and registrations worldwide, monitoring, policing and enforcing the owned intellectual property against infringement and unauthorized use, confirming legal title and recording security interests in the owned intellectual property, and administering quality control over licensees’ use of licensed trademarks;

(xi) maintaining marketing and promotional programs relating to the restaurants; and

(xii) performing such other services as may be necessary or appropriate from time to time and consistent with (i) the operations of the Loan Parties and (ii) the Management Agreements (notwithstanding the termination of them).

(i) Notwithstanding anything to the contrary in this Section 5 or anything else in this Agreement or any other DIP Loan Document, in no way shall any Budget (including any Approved Budget), the Carve-Out or any other budget or financial be construed as a cap or limitation on the amount of professional fees due and payable by the Borrower and its Subsidiaries consistent with the DIP Loan Documents and that may be allowed by the Bankruptcy Court at any time (including on an interim basis). The Borrower and its Subsidiaries’ authority to use cash collateral or proceeds of the DIP Facility or the DIP Collateral on account of, and to timely pay, such allowed professional fees of the Borrower and its Subsidiaries and the other obligations benefitting from the Carve-Out shall in no way (i) be limited or deemed limited by any Budget or (ii) cause a breach, Default or Event of Default under this Agreement or any other Loan Document.

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Section 6. Events of Default. The occurrence of any one or more of the following events, regardless of the reason therefore, shall constitute an “Event of Default” hereunder:

(a) the failure of the Borrowers to pay any principal when due, whether at stated maturity, by acceleration, by required prepayment or otherwise, or shall fail to pay any installment of interest, fee or other amount payable hereunder within three (3) Business Days of the date when due;

(b) any representation, warranty or statement made or deemed made by or on behalf of any Loan Party herein or in any other DIP Loan Document or other document related hereto or thereto or in any certificate delivered to the DIP Agent pursuant hereto shall prove to be untrue in any material respect (or, in the case of any representation, warranty or statement qualified by materiality, in any respect) on the date as of which made or deemed made;

(c) the Loan Parties or any of their respective Subsidiaries fail to perform or observe any term, covenant or agreement contained in any of Sections 5(a), 5(b), 5(c)(iii), 5(c)(iv), 5(c)(v), 5(c)(vi), 5(c)(xii), 5(d), 5(e) (including as the result of the failure of any Milestone to be timely satisfied), 5(f), 5(g) or 5(h); provided, however that, any Debtor’s failure to meet any Milestone that requires a hearing date solely due to the Bankruptcy Court’s unavailability shall not constitute an immediate Event of Default unless such failure continues for five (5) Business Days after the date on which such Milestone was required to be satisfied;

(d) the Loan Parties or any of their respective Subsidiaries fail to perform or observe any other provision of this Agreement or any other DIP Loan Document (other than those set forth in clauses (a), (b) and (c) above) and such default shall continue unremedied for a period of five (5) days after the earlier of (i) the date on which such Default shall first actually become known to any officer of any Borrower or any other Loan Party or (ii) the date on which written notice thereof is given to the defaulting party by the DIP Lender;

(e) the Bankruptcy Court shall have entered an order (i) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, or (ii) dismissing any of the Chapter 11 Cases;

(f) termination by the Bankruptcy Court of, or the expiration of, the exclusive period for the Debtors to file a plan of reorganization in the Chapter 11 Cases as set forth in section 1121 of the Bankruptcy Code;

(g) any Loan Party, (i) obtains any post-petition debtor-in-possession financing pursuant to section 364 of the Bankruptcy Code other than the DIP Facility, or (ii) seeks authorization from the Bankruptcy Court to obtain any such financing, in each case, without the prior written consent of the Required Lenders;

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(h) entry of any order by the Bankruptcy Court reversing, amending, supplementing, staying for a period of ten (10) days or more, vacating or otherwise amending, supplementing or modifying the DIP Order, Sale Order, or Bidding Procedures Order, without the prior written consent of the Required Lenders;

(i) the Interim DIP Order or the Final DIP Order, as applicable, shall cease to create valid and perfected Liens on the DIP Collateral with the priority set forth therein or otherwise cease to be valid and binding and in full force and effect;

(j) the Debtors shall seek entry of an order that the DIP Agent or the DIP Lenders are not entitled to Credit Bid in full the Obligations;

(k) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code pertaining to the DIP Collateral to the holder or holders of any security interest (other than a holder or holders of a security interest ranking senior in priority to the DIP Liens securing the DIP Loans) to (i) permit foreclosure (or the granting of a deed or lieu of foreclosing or the like) on any assets of the Loan Parties which would materially delay the consummation of an Acceptable Sale Transaction or (ii) permit the exercise of any other rights or remedies against any of the DIP Collateral (unless constituting a sale, Disposition or other disposition not prohibited by this Agreement);

(l) one or more judgments, orders (other than orders, judgments or decrees related to the payment of professional advisors) or decrees for the payment of money required to be satisfied as an administrative expense claim in the Chapter 11 Cases shall be allowed by the Bankruptcy Court in an aggregate amount (to the extent not paid or covered by insurance) that is reasonably expected to cause the Loan Parties to fail to comply (subject to Permitted Variances and any applicable grace and/or cure period) with the requirements set forth in Section 5(b) hereof;

(m) actual or asserted (by any Loan Party or any Affiliate thereof) invalidity or impairment of this Agreement or any related DIP Loan Document (including the failure of any Lien to remain perfected);

(n) non-compliance by any Loan Party with the terms of the Interim DIP Order and/or the Final DIP Order;

(o) any Debtor files, amends or modifies, or files a pleading seeking approval of, any material order or document approved in the Chapter 11 Cases in a manner that is directly inconsistent with the DIP Agent or DIP Lenders’ consent and approval rights under this Agreement and the other DIP Loan Documents;

(p) the Bankruptcy Court enters an order or orders (i) to sell, transfer, lease, exchange, alienate or otherwise dispose of any of the DIP Collateral pursuant to section 363 of the Bankruptcy Code or otherwise other than pursuant to an Acceptable Sale Transaction in accordance with an Acceptable Sale Process, as permitted by this Agreement or with the reasonable prior written consent of the Required Lenders;

(q) any of the Loan Parties shall take any action in support of any matter set forth in Sections 6(e), (f), (i), (l) or (n) or any other Person shall do so and such application is not contested in good faith by the Loan Parties and the relief requested is granted in an order that not stayed pending appeal;

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(r) any Loan Party shall file a motion, pleading or proceeding which would reasonably be expected to result in a material impairment of the rights or interests of the DIP Lenders under this Agreement;

(s) any of the Borrowers or the Loan Parties change the membership or composition of its board of directors, or the membership of the Special Committee, from the membership on the Closing Date, unless approved by the DIP Agent (at the written direction of the Required Lenders, acting reasonably);

(t) a Change in Control with respect to any of the Loan Parties other than as a result of a Permitted Disposition;

(u) any termination of the use of Cash Collateral pursuant to the DIP Order other than as provided in this Agreement and the DIP Orders;

(v) any of the Loan Parties shall seek to, join or support (whether by way of motion or other pleadings filed with the Bankruptcy Court or any other writing executed by any Loan Party or by oral argument) any other person in seeking to: (i) contest or disallow in whole or in part any of the Obligations arising under this Agreement or any other DIP Loan Document (or any such order is entered), or the claims of the DIP Lenders arising under the Prepetition Notes Documents or (ii) challenge the validity, enforceability or perfection of the Liens or security interests granted or confirmed herein or in the Interim DIP Order or the Final DIP Order and the other security documents in favor of the Secured Parties or the Liens securing the applicable Obligations of the Loan Parties or their obligations to the DIP Lenders under the Prepetition Notes Documents;

(w) any Loan Party shall make any payment (as adequate protection or otherwise), or application for authority to pay, on account of any claim or debt arising prior to the Petition Date other than payments expressly authorized pursuant to this Agreement or by the Bankruptcy Court in the Interim DIP Order, the Final DIP Order, any First Day Orders or “second day” order entered by the Bankruptcy Court in the Bankruptcy Cases (subject to the Approved Budget and Permitted Variances), by any other orders entered by the Bankruptcy Court (subject to the Approved Budget and Permitted Variances), or in amounts consistent with the Approved Budget (subject to Permitted Variances);

(x) if any Loan Party is enjoined, restrained or in any way prevented by an order of a court of competent jurisdiction (other than an order of the Bankruptcy Court approved by the Required Lenders) from continuing to conduct all or any material part of its business or affairs for a period exceeding five (5) consecutive Business Days;

(y) the Loan Parties file or support any motion, pleading, application or adversary proceeding (a) challenging the validity, enforceability, perfection or priority of, or seeking to avoid and recover, the Liens securing the Prepetition Secured Obligations or (b) seeking disallowance, in full or in part, of the claims of the members of the Ad Hoc Group on account of the Prepetition Notes held by the DIP Lenders;

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(z) any breach of the terms of the Governance Agreement by any party other than the Ad Hoc Group; provided that if the Loan Parties are actively seeking to enforce the terms of the Governance Agreement with respect to a breach by a party other than the Ad Hoc Group or any Debtor, then there shall not be a Default or Event of Default under this Section 6(z); or

(aa) the Resid Issuer (as defined in the DIP Order) requires, directs, or otherwise causes any cash constituting Management Fees to be withheld, redirected, or removed from the working capital of any of the Debtors without the prior written consent of the DIP Agent (at the written direction of the Required Lenders).

Upon the occurrence and continuance of any Event of Default, the DIP Agent (at the written direction of the Required Lenders) may (notwithstanding the provisions of section 362 of the Bankruptcy Code and without application or motion to, or order from, the Bankruptcy Court), subject to the terms, conditions and provisions of the DIP Order (including the Remedies Notice Period (as defined therein)), by notice to the Borrowers, declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate, and/or, by notice to the Borrowers, declare the DIP Loans hereunder, with accrued interest thereon, and all other Obligations owed under this Agreement and the other DIP Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 6, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

Further upon the occurrence and during the continuance of any Event of Default and subject to the terms of the DIP Order (including the Remedies Notice Period (as defined therein)), the DIP Agent (at the written direction of the Required Lenders), may (i) exercise all of its rights and remedies set forth in any of the DIP Loan Documents and the DIP Order, in addition to all rights and remedies allowed under any applicable law, including the UCC, and (ii) revoke the rights of the Borrowers and the other Loan Parties to use Cash Collateral. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative.

Subject to the provisions of the DIP Order (if applicable) (including, without limitation, the Carve-Out ranking senior thereto), after the exercise of remedies provided for in this Agreement and the other DIP Loan Documents with respect to the FBG DIP Obligations (or after the DIP Loans provided by the FBG DIP Lenders have automatically become immediately due and payable), including in any bankruptcy or insolvency proceeding, any amounts received on account of the FBG DIP Obligations (including from the realization, collection or enforcement of the FBG DIP Collateral) shall be applied by the DIP Agent to the FBG DIP Obligations, in the following order:

(a) first, to payment or reimbursement of all fees, expenses, indemnities, costs, losses and other amounts and obligations payable to the DIP Agent under the DIP Loan Documents, solely to the extent attributable to or arising in connection with the FBG DIP Facility, the FBG DIP Loan Parties or the FBG DIP Collateral;

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(b) second, to payment of that portion of the FBG DIP Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the FBG DIP Lenders under the DIP Loan Documents, including attorneys’ fees and expenses and the fees and expenses of the Specified Financial Advisor, in each case ratably among the FBG DIP Lenders in proportion to the respective amounts described in this clause (b) payable to them;

(c) third, to payment of that portion of the FBG DIP Obligations constituting accrued and unpaid interest on the DIP Loans provided by the FBG DIP Lenders, ratably among the FBG DIP Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d) fourth, to payment of that portion of the FBG DIP Obligations constituting unpaid principal of the DIP Loans provided by the FBG DIP Lenders, applied in the following order:

(i) first, to the repayment of the outstanding principal of the FBG New Money Term Loans, ratably among the FBG DIP Lenders holding FBG New Money Term Loans in proportion to the respective amounts outstanding;

(ii) second, to the repayment of the outstanding principal of the Roll-Up Loans under the FBG Roll-Up Financing; provided that such Roll-Up Loans shall only be repaid from amounts received from FBG DIP Loan Parties that were obligors under the FBG Prepetition Notes Documents and whose FBG Prepetition Secured Obligations (attributable to the FBG Class A-2 Prepetition Notes) were subject to the relevant FBG Roll-Up Financing, in each case ratably among the FBG DIP Lenders holding Roll-Up Loans under the FBG Roll-Up Financing in proportion to their respective principal amounts outstanding; and

(e) fifth, the balance, if any, after all of the FBG DIP Obligations have been indefeasibly paid in full and all FBG Commitments have been terminated, to the Borrower or as otherwise required by applicable law.

For the avoidance of doubt, amounts received from or attributable to FBG DIP Collateral shall not be applied to satisfy any Twin DIP Obligations, and amounts applied pursuant to the foregoing shall not reduce or otherwise affect any Twin DIP Obligations outstanding under this Agreement.

Subject to the provisions of the DIP Order (if applicable) (including, without limitation, the Carve-Out ranking senior thereto), after the exercise of remedies provided for in this Agreement and the other DIP Loan Documents with respect to the Twin DIP Obligations (or after the DIP Loans provided by the Twin DIP Lenders have automatically become immediately due and payable), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Twin DIP Obligations (including from the realization, collection or enforcement of the Twin DIP Collateral) shall be applied by the DIP Agent to the Twin DIP Obligations, in the following order:

(a) first, to payment or reimbursement of all fees, expenses, indemnities, costs, losses and other amounts and obligations payable to the DIP Agent under the DIP Loan Documents, solely to the extent attributable to or arising in connection with the Twin DIP Facility, the Twin DIP Loan Parties or the Twin DIP Collateral;

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(b) second, to payment of that portion of the Twin DIP Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Twin DIP Lenders under the DIP Loan Documents, including attorneys’ fees and expenses and the fees and expenses of the Specified Financial Advisor, in each case ratably among the Twin DIP Lenders in proportion to the respective amounts described in this clause (b) payable to them;

(c) third, to payment of that portion of the Twin DIP Obligations constituting accrued and unpaid interest on the DIP Loans provided by the Twin DIP Lenders, ratably among the Twin DIP Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d) fourth, to payment of that portion of the Twin DIP Obligations constituting unpaid principal of the DIP Loans provided by the Twin DIP Lenders, applied in the following order:

(iii) first, to the repayment of the outstanding principal of the Twin New Money Term Loans, ratably among the Twin DIP Lenders holding Twin New Money Term Loans in proportion to the respective principal amounts outstanding;

(iv) second, subject to the Twin Roll-Up Reservation, to the repayment of the outstanding principal of the Roll-Up Loans under the Twin Senior Roll-Up Financing; provided that such Roll-Up Loans shall only be repaid from amounts received from Twin DIP Loan Parties that were obligors under the Twin Prepetition Notes Documents and whose Twin Class A-2 Prepetition Secured Obligations (attributable to the Twin Class A-2-I Notes) were subject to the relevant Twin Senior Roll-Up Financing, in each case ratably among the Twin DIP Lenders holding Roll-Up Loans under the Twin Senior Roll-Up Financing in proportion to their respective principal amounts outstanding;

(v) third, subject to the Twin Roll-Up Reservation, to the repayment of the outstanding principal of the Roll-Up Loans under the Twin Junior Roll-Up Financing; provided that such Roll-Up Loans shall only be repaid from amounts received from Loan Parties that were obligors under the Twin Prepetition Notes Documents and whose Twin Class A-2 Prepetition Secured Obligations (attributable to the Twin Class A-2-II Notes) were subject to the relevant Twin Junior Roll-Up Financing, in each case ratably among the Twin DIP Lenders holding Roll-Up Loans under the Twin Junior Roll-Up Financing in proportion to their respective principal amounts outstanding; and

(a) fifth, the balance, if any, after all of the Twin DIP Obligations have been indefeasibly paid in full and all Twin Commitments have been terminated, to the Borrower or as otherwise required by applicable law.

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For the avoidance of doubt, amounts received from or attributable to Twin DIP Collateral shall not be applied to satisfy any FBG DIP Obligations, and amounts applied pursuant to foregoing shall not reduce or otherwise affect any FBG DIP Obligations outstanding under this Agreement.

Section 7. Credit Bidding.

The DIP Lender shall have the right to Credit Bid and purchase all or any portion of the DIP Collateral at any sale thereof conducted by DIP Agent under the provisions of the UCC, including pursuant to sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by a DIP Agent (whether by judicial action or otherwise) in accordance with applicable law.

Section 8. Miscellaneous.

(a) Costs and Expenses. Subject to the procedures in the DIP Order, whether or not the transactions contemplated hereby shall be consummated, the Borrowers shall reimburse the Secured Parties for (i) all reasonable and documented out-of-pocket costs and expenses in connection with the preparation of the DIP Loan Documents, the Interim DIP Order, the Final DIP Order and any consents, amendments, waivers or other modifications thereto and in connection with the execution, delivery, consummation and administration of the transactions contemplated hereby (including the out of pocket expenses incurred in obtaining and maintaining the Platform) and thereby, and enforcement of rights and remedies hereto and thereto and in connection with the Chapter 11 Cases; (ii) the reasonable and documented out-of-pocket fees, expenses and disbursements of counsel to the DIP Agent and the Specified Financial Advisor in connection with the negotiation, preparation, execution and administration of the DIP Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrowers and in connection with the consummation and administration of the transactions contemplated hereby and thereby and enforcement of rights and remedies hereto and thereto and in connection with the Chapter 11 Cases; (iii) all the reasonable and documented out-of-pocket costs and expenses in connection with the custody or preservation of any of the DIP Collateral; and (iv) all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, the fees and expenses of the Specified Financial Advisor and costs of settlement, incurred by the DIP Agent in enforcing any Obligations of or in collecting any payments due from the Borrowers or the other Loan Parties hereunder or under the other DIP Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the DIP Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to the Chapter 11 Cases, or any other insolvency proceedings or any attempt to enforce any rights or remedies of the DIP Agent against the Borrowers or any other Person that may be obligated thereto by virtue of being a party to any of the DIP Loan Documents, in each case, without the need to file any applications with the Bankruptcy Court but subject to the limitations set forth in the DIP Order.

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(b) Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree, jointly and severally with the other Loan Parties, to indemnify, pay and hold the DIP Agent, and its Related Parties and Representatives (each, an “Indemnified Party”), harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not any of the foregoing Persons is a party to any litigation), including, without limitation, reasonable attorneys’ and financial advisors’ fees and costs (including, without limitation, the reasonable estimate of the allocated cost of in-house legal counsel and staff) and costs of investigation, document production, attendance at a deposition, or other discovery, with respect to or arising out of the preparation, negotiation, executive, delivery, administration or enforcement of this Agreement or the other DIP Loan Documents (including, without limitation, any obligation of the DIP Agent to indemnify or reimburse a bank, securities intermediary or financial institution under any Segregated Account Control Agreement or other account control agreement entered into by the DIP Agent under the DIP Loan Documents) or any other agreement or instrument contemplated hereby, or the DIP Loans or any use of proceeds therefrom or the Chapter 11 Cases or any transactions contemplated hereby or thereby, or any claim, demand, action or cause of action being asserted against the Borrowers or any other Loan Party or any other transactions contemplated hereby and thereby (collectively, the “Indemnified Liabilities”); provided that (i) the Borrowers shall have no obligation hereunder with respect to Indemnified Liabilities with respect to a particular Indemnified Person arising from the bad faith, gross negligence or willful misconduct of any such Indemnified Person, as determined by a court of competent jurisdiction in a final, non-appealable judgment and (ii) in no event will any Taxes constitute Indemnified Liabilities (other than Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim). This covenant shall survive termination of this Agreement, the resignation or removal of the DIP Agent and payment of the outstanding DIP Loans.

(c) Tax Matters.

(i) Payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other related DIP Loan Documents shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, charges, assessments, fees, deductions or withholdings of any kind or nature whatsoever or any interest, additions to tax or penalties payable with respect thereto now or in the future imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, “Taxes”) except as required by applicable law. If any Taxes are required by applicable law to be withheld (as determined in good faith by an applicable withholding agent) (“Withholding Taxes”) from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such withholding and shall timely pay the full amount withheld to the relevant Governmental Authority in accordance with applicable law and the sum payable hereunder shall be increased as necessary so that after such withholding has been made (including such withholdings applicable to additional sums payable under this Section 8(c)) the applicable recipient receives an amount equal to the sum it would have received had no such withholding been made; provided, however, that no additional amounts shall be payable to a recipient pursuant to the preceding sentence in respect of any (1) income Taxes or franchise, branch profits or similar Taxes (imposed in lieu of income Taxes), in each case, (i) imposed on the recipient as a result of its present or former connection to the applicable taxing jurisdiction (other than such recipient’s connections with such taxing jurisdiction arising from, out of or with respect to any DIP Loan Documents or any transactions therein), or (ii) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (2) Withholding Taxes imposed on amounts payable pursuant to law in effect on the date such recipient becomes a party to this Agreement, (3) Taxes resulting from such recipient’s failure to provide the documentation pursuant to Section 8(c)(ii) or (iii), and (4) Taxes imposed pursuant to Sections 1471 through 1474 of the Code or any Treasury Regulations, other rules, regulations, official administrative guidance or intergovernmental agreements implementing such Sections, in each case as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) (“FATCA”) (any such Taxes described in this proviso, “Excluded Taxes”).

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(ii) On or before the date on which a DIP Lender becomes a DIP Lender under this Agreement and from time to time thereafter upon the reasonable request of the Borrowers or the DIP Agent, such DIP Lender shall provide the Borrowers and the DIP Agent with (1) if the DIP Lender is a “United States Person” as defined in Section 7701(a)(30) of the Code, executed copies of IRS Form W-9 certifying that such DIP Lender is exempt from U.S. federal backup withholding tax; (2) if the DIP Lender is not “United States Person” as defined in Section 7701(a)(30) of the Code, to the extent it is legally eligible to do so, executed copies of whichever of the following the DIP Lender is legally eligible to deliver: (A) IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest”, “business profits” or “other income” article of an applicable income tax treaty; (B) IRS Form W-8ECI or IRS Form W-8EXP; (C) in the event the DIP Lender is claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate to the effect that such DIP Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to any Borrower described in Section 881(c)(3)(C) of the Code, together with IRS Form W-8BEN or IRS Form W-8BEN-E; (D) to the extent the DIP Lender is not the beneficial owner, IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8EXP, IRS Form W-8BEN, IRS Form W-8BEN-E, a certificate described in the foregoing clause (C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; or (E) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers and the DIP Agent to determine the withholding or deduction required to be made to the extent, in the DIP Lender’s reasonable judgment, the completion, execution or submission of such form would not subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such DIP Lender; and (3) if a payment made to a DIP Lender under any this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such DIP Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the DIP Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the DIP Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the DIP Agent as may be necessary for the Borrowers and the DIP Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment (provided, that solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the date of this Agreement). Each DIP Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the DIP Agent in writing of its legal ineligibility to do so.

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(iii) On or before the date the DIP Agent (including for this purpose any successor, supplemental or sub-agent) becomes a party to this Agreement, the DIP Agent shall provide to the Borrowers executed copies of IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding tax. At any time thereafter, the DIP Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrowers.

(iv) The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the DIP Agent timely reimburse it for the payment of, any Other Taxes.

(v) The Borrowers shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section 8(c)), other than Excluded Taxes, payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a DIP Lender (with a copy to the DIP Agent), or by the DIP Agent on its own behalf or on behalf of a DIP Lender, shall be conclusive absent manifest error.

(vi) Each DIP Lender shall severally indemnify the DIP Agent, within ten (10) days after demand therefor, for (i) any Taxes that are not Excluded Taxes and attributable to such DIP Lender (but only to the extent that the Borrowers have not already indemnified the DIP Agent for such Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such DIP Lender’s failure to comply with Section 8(d)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such DIP Lender, in each case, that are payable or paid by the DIP Agent in connection with any DIP Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any DIP Lender by the DIP Agent shall be conclusive absent manifest error.

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(vii) Each party’s obligations under this Section 8(c) shall survive the resignation or replacement of the DIP Agent or any assignment of rights by, or the replacement of, a DIP Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any DIP Loan Document.

(d) Register; Assignments and Participations.

(i) Register. The DIP Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at its address a register for the recordation of the names and addresses of each DIP Lender and the outstanding principal, stated interest, and any other amounts due hereunder (the “Register”). The entries in the Register shall be conclusive absent manifest error, and each Borrower, the DIP Agent and DIP Lender may treat each Person whose name is recorded in the Register as the owner of the DIP Loans and other amounts hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any DIP Lender, at any reasonable time and from time to time upon reasonable prior notice. No transfer of an interest in any DIP Loan shall be effective unless and until such transfer is recorded in the Register. The DIP Agent may after the syndication of the DIP Facilities pursuant to the Syndication Procedures update the Register.

(ii) Transfers.

(A) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights, obligations or interest hereunder or under any other DIP Loan Document without the prior written consent of each DIP Lender (and any attempted assignment or transfer without such consent shall be null and void).

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(B) The DIP Lenders may, at any time, sell, assign, transfer, negotiate or grant participations to other financial institutions in all or part of the Commitments, DIP Loans or other obligations of the Borrowers outstanding under the DIP Loan Documents without the consent of the Borrower; provided that: (A) any such sale, assignment, transfer, negotiation or participation shall be in compliance with the applicable federal and state securities laws and recorded in the Register and in accordance with the Syndication Procedures; (B) each DIP Lender and any assignee or transferee agrees (I) to be bound by the terms and conditions of this Agreement (including this Section 8(d)) and (II) that the risk of any Successful Challenge and of the outcome of the Twin Roll-Up Reservation (each as defined in the DIP Order) with respect to any Roll-Up Loans shall be borne exclusively by any DIP Lender then holding the relevant Roll-Up Loans, and no transferee or assignee shall have any claim against the applicable transferor or assignor in connection with any economic loss arising from or relating to such Successful Challenge or outcome of the Twin Roll-Up Reservation with respect to the Roll-Up Loans transferred or assigned to it; and (C) in the event of any Successful Challenge invalidating or rendering unenforceable all or any portion of the Roll-Up Loans, each DIP Lender who is then a holder of the relevant Roll-Up Loans subject of such Successful Challenge (whether as original holder thereof or as a transferee or assignee thereof) shall bear the risk of and be entitled to the benefit of any recharacterization of such Roll-Up Loans as Prepetition Class A-2 Notes in an amount and type corresponding to the amount and type of Prepetition Class A-2 Notes previously exchanged for the Roll-Up Loans then held by such DIP Lender (whether or not such DIP Lender was the holder of such Roll-Up Loans when made) or such other consequences as the Bankruptcy Court may order in connection with such Successful Challenge. No DIP Lender shall sell, assign or transfer all or part of the Commitments, DIP Loans or other obligations of the Borrowers outstanding under the DIP Loan Documents prior to the consummation of the assignments to be made under the Master Assignment and Assumption to be executed on the Reallocation Date (each as defined in the Syndication Procedures) (or, if applicable, the earlier termination of the Syndication Procedures in accordance with their terms) (the “Syndication Completion”).

(C) The DIP Lenders may, in connection with any actual or proposed assignment or participation, disclose to the actual or proposed assignee or participant, any information relating to the Loan Parties or any of their respective Subsidiaries. Assignments shall be subject to the following additional conditions: (i) the parties to each assignment shall execute and deliver to the DIP Agent and to the Specified Financial Advisor an instrument of assignment and acceptance substantially in the form attached hereto as Exhibit E (an “Assignment and Acceptance”), together with a processing and recordation fee of US$3,500 for the account of the DIP Agent unless such fee is waived by the DIP Agent in its sole discretion, (ii) the assignee, if it was not a DIP Lender immediately prior to such assignment, shall deliver to the DIP Agent (A) an Administrative Questionnaire, and (B) any other documents reasonably required by the DIP Agent or the Required Lenders, and (C) any information reasonably required by such DIP Agent in connection with its “know your customer” process (including, without limitation, the assignee’s tax documentation as required pursuant to Section 8(c)(ii)).

(D) Each DIP Lender which is a member of the Ad Hoc Group agrees, on and subject to the terms and conditions of the Syndication Procedures, to execute the Master Assignment and Assumption pursuant to which it will sell, assign and/or transfer, as applicable, a portion of the DIP Loans and Commitments held by it on the Reallocation Date in accordance with the Syndication Procedures.

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(E) With effect from the Closing Date until the Syndication Completion, each DIP Lender agrees not to (and to cause its Affiliates and its and its Affiliates’ funds or accounts over which it has investment authority, voting discretion or control not to) sell, transfer, or assign in whole or in part, its right, title or interest in or to any Prepetition Notes.

(F) With effect from the Syndication Completion until the earlier of (I) the Challenge Period Termination Date if no Challenge (each as defined in the DIP Order) has been asserted or (II) the entry of a final non-appealable order of a court of competent jurisdiction resolving any Challenge, each DIP Lender agrees (x) not to (and to cause its Affiliates and its and its Affiliates’ funds or accounts over which it has investment authority, voting discretion or control not to) sell, transfer or assign its right, title or interest in or to any Prepetition Notes that became Roll-Up Loans in accordance with any Roll-Up Financing and (y) prior to or contemporaneously with any sale, transfer or assignment of Prepetition Notes, to provide written notice of such sale, transfer or assignment (including the amount and type of Prepetition Notes sold, transferred or assigned) to the Borrowers and the Specified Financial Advisor, in accordance with Section 8(o); provided, the DIP Agent shall not have any duty, liability or obligation with respect to any sale, transfer or assignment of any Prepetition Notes or to monitor the same.

(G) Any transfer of DIP Loans, Commitments or Prepetition Notes in violation of this Section 8(d)(ii) shall be void ab initio.

(iii) Participations. Each DIP Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the DIP Loan Documents (the “Participant Register”); provided that no DIP Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations or Section 1.163-5(b) of the U.S. Proposed Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such DIP Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the DIP Agent (in its capacity as DIP Agent) shall have no responsibility for maintaining a Participant Register.

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(iv) Roll-Up Loans: Notwithstanding anything to the contrary in this Agreement, if and to the extent that a DIP Lender does not hold, at any Roll-Up Effective Time corresponding to any Borrowing, an amount and type of Prepetition Class A-2 Notes (excluding any Prepetition Class A-2 Notes previously deemed rolled up in connection with any previous Borrowing) which is equal to or greater than the amount and type of Roll-Up Loans associated with the New Money DIP Loans made by such DIP Lender in connection with such Borrowing, then the amount of Roll-Up Loans of the applicable type made by such DIP Lender in connection with such Borrowing shall automatically and immediately (without requirement for any further action by any party, by any court, or otherwise) be deemed to be reduced to an amount equal to the amount of the applicable type of Prepetition Class A-2 Notes then held by it (and such DIP Lender’s Roll-Up Loan Amount shall be automatically and immediately (without requirement for any further action by any party, by any court, or otherwise) deemed to be reduced pro tanto).

(e) Amendments and Waivers.

(i) Generally. Except as otherwise expressly provided in this Agreement, (A) any consent or approval required or permitted by this Agreement or any other DIP Loan Document to be given by the DIP Lenders may be given, (B) any term of this Agreement or of any other DIP Loan Document may be amended, (C) the performance or observance by the Borrower, any other Loan Party or any other Subsidiary of the Borrowers of any terms of this Agreement or such other DIP Loan Document may be waived, and (D) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders or the DIP Agent at the written direction of the Required Lenders (other than with respect to any amendment, consent, approval or waiver that affects only the Twin DIP Loan Parties or that affects only the FBG DIP Loan Parties, which shall require the consent of the Required Twin Lenders or the Required FBG Lenders, as applicable (and not the Required Lenders)), and, in the case of an amendment to any DIP Loan Document, the written consent of each Loan Party party thereto.

(ii) Consent of the DIP Lenders Directly Affected. In addition to the foregoing requirements, no amendment, waiver or consent shall:

(A) increase (or reinstate) a Commitment of a DIP Lender (excluding any increase as a result of an assignment of Commitments permitted under Section 8(d)) without the written consent of such DIP Lender;

(B) reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any DIP Loans or other Obligations without the written consent of each DIP Lender directly affected thereby; provided, however, only the written consent of the Required Lenders shall be required for the waiver of interest payable at the Default Rate, retraction of the imposition of interest at the Default Rate and amendment of the definition of “Default Rate”;

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(C) reduce the amount of any fees payable to a DIP Lender without the written consent of such DIP Lender;

(D) other than as contemplated by the definition of “Maturity Date”, postpone any date fixed for, or forgive, any payment of principal of, or interest on, any DIP Loans or for the payment of any other Obligations owing to the DIP Lenders, in each case, without the written consent of each DIP Lender directly or adversely affected thereby;

(E) modify the definition of “Pro Rata Share” without the written consent of each DIP Lender directly affected thereby;

(F) amend this Section or amend any of the defined terms used in this Agreement or the other DIP Loan Documents insofar as such definitions affect the substance of this Section without the written consent of each DIP Lender;

(G) modify the definition of the term “Required Lenders” or modify in any other manner the number or percentage of the DIP Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each DIP Lender;

(H) except in connection with an Acceptable Sale Transaction, release all or substantially all of the Guarantors from their obligations under the applicable Guarantees to which they are a party without the written consent of each DIP Lender;

(I) except in connection with an Acceptable Sale Transaction, release all or substantially all of the pledged equity interests or subordinate the Lien of the DIP Agent on all or substantially all of the pledged equity interests, in each case, without the written consent of each DIP Lender;

(J) except in connection with an Acceptable Sale Transaction, (x) release all or substantially all of the Loan Parties from their obligations under any security document or (y) permit the DIP Collateral to secure any Indebtedness (other than (1) the Obligations, as applicable and (2) as expressly permitted under or contemplated by this Agreement), in each case, without the written consent of each DIP Lender; or

(K) waive a Default or Event of Default under Section 6(a) without the written consent of each DIP Lender.

(iii) Amendment of DIP Agent’s Duties. No amendment, waiver or consent unless in writing and signed by the DIP Agent, in addition to the DIP Lenders required hereinabove to take such action, shall affect the rights or duties of the DIP Agent under this Agreement or any of the other DIP Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the DIP Agent or any DIP Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section 8(e), notwithstanding any attempted cure or other action by the Borrowers, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other DIP Loan Document, no notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

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(iv) Technical Amendments. Notwithstanding anything to the contrary in this Section 8(e) (other than (iii)), if the Required Lenders and the Borrowers have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or any other DIP Loan Document or an inconsistency between provisions of this Agreement or provisions of another DIP Loan Document, the Required Lenders and the Borrowers shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as the DIP Lenders and the DIP Agent shall have received at least five (5) Business Days’ prior written notice thereof and the DIP Agent shall not have received, within five (5) Business Days of the date of such notice to the DIP Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement, and the Borrowers will provide a copy of such amendment to the DIP Lenders and DIP Agent.

(f) Entire Agreement; Conflict. This Agreement currently constitutes the entire agreement between the parties relating to the subject matter hereof and is binding on the parties in accordance with its terms. To the extent that there is any inconsistency between this Agreement and any of the other related DIP Loan Documents once executed, this Agreement shall govern unless such other document specifically states otherwise; provided that, for the avoidance of doubt, to the extent that there is any inconsistency between this Agreement and the DIP Order, the DIP Order shall govern.

(g) Effectiveness; Binding Effect; Governing Law. This Agreement shall become effective when it shall have been executed by the Borrowers, the Parent, the Twin Manager, the DIP Agent and the DIP Lenders and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Parent, the Twin Manager, the DIP Agent, the DIP Lender and their respective successors and assigns. THIS AGREEMENT, THE OTHER DIP LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER DIP LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE DIP LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.

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(i) Consent to Jurisdiction; Venue. All judicial proceedings brought against any party hereto with respect to this Agreement and the DIP Loan Documents shall be brought in the Bankruptcy Court or, upon the dismissal or other resolution of the Chapter 11 Cases, in any state or federal court of competent jurisdiction in the State of New York, and by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the Bankruptcy Court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this clause (i).

(j) Execution in Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of an original counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and in the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(k) Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

(l) PATRIOT Act. The DIP Agent subject to the USA PATRIOT Act (Title III of Pub. Law 107-56 (signed into law October 26, 2001)) (as amended from time to time, the “PATRIOT Act”) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers and the other Loan Parties and other information that will allow the DIP Agent to identify the Borrowers and the other Loan Parties in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to the DIP Agent.

(m) Interpretive Provisions. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

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(n) Limitation on Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR THE OTHER DIP LOAN DOCUMENTS: (I) NONE OF THE DIP AGENT, THE DIP LENDERS OR ANY INDEMNIFIED PARTY SHALL BE LIABLE TO ANY PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (WHETHER BASED IN CONTRACT OR TORT) IN CONNECTION WITH OR RESULTING FROM THEIR RESPECTIVE ACTIVITIES RELATED TO THIS AGREEMENT, THE OTHER DIP LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, THE DIP LOANS, OR OTHERWISE IN CONNECTION WITH OR RESULTING FROM THE FOREGOING; PROVIDED, THE FOREGOING SHALL NOT APPLY TO OR ACT TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF ANY PARTY WITH RESPECT TO ANY CLAIM FOR CONSEQUENTIAL DAMAGES BY A THIRD PARTY FOR WHICH THE DIP AGENT IS ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER DIP LOAN DOCUMENT; (II) WITHOUT LIMITING THE FOREGOING, NONE OF THE DIP LENDER, THE DIP AGENT OR ANY INDEMNIFIED PARTY SHALL BE SUBJECT TO ANY EQUITABLE REMEDY OR RELIEF, INCLUDING SPECIFIC PERFORMANCE OR INJUNCTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER DIP LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (III) NONE OF THE DIP LENDER, THE DIP AGENT OR ANY INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY TO THE LOAN PARTIES, FOR DAMAGES OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER DIP LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY FOR ANY ACT OR OMISSION PRIOR TO THE CLOSING DATE.

(o) Notice. All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via electronic mail to the e-mail address set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight courier service, or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands, and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(i)	If to the DIP Agent, to:

UMB Bank, N.A., as DIP Agent
Loan Agency and Corporate Trust
1412 Broadway, Suite 1606
New York, NY 10018
Attention: Prital K. Patel, Vice President
Email: Prital.Patel@umb.com; loanagency@umb.com

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with a copy (which shall not constitute notice) to counsel to the DIP Lenders:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Brian Pfeiffer; Amanda Parra-Criste; Andrew Zatz
Email: brian.pfeiffer@whitecase.com; aparracriste@whitecase.com;azatz@whitecase.com

(ii)	If to the FBG DIP Borrowers, to:
FAT Brands Inc.
9720 Wilshire Blvd, Suite 500
Beverly Hills, CA 90212
Attention: Allen Z. Sussman
Email: asussman@fatbrands.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Ray C. Schrock; Natasha Hwangpo; Nathan Whitaker Jordan Gratch
Email: ray.schrock@lw.com; natasha.hwangpo@lw.com; Nathan.whitaker@lw.com; Jordan.Gratch@lw.com

– and –

Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
Attention: Ted A. Dillman
Email: ted.dillman@lw.com

(iii)	If to the Twin DIP Borrower, to:

Twin Hospitality Group Inc.
9720 Wilshire Blvd, Suite 500
Beverly Hills, CA 90212
Attention: Allen Z. Sussman
Email: asussman@fatbrands.com
with a copy to (which shall not constitute notice):

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Ray C. Schrock; Natasha Hwangpo; Nathan Whitaker Jordan Gratch
Email: ray.schrock@lw.com; natasha.hwangpo@lw.com; Nathan.whitaker@lw.com; Jordan.Gratch@lw.com

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– and –

Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
Attention: Ted A. Dillman
Email: ted.dillman@lw.com

(iv)	If to any Lender:

To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire

(v)	If to the Specified Financial Advisor, to:

Houlihan Lokey Capital, Inc.
245 Park Ave 20th Fl
New York, NY 10167
Attention: Jason Feintuch
Email: JFeintuch@HL.com

Notices and other communications to the DIP Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the DIP Agent. The DIP Agent may agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Each Loan Party further agrees that the DIP Agent may, but shall not be obligated to, make the Communications (as defined below) available to the DIP Lenders by posting the Communications on the Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the DIP Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the DIP Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any DIP Loan Document or the transactions contemplated therein which is distributed to the DIP Agent or any DIP Lender by means of electronic communications pursuant to this Section, including through the Platform.

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(p) The obligations of the DIP Lenders hereunder are several and not joint and several.

Section 9. The DIP Agent.

(a) Appointment and Authorization. Each DIP Lender hereby irrevocably appoints and authorizes the DIP Agent to take such action as contractual representative on such DIP Lender’s behalf and to exercise such powers under this Agreement and the other DIP Loan Documents to which the DIP Agent is a party as are specifically and expressly delegated to the DIP Agent by the terms hereof and thereof. Each DIP Lender hereby acknowledges and agrees that the DIP Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other DIP Loan Documents to which the DIP Agent is a party. The duties of the DIP Agent under the DIP Loan Documents are solely ministerial and administrative in nature. Not in limitation of the foregoing, each DIP Lender authorizes and directs the DIP Agent to (i) enter into the DIP Loan Documents to be executed on the date hereof to which the DIP Agent is a party and perform its duties as expressly stated thereunder, and (ii) to enter into the other DIP Loan Documents (including, without limitation, any Segregated Account Control Agreement executed after the date hereof) to which the DIP Agent is a party and perform its duties as expressly stated thereunder solely at the written direction of the Required Lenders. Each DIP Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the DIP Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the DIP Lenders. Nothing herein shall be construed to deem the DIP Agent a trustee or fiduciary for any DIP Lender or to impose on the DIP Agent duties or obligations other than those expressly provided for herein and nothing herein shall impose on the DIP Agent any other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing. Without limiting the generality of the foregoing, the use of the terms “DIP Agent”, “Agent”, “agent” and similar terms in the DIP Loan Documents with reference to the DIP Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The DIP Agent shall deliver to each DIP Lender, promptly upon receipt thereof by the DIP Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the DIP Agent pursuant to Section 5 that the Borrowers are not otherwise required to deliver directly to the DIP Lenders. The DIP Agent will furnish to any DIP Lender, upon the request of such DIP Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the DIP Agent by the Borrowers, any other Loan Party or any other Affiliate of the Borrowers, pursuant to this Agreement or any other DIP Loan Document not already delivered or otherwise made available to such DIP Lender pursuant to the terms of this Agreement or any such other DIP Loan Document. The DIP Agent shall not be required to exercise any discretion or take any action (including, without limitation, with respect to matters concerning the enforcement or collection of any of the Obligations), but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or all of the DIP Lenders if explicitly required under any other provision of this Agreement), and such written direction shall be binding upon all DIP Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the DIP Agent shall not be required to take any action which, in the opinion of the DIP Agent or its counsel, exposes the DIP Agent to liability or which is contrary to this Agreement or any other DIP Loan Document or applicable law. The DIP Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or all of the DIP Lenders if explicitly required under any other provision of this Agreement). The permissive authorizations, entitlements, powers and rights (including the right to request that the DIP Lenders take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the DIP Agent herein shall not be construed as duties. The DIP Agent shall not have any responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held uninvested pending distribution thereof. Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the DIP Agent herein shall apply to any document entered into by the DIP Agent in connection with its role as DIP Agent under the DIP Loan Documents. Without limiting the foregoing, no DIP Lender shall have any right of action whatsoever against the DIP Agent as a result of the DIP Agent acting or refraining from acting under this Agreement or any of the other DIP Loan Documents in accordance with the written direction of the Required Lenders, or where applicable, all the DIP Lenders. Any institution serving as the DIP Agent hereunder shall have the same rights and powers in its capacity as a DIP Lender as any other DIP Lender and may exercise the same as though it were not the DIP Agent, and such institution and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate of the Loan Parties as if it were not the DIP Agent hereunder.

(b) Approvals of DIP Lenders. All communications from the DIP Agent to any DIP Lender requesting such DIP Lender’s determination, consent, approval or disapproval (i) shall be given in the form of a written notice to such DIP Lender, (ii) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such DIP Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, and (iii) shall include, if reasonably requested by such DIP Lender and to the extent not previously provided to such DIP Lender, written materials provided to the DIP Agent by the applicable Borrowers in respect of the matter or issue to be resolved.

(c) Notice of Events of Default. The DIP Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the DIP Agent has received written notice from a DIP Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any DIP Lender (if applicable, excluding the DIP Lender which is also serving as the DIP Agent) becomes aware of any Default or Event of Default, it shall promptly send to the DIP Agent such a “notice of default”; provided that a DIP Lender’s failure to provide such a “notice of default” to the DIP Agent shall not result in any liability of such DIP Lender to any other party under any of the DIP Loan Documents. Further, if the DIP Agent receives such a “notice of default,” the DIP Agent shall give prompt notice thereof to the DIP Lenders. The DIP Agent shall take such action with respect to such Default or Event of Default as may be directed in writing by the Required Lenders.

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(d) Reliance. The DIP Agent may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in the absence of bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgement) by it in accordance with the advice of such counsel, accountants or experts. Neither the DIP Agent nor any of its Related Parties: (i) makes any warranty or representation to any DIP Lender or any other Person, or shall be responsible to any DIP Lender or any other Person for, or have any duty to ascertain or inquire into any statement, warranty or representation made or deemed made by the Borrowers, any other Loan Party, DIP Lender or any other Person in or in connection with this Agreement or any other DIP Loan Document; (ii) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other DIP Loan Document or the satisfaction of any conditions precedent under this Agreement or any DIP Loan Document on the part of the Borrowers or other Persons, or to inspect the property, books or records of the Borrower or any other Person; (iii) shall be responsible to any DIP Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other DIP Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the DIP Agent on behalf of the DIP Lenders in any such collateral; (iv) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the DIP Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (v) shall incur any liability under or in respect of this Agreement or any other DIP Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The DIP Agent may execute any of its duties under the DIP Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it appoints with due care. The DIP Agent and any sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties and the exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of the DIP Agent and shall apply to their respective activities in connection with the performance of its obligations hereunder and the other DIP Loan Documents. Delivery of reports, documents and other information to the DIP Agent is for informational purposes only and the DIP Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the DIP Agent and other publicly available information shall not constitute actual or constructive knowledge. Knowledge of or notices or other documents delivered to the DIP Agent in any capacity shall not constitute knowledge of or delivery to the DIP Agent in any other capacity under the DIP Loan Documents or to any Affiliate or other division of the DIP Agent. The DIP Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, calculation, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. In determining compliance with any condition hereunder to the making of a DIP Loan that by its terms must be fulfilled to the satisfaction of a DIP Lender, the DIP Agent may presume that such condition is satisfactory to such DIP Lender unless the DIP Agent shall have received written notice to the contrary from such DIP Lender prior to the making of such DIP Loan.

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Notwithstanding any provision under the DIP Loan Documents to the contrary, before taking or omitting any action to be taken or omitted by the DIP Agent under the terms of the DIP Loan Documents, the DIP Agent may seek the written direction of the Required Lenders (or such other number or percentage of DIP Lenders as is required hereof), which written direction may be in the form of an email, and the DIP Agent is entitled to rely (and is fully protected in so relying) upon such direction. If the DIP Agent requests such direction with respect to any action, the DIP Agent shall be entitled to refrain from such action unless and until the DIP Agent has received such direction, and the DIP Agent does not incur liability to any Person by reason of so refraining. In the absence of an express statement in the DIP Loan Documents regarding which DIP Lenders shall direct in any circumstance, the written direction of the Required Lenders shall apply and be sufficient for all purposes. If the DIP Agent so requests, it must first be indemnified to its satisfaction by the DIP Lenders against any and all fees, losses, liabilities and expenses which may be incurred by the DIP Agent by reason of taking or continuing to take, or omitting, any action directed by any DIP Lender prior to having any obligation to take or omit to take any such action. Any provision of the DIP Loan Documents authorizing the DIP Agent to take any action does not obligate the DIP Agent to take such action.

(e) Indemnification of DIP Agent. Without duplication of any amounts indemnified pursuant to Section 8(c)(vi), each DIP Lender agrees to indemnify the DIP Agent (to the extent not reimbursed or indemnified by the Borrowers or any other Loan Party and without limiting the obligation of the Borrowers or any other Loan Party to do so) pro rata in accordance with such DIP Lender’s respective Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all fees, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever (including, without limitation, counsel fees and compensation of agents and employees) which may at any time be imposed on, incurred by, or asserted against the DIP Agent (in its capacity as DIP Agent but not as a DIP Lender) in any way relating to or arising out of the DIP Loan Documents (including, without limitation, any obligation of the DIP Agent to indemnify or reimburse a bank, securities intermediary or financial institution under any Segregated Account Control Agreement or other account control agreement entered into by the DIP Agent under the DIP Loan Documents), any transaction contemplated hereby or thereby or any action taken or omitted by the DIP Agent under the DIP Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no DIP Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the DIP Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Required Lenders (or all of the DIP Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9. Without limiting the generality of the foregoing, each DIP Lender agrees to reimburse the DIP Agent (to the extent not reimbursed by the Borrowers or any other Loan Party and without limiting the obligation of the Borrowers or any other Loan Party to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of counsel to the DIP Agent) incurred by the DIP Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the DIP Loan Documents, any suit or action brought by the DIP Agent to enforce the terms of the DIP Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the DIP Agent and/or the DIP Lenders, and any claim or suit brought against the DIP Agent and/or the DIP Lenders arising under any environmental laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the DIP Lenders on the request of the DIP Agent notwithstanding any claim or assertion that the DIP Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the DIP Agent that the DIP Agent will reimburse the DIP Lenders if it is actually and finally determined by a court of competent jurisdiction that the DIP Agent is not so entitled to indemnification. To the extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against the DIP Agent, on any theory of liability, for special, indirect, incidental, consequential (including lost profits) or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, hereunder or any DIP Loan Document or instrument contemplated hereby, any DIP Loan or the use of the proceeds thereof regardless of the form of action and whether or not any such damages were foreseeable or contemplated. The agreements and obligations in this Section 9 shall survive, remain operative and in full force and effect regardless of the resignation or replacement of the DIP Agent or payment of the DIP Loans and all other amounts payable hereunder or under the other DIP Loan Documents and the termination of this Agreement. If the Borrowers or any other Loan Party shall reimburse the DIP Agent for any Indemnifiable Amount following payment by any DIP Lender to the DIP Agent in respect of such Indemnifiable Amount pursuant to this Section 9, the DIP Agent shall share such reimbursement on a ratable basis with each DIP Lender making any such payment.

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(f) Lender Credit Decisions. Each of the DIP Lenders expressly acknowledges and agrees that neither the DIP Agent nor any of its Related Parties has made any representations or warranties to such DIP Lender and that no act by the DIP Agent hereafter taken, including any review of the affairs of the Borrowers, any other Loan Party or any other Subsidiary of the Borrowers or any Affiliate, shall be deemed to constitute any such representation or warranty by the DIP Agent to any DIP Lender. Each of the DIP Lenders acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the DIP Agent, any other DIP Lender or counsel to the DIP Agent, or any of their respective Related Parties, and based on the financial statements of the Borrowers, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrowers, the other Loan Parties, the other Subsidiaries and other Persons, its review of the DIP Loan Documents, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the DIP Lenders also acknowledges that it will, independently and without reliance upon the DIP Agent, any other DIP Lender or counsel to the DIP Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the DIP Loan Documents. The DIP Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers or any other Loan Party of the DIP Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrowers, any other Loan Party or any other Subsidiary of the Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to the DIP Lenders by the DIP Agent under this Agreement or any of the other DIP Loan Documents or furnished to the DIP Agent for distribution to the DIP Lenders, the DIP Agent shall have no duty or responsibility to provide any DIP Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers, any other Loan Party or any other Affiliate thereof which may come into possession of the DIP Agent or any of its Related Parties. Each of the DIP Lenders acknowledges that the DIP Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the DIP Agent and is not acting as counsel to any DIP Lender.

(g) Successor Agent. The DIP Agent may (i) resign at any time as DIP Agent under the DIP Loan Documents by giving written notice thereof to the DIP Lenders and the Borrowers or (ii) be removed as DIP Agent by all of the DIP Lenders and the Borrowers upon 30 days’ prior written notice if the DIP Agent is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor DIP Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrowers’ approval, which approval shall not be unreasonably withheld or delayed (except that the Borrowers shall, in all events, be deemed to have approved each DIP Lender and any of its Affiliates as a successor DIP Agent). If no successor DIP Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current DIP Agent’s giving of notice of resignation or giving of notice of removal of the DIP Agent, then the current DIP Agent may, on behalf of the DIP Lenders, at its sole discretion (at the sole cost and expense of the Borrowers, including with respect to reasonable attorneys’ fees and expenses) apply to a court of competent jurisdiction to appoint a successor or for other appropriate relief, and any such resulting appointment or relief shall be binding upon all of the parties; provided that if the DIP Agent shall notify the Borrowers and the DIP Lenders that the DIP Agent elects not to apply to a court for the appointment of a successor or other relief, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the DIP Agent shall be discharged from its duties and obligations hereunder and under the other DIP Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the DIP Agent shall instead be made to each DIP Lender directly, until such time as a successor DIP Agent has been appointed as provided for above in this Section; provided, further that such DIP Lenders so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the DIP Agent as if each such DIP Lender were itself the DIP Agent. Upon the acceptance of any appointment as DIP Agent hereunder by a successor DIP Agent, such successor DIP Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current DIP Agent, and the current DIP Agent shall be discharged from its duties and obligations under the DIP Loan Documents (unless earlier discharged in accordance with this Section 9). After any DIP Agent’s resignation hereunder as DIP Agent, the provisions of this Section 9 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was DIP Agent under the DIP Loan Documents. Notwithstanding anything contained herein to the contrary, the DIP Agent may assign its rights and duties under the DIP Loan Documents to any of its Affiliates by giving the Borrowers and each DIP Lender prior written notice.

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The DIP Agent may merge or convert into, or consolidate with, another Person or sell or transfer all or substantially all of its corporate trust business, and any Person into which the DIP Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the DIP Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the DIP Agent shall be the successor of the DIP Agent under the DIP Loan Documents without the execution or filing of any paper or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(h) Collateral.

(i) Subject to Section 9(h)(iv), each DIP Lender hereby authorizes the DIP Agent (acting at the written direction of the Required Lenders), without the necessity of any notice to or further consent from any other DIP Lender, from time to time prior to an Event of Default, to (i) take any action with respect to any DIP Collateral or any DIP Loan Document which may be necessary to perfect and maintain perfected the Liens upon the DIP Collateral granted pursuant to any of the DIP Loan Documents and to enter into such security documents as may be necessary or desirable in connection therewith from time to time and (ii) to consent to the granting by any of the Borrowers or any Subsidiary of the Borrowers of easements, restrictions, covenants, reservations, rights of way and other Liens in the ordinary course of business (or otherwise in connection with a condemnation proceeding), including, without limitation, for use, access, water and sewer liens, telephone and telegraph lines, gas or electric lines, telecommunications leases and other utilities, provided that no such grant, conveyance or encumbrance shall materially impair the utility and operation of the business of the Borrowers and its Subsidiaries or result in a Material Adverse Effect. The DIP Agent shall not have any obligation whatsoever to any DIP Lender or to any other person to assure that the DIP Collateral exists or is owned (whether in fee or by leasehold) by the person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the DIP Agent pursuant to the DIP Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights granted or available to the DIP Agent in any of the DIP Loan Documents.

(ii) The DIP Lenders hereby authorize the DIP Agent (at the written direction of the Required Lenders)to release any Lien granted to or held by the DIP Agent upon any DIP Collateral (x) upon termination of the applicable Commitments and indefeasible payment and satisfaction in full of all of the respective Obligations, (y) as expressly permitted by, but only in accordance with, the terms of the applicable DIP Loan Document, and (z) if approved, authorized or ratified in writing by the Required Lenders (or such greater number of DIP Lenders as this Agreement or any other DIP Loan Document may expressly provide). Notwithstanding anything to the contrary herein, upon request by the DIP Agent at any time, the Required Lenders will confirm in writing the DIP Agent’s authority to release particular types or items of DIP Collateral pursuant to this Section 9(h).

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(iii) Upon any sale and transfer of DIP Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrowers, the DIP Agent (at the written direction of the Required Lenders) shall (and is hereby irrevocably authorized by the DIP Lenders to) execute such documents as may be reasonably requested by the Borrowers to evidence the release of the Liens granted to the DIP Agent for the benefit of the Secured Parties upon the Collateral that was sold or transferred; provided, however, that (x) the DIP Agent shall not be required to execute any such document on terms which, in the DIP Agent’s opinion, would expose the DIP Agent to liability or create any obligation or entail any consequence other than the release of such Liens and such releases shall be given without recourse to or representation or warranty by the DIP Agent, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrowers or any other Loan Party in respect of) all interests retained by the Borrowers or any other Loan Party, including, without limitation, the proceeds of such sale or transfer, all of which shall continue to constitute part of the DIP Collateral. In the event of any sale or transfer of DIP Collateral, or any foreclosure or deed in lieu thereof with respect to any of the DIP Collateral, the DIP Agent shall be authorized to deduct all of the expenses reasonably incurred by the DIP Agent from the proceeds of any such sale, transfer or foreclosure.

(iv) Notwithstanding anything contained in the DIP Loan Documents or otherwise to the contrary, the DIP Agent shall have no obligation whatsoever to any DIP Lender or to any other Person to (w) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the DIP Loan Documents, or (x) take any steps to preserve rights against any parties with respect to any DIP Collateral, (y) take any action to protect against any diminution in value of the DIP Collateral, or (z) assure that the DIP Collateral exists or is owned by the Borrowers, any other Loan Party or any other Subsidiary of the Borrowers or is cared for, protected or insured, or that the Liens granted to the DIP Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the DIP Agent in this Section 9 or in any of the DIP Loan Documents.

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(i) No Actions.

Each DIP Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any of its Subsidiaries under the DIP Loan Documents with respect to exercising claims against or rights in the DIP Collateral without the written consent of the Required Lenders. For purposes of this Section 9, the term “DIP Lender” includes any Person that is or at any time has been a DIP Lender and the terms and conditions of this provision shall be binding upon such Person at all times and expressly survive any assignment of the Commitment of such Person in whole or in part.

(j) Erroneous Payments.

(i) Each DIP Lender and each other Secured Party hereby severally agrees that if (1) the DIP Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party (or the lender Affiliate of a Secured Party) or any other Person that has received funds from the DIP Agent or any of its Affiliates, either for its own account or on behalf of a DIP Lender or other Secured Party (each such recipient, a “Payment Recipient”) that the DIP Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (2) any Payment Recipient receives any payment from the DIP Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment or repayment sent by the DIP Agent (or any of its Affiliates) with respect to such payment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment or repayment sent by the DIP Agent (or any of its Affiliates) with respect to such payment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (1) or (2) of this Section 9(j)(i), whether received as a payment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section 9 shall require the DIP Agent to provide any of the notices specified in clauses (1) or (2) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the DIP Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(ii) Without limiting the immediately preceding clause (i), each Payment Recipient agrees that, in the case of clause (i)(2) above, it shall promptly notify the DIP Agent in writing of such occurrence.

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(iii) In the case of either clause (i)(1) or (i)(2) above, such Erroneous Payment shall at all times remain the property of the DIP Agent and shall be held in trust for the benefit of the DIP Agent, and upon demand from the DIP Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two Business Days thereafter, return to the DIP Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon (unless waived by the DIP Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the DIP Agent at an overnight rate determined by the DIP Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions.

(iv) In the event that an Erroneous Payment (or portion thereof) is not recovered by the DIP Agent for any reason, after demand therefor by the DIP Agent in accordance with immediately preceding clause (iii), from any DIP Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such DIP Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the DIP Agent and upon the DIP Agent’s written notice to such DIP Lender, such DIP Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its DIP Loans (but not its Commitments) in the amount of such portion to the DIP Agent or, at the option of the DIP Agent, the DIP Agent’s applicable lending Affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the DIP Agent may specify) (such assignment of the DIP Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the DIP Agent or its applicable lending Affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the DIP Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning DIP Lender and upon such revocation all of the DIP Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such DIP Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (iv) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor and (2) the provisions of this clause (iv) shall govern in the event of any conflict with the terms and conditions of Section 8(d).

(v) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the DIP Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any DIP Loan Document, or otherwise payable or distributable by the DIP Agent to such Payment Recipient from any source, against any amount due to the DIP Agent under this Section 9(j)(v) or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Loan Party, and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except, in each case of clauses (y) and (z), to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the DIP Agent from the Borrowers or any other Loan Party for the purpose of making a payment on the Obligations.

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(vi) Each party’s obligations under this Section 9(j) shall survive the resignation or replacement of the DIP Agent or any transfer of right or obligations by, or the replacement of, a DIP Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any DIP Loan Document.

(vii) Nothing in this Section 9(j) will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

(k) Liability of DIP Agent.

(i) Notwithstanding any other provision of the DIP Loan Documents, the DIP Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request or direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment; provided that no action taken or not taken by the DIP Agent at the direction of the Required Lenders (or such other number or percentage of DIP Lenders as is required hereunder) shall be considered gross negligence or willful misconduct of the DIP Agent. The DIP Agent shall not be responsible in any manner for any recital, statement, representation or warranty made by the Borrowers or any officer thereof, contained herein or in any other DIP Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the DIP Agent under or in connection with, this Agreement or any other DIP Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other DIP Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the DIP Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any DIP Collateral, or to make any inquiry respecting the performance by the Borrowers of its obligations hereunder or under any other DIP Loan Document, or for any failure of the Borrowers or any other party to any DIP Loan Document to perform its obligations hereunder or thereunder.

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(ii) The DIP Agent shall not be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. In no event shall the DIP Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential loss or damages of any kind whatsoever (including without limitation, lost profits), even if the DIP Agent has been advised of the possibility of such damages and regardless of the form of action.

(iii) The DIP Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing. The DIP Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the DIP Agent to liability or that is contrary to any DIP Loan Document or applicable law. The DIP Agent shall have no liability for any action taken, or errors in judgment made, in the absence of bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment) by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts.

(iv) Neither the DIP Agent nor any of its directors, officers, employees, agents or Affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Borrowers, or any of their directors, members, officers, agents, Affiliates or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties. The DIP Agent may assume performance by all such persons of their respective obligations. Further, in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a DIP Lender, the DIP Agent may presume that such condition is satisfactory to such DIP Lender unless the DIP Agent shall have received written notice to the contrary from such DIP Lender prior to the making of such Loan.

(v) The DIP Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including any act or provision of any present or future law or regulation or governmental authority; acts of god; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the federal reserve bank wire or telex or other wire or communication facility. The DIP Agent shall have the right to, unilaterally and without prior notice, remove itself or not comply with any obligation that would reasonably be expected to result in violation of applicable sanctions, embargo and any similar laws (collectively, “Embargo Rules”). The parties hereto expressly agree that the DIP Agent shall not be liable for not performing and/or delaying the receipt or the payment of any amount solely due to the DIP Agent’s compliance actions as required by with Embargo Rules.

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(vi) Notwithstanding anything in this Agreement or any other DIP Loan Document to the contrary, the DIP Agent shall have no obligation to file or record any financing statements, notices, instruments, documents, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate any security interest granted to the DIP Agent pursuant to any DIP Loan Document or (ii) enable the Agent to exercise and enforce its rights under any DIP Loan Document. In addition, the Agent shall have no responsibility or liability (i) in connection with the acts or omissions of any person in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the DIP Collateral or the perfection and priority of such security interest.

(vii) Whenever reference is made in this Agreement or any other DIP Loan Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted to be taken by the DIP Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the DIP Agent (except for the DIP Agent’s ability to enter into any amendment to the Agent Fee Letter or any other DIP Loan Document to which it is a party when such amendment affects the rights and obligations of the DIP Agent, each of which shall be made in the DIP Agent’s sole discretion), it is understood that in all cases that the DIP Agent shall not have any duty to act, and shall be fully justified in failing or refusing to take any such action, if it has not received written direction, advice or concurrence from the Required Lenders (or such other number or percentage of DIP Lenders as is required hereof) in respect of such action.

(l) Except as otherwise provided by applicable law, the DIP Agent shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature for other customers in similar transactions but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ other respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by applicable law; (c) to the DIP Agent’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (d) to the extent such Information becomes publicly available other than as a result of a breach of this Section actually known by the DIP Agent to be a breach of this Section; (e) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority having jurisdiction over it. Notwithstanding the foregoing, the DIP Agent may disclose any such confidential information, without notice to any other party, to Governmental Authorities in connection with any regulatory examination of the DIP Agent or in accordance with the regulatory compliance policy of the DIP Agent. As used in this Section, the term “Information” means all information received from any DIP Lender, other than any such information that is available to the DIP Agent on a nonconfidential basis prior to disclosure by the DIP Lender, provided that, in the case of any such information received from the DIP Lender after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to the confidential information of other customers in similar transactions.

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Section 10. Collateral Matters.

(a) Grant of Security Interest. Subject to the entry and the terms of the DIP Order and subject further to Section 2(f)(ii) and Section 2(n), the Obligations shall be and hereby are secured by valid, enforceable, perfected and non-avoidable Liens in and to the DIP Collateral (any and all such charges, liens and security interests contemplated by the foregoing, collectively, the “DIP Liens”), which DIP Liens shall be automatically perfected upon the entry of the Interim DIP Order without the need for any further action by the DIP Lenders, the DIP Agent, any other Secured Party or the Borrowers, including the filing of any financing statements or the recording of any mortgages. Such DIP Liens shall be granted pursuant to sections 364(c)(2), (c)(3) and (d)(1) of the Bankruptcy Code, as applicable, and shall have the priority as set forth in the DIP Order (and shall in no event be deemed to result in a breach, Default or Event of Default hereunder or under any other Loan Document). For the avoidance of doubt, no Excluded Asset will be secured or perfected by the DIP Liens.

(b) UCC Financing Statements; DIP Order. Subject to Section 9(h)(iv), each Loan Party authorizes the Required Lenders to file, transmit or communicate, as applicable, from time to time, UCC financing statements, along with amendments and modifications thereto, in all filing offices selected by the Required Lenders, listing such Loan Party as the Debtor and the DIP Agent as the Secured Party, and describing the collateral covered thereby in such manner as the Required Lenders may elect, including using descriptions such as “all personal property of debtor” or “all assets of debtor,” or words of similar effect, in each case without such Loan Party’s signature. Each Loan Party also hereby ratifies its authorization for the Required Lenders to have filed, in any filing office, any UCC financing statements filed prior to the date hereof. This Agreement, the DIP Order and such other DIP Loan Documents supplement each other, and the grants, priorities, rights and remedies of the DIP Agent hereunder and thereunder are cumulative. Notwithstanding anything to the contrary in this Agreement or any other DIP Loan Document, (x) the security interest hereunder shall be deemed to be a valid, binding, continuing, enforceable and fully perfected Lien on the DIP Collateral by entry of any DIP Order and (y) neither the DIP Agent nor any other Secured Party shall be required to file any UCC financing statements, notices of Liens or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Liens and security interests granted by or pursuant to this Agreement, the DIP Order or any other DIP Loan Document. The security interest, the priority of the security interest, and the other rights and remedies granted to the Secured Parties pursuant to this Agreement, the DIP Order and the other DIP Loan Documents (specifically including but not limited to the existence, validity, enforceability, extent, perfection and priority of the security interest) and the administrative superpriority provided herein and therein shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by any Loan Party (pursuant to section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Bankruptcy Cases, or by any other act or omission whatsoever.

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(c) Perfection Limitations. Notwithstanding the foregoing, neither the DIP Agent nor Borrower and its Subsidiaries shall in any event be required to maintain or perfect the DIP Agent’s security interest in the Collateral by: (i) the filing of any intellectual property security agreements, (ii) entry into any landlord waiver, collateral access or similar agreements, (ii) except with respect to the Segregated Account, entry into any control agreements, or (iv) entry into any mortgages. In no event shall any perfection actions be required with respect to any Excluded Asset.

(d) Power of Attorney. Without limiting any of the DIP Agent’s other rights under this Agreement or any other DIP Loan Document, each Loan Party hereby grants to the DIP Agent an irrevocable power of attorney, coupled with an interest, authorizing and permitting the DIP Agent (acting through any of its officers, employees, attorneys or agents), at the DIP Agent’s option but without obligation, with or without notice to such Loan Party, and at each Loan Party’s expense, to do any or all of the following, in such Loan Party’s name or otherwise, in each case at the written direction of the Required Lenders:

(i) at any time, when an Event of Default has occurred and is continuing, (A) execute on behalf of such Loan Party any documents that the DIP Agent (at the written direction of the Required Lenders, in their sole discretion) may deem advisable in order to perfect, protect and maintain the DIP Agent’s security interests, and priority thereof, in the DIP Collateral and to fully consummate all the transactions contemplated by this Agreement and the other DIP Loan Documents (including such financing statements and continuation financing statements, and amendments or other modifications thereto, as the DIP Agent (at the written direction of the Required Lenders) shall deem necessary or appropriate), (B) endorse such Loan Party’s name on all checks and other forms of remittances received by the DIP Agent, (C) pay any sums required on account of such Loan Party’s taxes or to secure the release of any Liens therefor, (D) pay any amounts necessary to obtain, or maintain in effect, any of the insurance, (E) receive and otherwise take control in any manner of any cash or non-cash items of payment or proceeds of DIP Collateral, (F) receive, open and dispose of all mail addressed to such Loan Party at any post office box or lockbox maintained by the DIP Agent for such Loan Party or at any other business premises of the DIP Agent and (G) endorse or assign to the DIP Agent on such Loan Party’s behalf any portion of DIP Collateral evidenced by an agreement, Instrument or Document; and

(ii) at any time, after the occurrence and during the continuance of an Event of Default, (A) execute on behalf of such Loan Party any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the DIP Collateral or in which the DIP Agent has an interest, (B) execute on behalf of such Loan Party any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic’s, materialman’s or other Lien, (C) execute on behalf of such Loan Party any notice to any Account Debtor, (D) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same, (E) grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith, (F) settle and adjust, and give releases of, any insurance claim that relates to any of the DIP Collateral and obtain payment therefor, (G) instruct any third party having custody or control of any DIP Collateral or books or records belonging to, or relating to, such Loan Party to give the DIP Agent the same rights of access and other rights with respect thereto as the DIP Agent has under this Agreement or any other DIP Loan Document, (H) change the address for delivery of such Loan Party’s mail, (I) vote any right or interest with respect to any Investment Property, and (J) instruct any Account Debtor to make all payments due to any Loan Party directly to the DIP Agent.

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Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys’ fees (internal and external counsel) of the DIP Agent with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Each Loan Party agrees that the DIP Agent’s rights under the foregoing power of attorney and any of the DIP Agent’s other rights under this Agreement or the other DIP Loan Documents shall not be construed to indicate that the DIP Agent is in control of the business, management or properties of any Loan Party.

Section 11. Remedies with Respect to Collateral. Subject to the DIP Order, without limiting any rights or remedies the DIP Agent may have pursuant to this Agreement, the other DIP Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuation of an Event of Default, notwithstanding the provisions of section 362 of the Bankruptcy Code and without further order of the Bankruptcy Court:

(a) Any and All Remedies. The DIP Agent (at the written direction of the Required Lenders) may take any and all actions and avail itself of any and all rights and remedies available to the DIP Agent under this Agreement, the DIP Order, any other DIP Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

(b) Collections; Modifications of Terms. The DIP Agent (at the written direction of the Required Lenders) may, but shall be under no obligation to: (i) notify all appropriate parties that the DIP Collateral, or any part thereof, has been assigned to, or is subject to a security interest in favor of, the DIP Agent; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any DIP Collateral or proceeds in its or any Loan Party’s name, and apply any such collections against the Obligations as provided in Section 6; (iii) take control of any DIP Collateral and any cash and non-cash proceeds of any DIP Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party with respect to or in and to any DIP Collateral, or deal with the DIP Collateral as the DIP Agent (at the written direction of the Required Lenders) may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of DIP Collateral the DIP Agent (at the written direction of the Required Lenders) deems necessary or proper in its reasonable determination, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the DIP Collateral, all of which may be effected without notice to, consent of, or any other action of any Loan Party and without otherwise discharging or affecting the Obligations, the DIP Collateral or the security interests granted to the DIP Agent under this Agreement, the DIP Order or any other DIP Loan Document.

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(c) Possession and Assembly of Collateral. The DIP Agent (at the written direction of the Required Lenders) may, but shall not be obligated to, take possession of the DIP Collateral and/or, without removal, render each Loan Party’s Equipment unusable. Upon the DIP Agent’s request, each Loan Party shall assemble the DIP Collateral and make it available to the DIP Agent at one or more places designated by the DIP Agent.

(d) Set-off. Each DIP Lender and its Affiliates may and, without any notice to, consent of or any other action by any Loan Party (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of the DIP Lender or any Affiliate of the DIP Lender and (ii) any Indebtedness at any time owing by the DIP Lender or any Affiliate of the DIP Lender or any participant in the Loans, as the case may be, to or for the credit or the account of any Loan Party to the repayment of the Obligations, irrespective of whether any demand for payment of the Obligations has been made.

(e) Sale, Lease, etc. of Collateral. The DIP Agent (at the written direction of the Required Lenders) may, without demand, advertising or notice, all of which each Loan Party hereby waives (except as the same may be required by the UCC or other applicable law and is not waivable under the UCC or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by the DIP Agent (at the written direction of the Required Lenders) (provided that such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable), (A) sell, lease, license or otherwise dispose of any and all DIP Collateral and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all DIP Collateral. The DIP Agent (at the written direction of the Required Lenders) may sell, lease, license or otherwise dispose of any DIP Collateral in its then-present condition or following any preparation or processing deemed necessary by the Required Lenders in their reasonable discretion. The DIP Agent (at the written direction of the DIP Lenders) may be the purchaser at any such public or private sale or other disposition of DIP Collateral, and in such case the DIP Agent may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to the Secured Parties to the purchase price payable in connection with such sale or disposition. The DIP Agent may (if directed in writing by the Required Lenders) postpone or adjourn any sale or other disposition of any DIP Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided that the DIP Agent shall provide the applicable Loan Party with ten (10) Business Days’ written notice of the time and place of such postponed or adjourned sale or disposition. Each Loan Party hereby acknowledges and agrees that the DIP Agent’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of DIP Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such DIP Collateral.

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(f) Deficiency. Each Loan Party shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the proceeds of the sale, lease, license or other disposition of DIP Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(g) Investment Property; Voting and Other Rights. All rights of each Loan Party to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately, at the election of DIP Agent (at the written direction of the Required Lenders and without requiring any notice) cease, and all such rights shall thereupon become vested solely in the DIP Agent, and the DIP Agent (at the written direction of the Required Lenders) shall thereupon be solely authorized and empowered, without notice, to (A) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by each Loan Party that any such transfer and registration may be effected by the DIP Agent through its irrevocable appointment as attorney-in-fact pursuant to clause (h) below and Section 10(d) above, (B) exchange certificates or instruments representing or evidencing Investment Property for certificates or instruments of smaller or larger denominations, (C) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party as a member or as a shareholder (as applicable) of its Subsidiaries), (D) collect and receive all dividends and other payments and distributions made thereon, (E) notify the parties obligated on any Investment Property to make payment to the DIP Agent of any amounts due or to become due thereunder, (F) endorse instruments in the name of each Loan Party to allow collection of any Investment Property, (G) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (H) consummate any sales of Investment Property or exercise any other rights as set forth herein, (I) otherwise act with respect to the Investment Property as though the DIP Agent was the outright owner thereof and (J) exercise any other rights or remedies the DIP Agent may have under the UCC, other applicable law or otherwise.

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(h) Irrevocable Proxy. EACH LOAN PARTY OBLIGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE DIP AGENT AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH LOAN PARTY WITH RESPECT TO ALL OF EACH SUCH LOAN PARTY’S INVESTMENT PROPERTY WITH THE RIGHT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE ANY OF THE FOLLOWING ACTIONS, AT THE WRITTEN DIRECTION OF THE REQUIRED LENDERS: (A) TRANSFER AND REGISTER IN THE DIP AGENT’S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO ANY LOAN PARTY FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF EACH LOAN PARTY AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF ITS SUBSIDIARY) TO WHICH A HOLDER OF THE EQUITY INTERESTS IN THE LOAN PARTY’S SUBSIDIARY WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE EQUITY INTERESTS, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH THE DIP AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF THE DIP AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (x) ALL OF THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, (y) THE DIP AGENT HAVE NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, AND (z) THE COMMITMENTS UNDER THIS AGREEMENT HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD AND AGREED THAT SUCH OBLIGATIONS WILL BE AUTOMATICALLY REINSTATED IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY THE DIP AGENT FOR ANY REASON WHATSOEVER, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING ALL REASONABLE INTERNAL AND EXTERNAL ATTORNEYS’ FEES AND DISBURSEMENTS) INCURRED BY THE DIP AGENT IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL HEREBY BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS). SUCH APPOINTMENT OF DIP AGENT AS PROXY AND AS ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN ANY GOVERNING DOCUMENTS OF ANY LOAN PARTY OR OTHERWISE.

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(i) Securities Laws. With respect to any disposition as to which the Securities Act or analogous state securities laws is applicable, each Loan Party hereby waives any objection to sale in a compliant manner, and agrees that the DIP Agent has no obligation to obtain the maximum possible price for the DIP Collateral so long as the DIP Agent (at the written direction of the Required Lenders) proceeds in a commercially reasonable manner. Without limiting the generality of the foregoing, each Loan Party agrees that in conducting a disposition of the DIP Collateral as to which the Securities Act or analogous state securities laws applies, the DIP Agent (at the written direction of the Required Lenders) may seek to sell the DIP Collateral by private placement, and may restrict bidders and prospective purchasers to those who are willing to represent that they are purchasing for investment only and not for distribution and who otherwise satisfy qualifications designed to ensure compliance with the Securities Act and analogous state securities laws. Each Loan Party acknowledges that in order to protect the DIP Agent’s interest, it may be necessary to sell the DIP Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, including, without limitation, a public offering under the Securities Act. In order to address these potential compliance requirements, the DIP Agent (at the written direction of the Required Lenders) may solicit offers to purchase the DIP Collateral from a limited number of bidders reasonably believed by the DIP Agent (at the written direction of the Required Lenders) to be institutional investors or accredited investors. If the DIP Agent solicits offers in a commercially reasonable manner, then acceptance by the DIP Agent of one or more of the offers shall be deemed to be a commercially reasonable method of disposition of the DIP Collateral and the DIP Agent will not be responsible or liable for selling all or any portion of the DIP Collateral at a price that the DIP Agent (at the written direction of the Required Lenders, acting in good faith) deems to be reasonable. The DIP Agent is under no obligation to delay a disposition of any portion of the DIP Collateral that are securities under the Securities Act or applicable “Blue Sky” or other state securities law for the period of time necessary to permit any Loan Party to register the securities for public sale under the Securities Act or under applicable “Blue Sky” or other state securities laws, even if a Loan Party agrees to do so. In addition, to the extent not prohibited by applicable law, each Loan Party waives any right to prior notice (except to the extent expressly provided in this Agreement) or judicial hearing in connection with the taking possession or the disposition of any of the DIP Collateral, including any right which Loan Party otherwise would have.

(j) Receiver of the DIP Agent. The DIP Agent, at its option, at the written direction of the Required Lenders, may obtain the appointment of a receiver to take possession of the Investment Property and, at the option of the DIP Agent, a receiver may be empowered (i) to collect, receive and enforce all distributions, (ii) to exercise the rights of the DIP Agent as provided in this Agreement, (iii) to collect all other amounts owed to any Loan Party in respect of the Investment Property as and when due to any Loan Party, (iv) to otherwise collect, sell or dispose of the Investment Property, (v) to exercise all rights in and under the Investment Property; and (vi) to turn over all net proceeds to the DIP Agent. Each Loan Party irrevocably and unconditionally agrees that a receiver may be appointed by a court to take the actions listed above without regard to the adequacy of the security for the Obligations, and the actions of the receiver may be taken in the name of the receiver, any Loan Party or the DIP Agent.

(k) Election of Remedies. The DIP Agent (at the written direction of the Required Lenders) shall have the right to determine which rights, security, Liens or remedies the DIP Agent may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of the DIP Agent’s other rights, security, Liens or remedies with respect to any DIP Collateral or any of the DIP Agent’s rights or remedies under this Agreement or any other DIP Loan Document.

(l) Lender’s Obligations. Each Loan Party agrees that the DIP Agent shall not have any obligation to preserve rights to any DIP Collateral against prior parties or to marshal any DIP Collateral of any kind for the benefit of any other creditor of any Loan Party or any other Person. The DIP Agent shall not be responsible to any Loan Party or any other Person for loss or damage resulting from the DIP Agent’s failure to enforce its Liens or collect any DIP Collateral or proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party to any Secured Party.

(m) Waiver of Rights by Loan Parties. Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Borrower, on behalf of itself and the other Loan Parties, waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the DIP Agent on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever the DIP Agent may do in this regard, (ii) subject to the terms of the DIP Order, all rights to notice and a hearing prior to the DIP Agent’s taking possession or control of, or to the DIP Agent’s replevy, attachment or levy upon, the DIP Collateral or any bond or security which might be required by any court prior to allowing the DIP Agent to exercise any of its remedies and (iii) the benefit of all valuation, appraisal, marshaling and exemption laws. If any notice of a proposed sale or other disposition of any part of the DIP Collateral is required under applicable law, each Loan Party agrees that ten (10) calendar days prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made is commercially reasonable. Each Borrower, acknowledges, on behalf of itself and the other Loan Parties, that it has been advised by counsel of its choice with respect to the effect of the foregoing waivers and this Agreement, the other DIP Loan Documents and the transactions evidenced by this Agreement and the other DIP Loan Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date and year first written above.

FAT BRANDS ROYALTY I, LLC,
as a FBG DIP Borrower

By:	/s/ John C. DiDonato
Name:	John C. DiDonato
Title:	Chief Restructuring Officer

FAT BRANDS FAZOLI’S NATIVE I, LLC,
as a FBG DIP Borrower

By:	/s/ John C. DiDonato
Name:	John C. DiDonato
Title:	Chief Restructuring Officer

FAT BRANDS GFG ROYALTY I, LLC,
as a FBG DIP Borrower

By:	/s/ John C. DiDonato
Name:	John C. DiDonato
Title:	Chief Restructuring Officer

TWIN HOSPITALITY I, LLC,
as a Twin DIP Borrower

By:	/s/ John C. DiDonato
Name:	John C. DiDonato
Title:	Chief Restructuring Officer

[DIP Credit Agreement]

FAT BRANDS INC.,
as Parent

By:	/s/ John C. DiDonato
Name:	John C. DiDonato
Title:	Chief Restructuring Officer

TWIN HOSPITALITY GROUP INC.,
as Twin Manager

By:	/s/ John C. DiDonato
Name:	John C. DiDonato
Title:	Chief Restructuring Officer

[DIP Credit Agreement]

ACKNOWLEGED AND AGREED:

BUFFALO’S FRANCHISE CONCEPTS INC.

PONDEROSA FRANCHISING COMPANY LLC

PONDEROSA INTERNATIONAL DEVELOPMENT, INC.

PUERTO RICO PONDEROSA INC.

HURRICANE AMT, LLC

EB FRANCHISES, LLC

JOHNNY ROCKETS LICENSING CANADA, LLC

FATBURGER NORTH AMERICA, INC.

BONANZA RESTAURANT COMPANY LLC

YALLA MEDITERRANEAN FRANCHISING COMPANY, LLC

JOHNNY ROCKETS LICENSING, LLC

FAT VIRTUAL RESTAURANTS LLC

HDOS FRANCHISE BRANDS, LLC

HDOS FRANCHISING, LLC

HDOS SHOWCASE, LLC

HDOS BRAND AND MARKETING FUND, LLC

MARBLE SLAB FRANCHISE BRANDS, LLC

MARBLE SLAB FRANCHISING, LLC

MSC CORPORATE HOLDINGS, LLC

MARBLE SLAB BRAND AND MARKETING FUND LLC

AFB DISSOLUTION LLC

GAC FRANCHISE BRANDS,LLC

GAC FRANCHISING, LLC

GAC CORPORATE HOLDINGS, LLC

GAC BRAND AND MARKETING FUND, LLC

MINI BAKE BY GREAT AMERICAN COOKIES, LLC

MINI-BAKE BY GAC LLC

GAC MANUFACTURING, LLC

MAGGIEMOO’S FRANCHISE BRANDS, LLC

MAGGIEMOO’S FRANCHISING, LLC

MAGGIEMOO’S BRAND AND MARKETING FUND

PM FRANCHISE BRANDS, LLC

PM CORPORATE HOLDINGS, LLC

PM FRANCHISING, LLC

PM BRAND AND MARKETING FUND, LLC

GAC SUPPLY, LLC

PT FRANCHISE BRANDS, LLC

PT FRANCHISING, LLC

PT BRAND AND MARKETING FUND, LLC

ROUND TABLE PIZZA, INC.

ROUND TABLE ADVERTISING LLC

ROUND TABLE ADVERTISING FUND

[DIP Credit Agreement]

ROUND TABLE FRANCHISE CORPORATION

FAZOLI’S GROUP, INC.

FAZOLI’S RESTAURANT GROUP, INC.

FAZOLI’S PROMOTIONS, INC.

FAZOLI’S FRANCHISING SYSTEMS, LLC

FAZOLI’S FRANCHISING SYSTEMS CANADA, LLC

FAZOLI’S SYSTEMS MANAGEMENT, LLC

FAZOLI’S JOINT VENTURE, LTD.

FAZOLI’S HOLDING, LLC.

NATIVE GRILL AND WINGS FRANCHISING, LLC,

each as a FBG Subsidiary Guarantor

By:	/s/ John C. DiDonato
Name:	John C. DiDonato
Title:	Chief Restructuring Officer

[DIP Credit Agreement]

TWIN PEAKS BUYER, LLC

TWIN RESTAURANT HOLDING, LLC

TWIN RESTAURANT RE, LLC

TWIN RESTAURANT SARASOTA RE

TWIN RESTAURANT LIVE OAK RE, LLC

TWIN RESTAURANT MCKINNEY RE, LLC

TWIN RESTAURANT TERRELL RE, LLC

TWIN RESTAURANT PLANO RE, LLC

TWIN RESTAURANT NORTHLAKE RE, LLC

TWIN RESTAURANT IP, LLC

TWIN RESTAURANT DEVELOPMENT, LLC

TWIN RESTAURANT INVESTMENT COMPANY, LLC

TWIN RESTAURANT N IRVING, LLC

TWIN RESTAURANT N IRVING BEVERAGE HOLDING, LLC

TWIN RESTAURANT SAN ANTONIO

TWIN RESTAURANT SAN ANTONIO BEVERAGE HOLDING, LLC

TWIN RESTAURANT WESTERN CENTER, LLC

TWIN RESTAURANT WESTERN CENTER BEVERAGE HOLDING, LLC

TWIN RESTAURANT ODESSA, LLC

TWIN RESTAURANT ODESSA BEVERAGE HOLDING, LLC

TWIN RESTAURANT DENVER, LLC

TWIN RESTAURANT CENTENNIAL, LLC

TWIN RESTAURANT DENVER, LLC

TWIN RESTAURANT BROOMFIELD, LLC

TWIN RESTAURANT VIVA LAS VEGAS, LLC

TWIN RESTAURANT INVESTMENT COMPANY II, LLC

TWIN RESTAURANT EL PASO, LLC

TWIN RESTAURANT EL PASO BEVERAGE HOLDING, LLC

TWIN RESTAURANT NEW MEXICO, LLC

TWIN RESTAURANT FRANCHISE, LLC

TWIN RESTAURANT INTERNATIONAL FRANCHISE, LLC

TWIN RESTAURANT SUNLAND PARK, LLC

TWIN RESTAURANT SUNLAND PARK BEVERAGE HOLDING, LLC

TWIN RESTAURANT WESTOVER, LLC

TWIN RESTAURANT WESTOVER BEVERAGE HOLDING, LLC

TWIN RESTAURANT PARK NORTH, LLC

TWIN RESTAURANT PARK NORTH MANAGEMENT, LLC

TWIN RESTAURANT PARK NORTH BEVERAGE HOLDING, LLC

TWIN RESTAURANT S FORT WORTH, LLC

TWIN RESTAURANT S FORT WORTH BEVERAGE HOLDING, LLC

TWIN RESTAURANT WARRENVILLE, LLC

TWIN RESTAURANT LV-2 LLC

TWIN RESTAURANT LITTLE ROCK, LLC

TWIN RESTAURANT OAKBROOK, LLC

TP FRANCHISE VENTURE I, LLC

[DIP Credit Agreement]

TP TEXAS RESTAURANT SERVICES, LLC

TP TEXAS BEVERAGE SERVICES, LLC

TP FRANCHISE AUSTIN, LLC

TP FRANCHISE ROUND ROCK, LLC

TP TEXAS BEVERAGES, LLC

TWIN RESTAURANT, LLC

TWIN RESTAURANT JV HOLDING, LLC

TPJV2, LLC

TWIN RESTAURANT JV MANAGEMENT, LLC

TP GA, LLC

TWIN RESTAURANT NEWPORT NEWS, LLC

TWIN RESTAURANT KISSIMMEE, LLC

TWIN RESTAURANT CITRUS PARK, LLC

TWIN RESTAURANT CHESAPEAKE, LLC

TWIN RESTAURANT TYNGSBORO, LLC

TWIN RESTAURANT VIRGINIA BEACH, LLC

TWIN RESTAURANT MCKINNEY, LLC

TWIN RESTAURANT MCKINNEY BEVERAGE HOLDING, LLC

TWIN RESTAURANT BEVERAGE HOLDING, LLC

TWIN RESTAURANT BEVERAGE – TEXAS, LLC

TWIN RESTAURANT LEWISVILLE, LLC

TWIN RESTAURANT SAN MARCOS, LLC

TWIN RESTAURANT SAN MARCOS MANAGEMENT, LLC

TWIN RESTAURANT SAN MARCOS BEVERAGE HOLDING, LLC

TWIN RESTAURANT FRISCO, LLC

TWIN RESTAURANT MIDLAND, LLC

TWIN RESTAURANT MIDLAND BEVERAGE HOLDING, LLC

TWIN RESTAURANT LIVE OAK, LLC

TWIN RESTAURANT LIVE OAK MANAGEMENT, LLC

TWIN RESTAURANT LIVE OAK BEVERAGE HOLDING, LLC

TWIN RESTAURANT SAN ANGELO, LLC

TWIN RESTAURANT SAN ANGELO MANAGEMENT, LLC

TWIN RESTAURANT SAN ANGELO BEVERAGE HOLDING, LLC

TWIN RESTAURANT AMARILLO, LLC

TWIN RESTAURANT AMARILLO MANAGEMENT, LLC

TWIN RESTAURANT AMARILLO BEVERAGE HOLDING, LLC

TWIN RESTAURANT BURLESON, LLC

TWIN RESTAURANT BURLESON MANAGEMENT, LLC

TWIN RESTAURANT BURLESON BEVERAGE HOLDING, LLC

TWIN RESTAURANT GRAND PRAIRIE, LLC

TWIN RESTAURANT GRAND PRAIRIE MANAGEMENT, LLC

TWIN RESTAURANT GRAND PRAIRIE BEVERAGE HOLDING, LLC

TWIN RESTAURANT LAKELAND, LLC

[DIP Credit Agreement]

TWIN RESTAURANT BRANDON, LLC

TWIN RESTAURANT SARASOTA, LLC

TWIN RESTAURANT NORTHLAKE, LLC

TWIN RESTAURANT NORTHLAKE BEVERAGE HOLDING, LLC,

TWIN RESTAURANT PLANO, LLC

TWIN RESTAURANT PLANO BEVERAGE HOLDING, LLC

TWIN RESTAURANT TERRELL, LLC

TWIN RESTAURANT TERRELL BEVERAGE HOLDING, LLC

TWIN RESTAURANT FL PAYROLL, LLC

BARBEQUE INTEGRATED, INC.

SMOKEY BONES, LLC

GMR OF PENNSYLVANIA-SB PROPERTIES, LLC

INTEGRATED CARD SOLUTIONS, LLC,

each as a Twin Subsidiary Guarantor

By:	/s/ John C. DiDonato
Name:	John C. DiDonato
Title:	Chief Restructuring Officer

[DIP Credit Agreement]

UMB BANK, N.A.,
as DIP Agent

By:	/s/ Prital K. Patel
Name:	Prital K. Patel
Title:	Vice President

[FBG & Twin – DIP Credit Agreement]

Lender Signature Pages, Schedules, and Exhibits Omitted

EXHIBIT B

STIPULATED ALLOCATION